Exhibit 4.7

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                    LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES,
                            RENTS, ISSUES AND PROFITS

                                       and

                      SECURITY AGREEMENT AND FIXTURE FILING

                                      among

                     MOBILE ENERGY SERVICES COMPANY, L.L.C.

                                      and

                        THE INDUSTRIAL DEVELOPMENT BOARD
                         OF THE CITY OF MOBILE, ALABAMA

                                  as Mortgagors

                                       and

                            BANKERS TRUST (DELAWARE)

                                  as Mortgagee

                           Dated as of August 1, 1995

                           Location: County of Mobile
                                State of Alabama

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THIS INSTRUMENT IS FILED AND SHALL CONSTITUTE A FIXTURE FILING IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 7-9-402(6) OF THE CODE OF
ALABAMA.

THIS INSTRUMENT IS A "CONSTRUCTION MORTGAGE" AS DEFINED IN SECTION 7-9-313(1)(C) OF THE CODE OF ALABAMA AND SECURES, AMONG OTHER OBLIGATIONS, AN OBLIGATION INCURRED FOR THE CONSTRUCTION OF AN IMPROVEMENT ON LAND.

THIS INSTRUMENT WAS PREPARED BY AND SHOULD BE RETURNED TO T. BRUCE McGOWIN, ESQ., HAND, ARENDALL, BEDSOLE, GREAVES & JOHNSTON, L.L.C., 3000 FIRST NATIONAL BANK BUILDING, MOBILE, ALABAMA 36602.

                                TABLE OF CONTENTS

                                                                          Page

CERTAIN DEFINITIONS.......................................................  3

GRANTING CLAUSE...........................................................  3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF MORTGAGOR....................  9

1.  Rights and Obligations................................................  9
2.  Payments..............................................................  9
3.  Compliance With Law...................................................  9
4.  Warranty of Title.....................................................  9
5.  No Actions or Proceedings............................................. 10
6.  After-Acquired Property............................................... 10
7.  Maintenance and Modification of Collateral by
    Mortgagor............................................................. 10
8.  Liens................................................................. 10
9.  Taxes and Governmental and Utility Charges............................ 11
10. Condemnation.......................................................... 11
11. Leases and Rents...................................................... 12
12. Concerning the Conveyance Leases...................................... 13
13. Transfer or Encumbrance of the Collateral............................. 15
14. Advances.............................................................. 15
15. Indemnification; Waiver of Offset..................................... 16
16. Security Agreement.................................................... 17
17. Performance of Other Agreements....................................... 18

MORTGAGE EVENTS OF DEFAULT/REMEDIES....................................... 21

18. Mortgage Events of Default............................................ 21
19. Mortgagee's Right to Cure Defaults.................................... 21
20. Non-Waiver............................................................ 22
21. Remedies.............................................................. 22
22. Mortgagor as Tenant Holding Over...................................... 27
23. Leases................................................................ 27

MISCELLANEOUS............................................................. 27

24. Filing of Mortgage, etc............................................... 27
25. Usury Laws............................................................ 27
26. Option To Release Certain Real Estate................................. 28
27. Release of Collateral................................................. 29
28. Severability.......................................................... 29
29. Notices............................................................... 29
30. Amendments, Changes and Modifications................................. 29
31. Fixture Financing Statement........................................... 29
32. Invalidity of Certain Provisions...................................... 30
33. No Merger............................................................. 30
34. Matters in Bankruptcy................................................. 30
35. Environmental Matters................................................. 30
36. Estoppel Affidavits................................................... 31
37. Assignment............................................................ 31

38. Entire Agreement...................................................... 31
39. Action Affecting the Collateral....................................... 31
40. Actions by Mortgagee to Preserve the Collateral....................... 31
41. Remedies Not Exclusive................................................ 32
42. Relationship.......................................................... 32
43. Time of the Essence................................................... 32
44. Severance of Counterclaims............................................ 32
45. Notice Limiting Advances.............................................. 33
46. Governing Law......................................................... 33
47. Shared Draftsmanship.................................................. 33
48. No Third Party Beneficiary............................................ 33
49. Security Only......................................................... 33
50. Release by Mortgagee.................................................. 33
51. Further Assurances.................................................... 33
52. Limitation of Liability of Mortgagee.................................. 33
53. Conflict with Intercreditor Agreement................................. 34
54. Effect of Termination of Intercreditor Agreement...................... 34
55. IDB Joinder........................................................... 34
56. Limited Recourse...................................................... 34

APPENDIX A  -              Defined Terms
EXHIBIT A   -              Leased Premises
EXHIBIT B   -              Conveyance Leases
EXHIBIT C   -              Easement Premises
EXHIBIT D   -              Easements

         This LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES, RENTS, ISSUES AND PROFITS AND SECURITY AGREEMENT AND FIXTURE FILING (this "Mortgage"), made as of the first day of August, 1995, by and between MOBILE ENERGY SERVICES COMPANY, L.L.C., an Alabama limited liability company, as a mortgagor, having its usual place of business at 900 Ashwood Parkway, Suite 300, Atlanta, Georgia 30338 (together with its permitted successors and assigns, the "Company"), THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MOBILE, ALABAMA, having its usual place of business at 451 Government Street; Mobile, Alabama 36602, as a mortgagor (the "IDB" and, singularly or plurally, as applicable, with the Company, the "Mortgagors"), and BANKERS TRUST (DELAWARE), a Delaware banking corporation, having its usual place of business at Four Albany Street, New York, New York 10006, not individually, but solely in its capacity as Collateral Agent under the Intercreditor Agreement referred to below for each of the Indenture Trustee, the Tax-Exempt Indenture Trustee and the Working Capital Facility Provider referred to below (the "Collateral Agent").

                              W I T N E S S E T H :

                  WHEREAS, the Mortgagors hold certain interests in certain real property that are being mortgaged to the Collateral Agent pursuant to this Mortgage;

                  WHEREAS, the Company holds interests in certain real property described in Exhibit A (collectively, the "Leased Premises") and in certain facilities constructed on the Leased Premises (collectively, the "Facilities"), under and pursuant to the documents described in Exhibit B (collectively, the "Conveyance Leases");

                  WHEREAS, the Company further holds interests in certain real property described in Exhibit C (collectively, the "Easement Premises"), under and pursuant to the documents described in Exhibit D (collectively, the "Easements");

                  WHEREAS, the Facilities are and will be constructed upon the Leased Premises and the Easement Premises (the Leased Premises, the Easement Premises and the Easements collectively, the "Site");

                  WHEREAS, the IDB holds interests in certain real property described in Exhibit A-2, and in certain facilities and assets constructed on the Leased Premises (collectively, the "IDB Properties");

                  WHEREAS, the Company will issue certain bonds in connection with the Site and the Facilities in a principal amount equal to $255,210,000 (the "First Mortgage Bonds");

                  WHEREAS, the First Mortgage Bonds are to be issued pursuant to that certain Trust Indenture, dated as of August 1, 1995 (the "Indenture"), by and among the Company, MOBILE ENERGY SERVICES HOLDINGS, INC., an Alabama corporation

         ("Mobile Energy"), and FIRST UNION NATIONAL BANK OF GEORGIA, as trustee (the "Indenture Trustee");

                  WHEREAS, the proceeds of the First Mortgage Bonds will be used to, among other things, (a) repay to The Southern Company, a Delaware corporation ("Southern"), a bridge loan in the principal amount of $190,000,000 and distribute to the Company's owners approximately $10,600,000, which, in turn will be dividended to Southern, (b) repay to Southern Electric International, Inc., a Delaware corporation ("Southern Electric"), approximately $200,000 representing certain costs incurred by Southern Electric associated with the offering of the First Mortgage Bonds and the Tax-Exempt Bonds, (c) transfer approximately $9,200,000 to the Company for deposit into the Capital Budget Subaccount (as defined herein) to finance Project Costs (as defined herein), (d) apply approximately $1,400,000 pay outstanding attorneys' fees associated with the acquisition of the Energy Complex (as defined herein), (e) apply approximately $9,300,000 to pay certain financing costs incurred in connection with the transactions contemplated by the Financing Documents (as defined herein), including certain financing costs incurred in connection with the offering of the Tax-Exempt Bonds and (f) apply approximately $32,300,000 to pay breakage costs in connection with the termination of the interest rate hedging arrangements entered into in connection with the acquisition of the Site and the Facilities;

                  WHEREAS, concurrently with the issuance of the First Mortgage Bonds, the IDB will issue a series of tax-exempt bonds (the "Tax-Exempt Bonds") for the purpose of refunding $85,000,000 of the IDB's Variable Rate Demand Solid Waste Revenue Refunding Bonds (Scott Paper Project) Series 1984 A,
         B, C, D and E;

                  WHEREAS, the IDB will issue the Tax Exempt Bonds pursuant to that certain Amended and Restated Trust Indenture, dated as of August 1, 1995 (the "Tax-Exempt Indenture"), by and between the IDB and FIRST UNION NATIONAL BANK OF GEORGIA, as trustee (the "Tax-Exempt Indenture Trustee"), in a principal amount equal to $85,000,000; and payments on the Tax-Exempt Bonds shall be made from, and secured by, payments made by the Company pursuant to that certain Amended and Restated Lease Agreement, dated as of August 1, 1995 (the "IDB Lease Agreement"), by and among the IDB, the Company and Mobile Energy;

                  WHEREAS, BANQUE PARIBAS (together with its permitted successors and assigns or any other Person (as defined herein) providing funds for the working capital needs of the Company in accordance with the Financing Documents, the "Working Capital Facility Provider") will provide up to $15,000,000 (multiplied by the Working Capital Escalation Factor (as defined herein) as in effect the, Working Capital Facility

         Commitment (as defined herein) is first established) of funds for the working capital needs of Mortgagee pursuant to that certain Revolving Credit Agreement, dated as of August 1, 1995 (or any other Contract (as defined herein) pursuant to which funds for the working capital needs of Mortgagee are provided in accordance with the Indenture and the Tax-Exempt Indenture, the "Working Capital Facility"), by and between the Company and the Working Capital Facility Provider;

                  WHEREAS, as security for the Company's obligations under the Indenture in connection with the issuance of the First Mortgage Bonds, the Indenture Trustee has required that Mortgagors grant Mortgagee a first priority mortgage and lien on and security interest in the Collateral (as defined herein);

                  WHEREAS, as security for the Company's obligations under the IDB Lease Agreement in connection with the issuance of the Tax-Exempt Bonds, the Tax-Exempt Indenture Trustee has required that Mortgagors grant to Mortgagee a first priority mortgage and lien on and security interest in the Collateral;

                  WHEREAS, as security for the Company's obligations under the Working Capital Facility, the Working Capital Facility Provider has required Mortgagors to grant to Mortgagee a first priority mortgage and lien on and security interest in the Collateral;

                  WHEREAS, pursuant to that certain Intercreditor and Collateral Agency Agreement, dated as of August 1, 1995 (the "Intercreditor Agreement"), by and among the Indenture Trustee (on behalf of the holders from time to time of the Indenture Securities (as defined herein), the Tax-Exempt Indenture Trustee (on behalf of the holders from time to time of the Tax-Exempt Indenture Securities (as defined herein), the Working Capital Facility Provider (the Trustee, the Tax-Exempt Trustee and the Working Capital Facility Provider, collectively, the "Senior Secured Parties"), the Collateral Agent, the IDB, the Company and Mobile Energy, the Senior Secured Parties have required Mortgagors to grant to Mortgagee a first priority mortgage and lien on and security interest in the Collateral; and

                  WHEREAS, this Mortgage is intended to ratably secure each of the Secured Obligations (as defined herein) pari passu.

         NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and FOR THE PURPOSE OF SECURING the payment and performance of the Secured Obligations, which Secured Obligations may increase, decrease and increase again, from time to time, Mortgagors and Mortgagee hereby agree as follows:

                               CERTAIN DEFINITIONS

         For all purposes of this Mortgage, except as otherwise expressly provided in this Mortgage or unless the context otherwise requires, all terms used herein shall have the meanings set forth in Appendix A.

                                 GRANTING CLAUSE

         In order to secure the payment of all Financing Liabilities (as defined in Appendix A, and including advances, obligations or value relating to future advances, open-end revolving and other lines of credit) and other sums, amounts and expenses incurred hereunder and under the other Financing Documents by Mortgagee according to the terms hereof, together with interest thereon, and to secure the payment of such additional advances as may be made pursuant to and in accordance with the Financing Documents to Mortgagors (it being agreed that Financing Liabilities shall include advances under the Working Capital Facility), for any purpose, provided that all such advances are to be made within such lesser period of time as may be provided by Law as a prerequisite for the sufficiency of actual notice or record notice of the optional additional advances as against the rights of creditors or subsequent purchasers for valuable consideration, and to secure all other obligations under the Financing Documents (all of the aforesaid are hereinafter referred to collectively as the "Secured Obligations"), (i) the Company has bargained and sold and hereby irrevocably grants, bargains, sells, remises, releases, conveys, warrants, assigns, transfers, mortgages, pledges, delivers, grants a security interest, sets over and confirms unto Mortgagee for the benefit and use of the Senior Secured Parties forever, with warranties of title as set forth in Section 4, subject to the terms and conditions hereinafter set forth, all rights, title and interests of the Company in all its property (real and personal) of whatsoever nature and wherever located, and whether now held, owned or hereafter acquired, including without limitation, all interest of the Company in the properties, estates, rights and interests described in (a)-(x) below (except as to property, estate, rights and interest expressly excluded herefrom), and (ii) the IDB has bargained and sold and hereby irrevocably grants, bargains, sells, remises, releases, conveys, warrants, assigns, transfers, mortgages, pledges, delivers, grants a security interest, sets over and confirms unto Mortgagee for the benefit and use of the Senior Secured Parties forever, with warranties of title as set forth in Section 4, subject to the terms and conditions hereinafter set forth, all right, title and interest of the IDB, whether now held, owned or hereafter acquired in and to all property, estate, rights and interests of the IDB in the properties, estates, rights and interests described in (a)-(x) below (except as to property, estate, rights and interests expressly excluded herefrom) (all such property, estate, rights and interests hereby granted by the Company and the IDB not expressly excluded herefrom being hereinbefore and hereinafter collectively referred to as the "Collateral").

         The Collateral shall include:

                  (a) any and all of the estate, right, title and interest of IDB in and to the IDB Properties;

                  (b) any and all of the estate, right, title and interest of each Mortgagor in the Leased Premises, including the leasehold estate created by the Conveyance Leases and any fee estate, right, title and interest in the Leased Premises that either of them may acquire during the term of this Mortgage;

                  (c) any and all of the estate, right, title and interest of each Mortgagor under and pursuant to, and all modifications, extensions and renewals of, the Easements and the rights created thereunder;

                  (d) any and all of the estate, right, title and interest of each Mortgagor under and pursuant to, and all modifications, extensions and renewals of, each of the Conveyance Leases, including (i) all monies and claims for monies due and to become due thereunder and (ii) all rights of either of them to exercise any remedy, election or option or to make any decision or determination or to give any notice, consent, waiver or approval under or in respect of any of the Conveyance Leases;

                  (e) any and all of the estate, right, title and interest of each Mortgagor in the buildings, improvements and fixtures now or hereafter located on the Site (hereinafter referred to as the "Improvements");

                  (f) any and all of the estate, right, title, interest, claim or demand of any nature whatsoever of each Mortgagor, either in Law or in equity, in possession or expectancy, in and to the Collateral and in all replacements, substitutes, renewals, betterments and extensions of, and all additions and appurtenances to, any of the Collateral, or any part thereof (including any subsequent fee interest of either of them), and all conversions of the security constituted thereby, which, immediately upon such conversion, and in each case without further mortgage, conveyance, assignment or other act by either of them shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by such Mortgagor and specifically described herein;

                  (g) any and all of the estate, right, title and interest of each Mortgagor in the easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, revocable consents, options, appendages and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Collateral (including any and all development rights, air rights, water rights, minerals, mineral rights or similar or comparable rights of any nature whatsoever now or hereafter appurtenant to the Leased Premises or now or hereafter transferred to the Leased Premises, together with any and all rights of each Mortgagor to renew, extend, supplement, amend, cancel or terminate the same (which rights to renew, extend, supplement, amend, cancel or terminate shall be subject to the approval required under the Intercreditor Agreement), and each Mortgagor's estate, right, title and interest in all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Site to the center line thereof;

                  (h) any and all of the estate, right, title and interest of each Mortgagor in all machinery, apparatus, equipment, fittings, fixtures and other property of every kind and nature whatsoever owned by either of them, or in which either of them has or shall have an interest, now or hereafter located upon the Site and/or the Improvements or appurtenances thereto, and usable in connection with the present or future operation and occupancy of the Site and/or the Improvements and/or the Facilities and all equipment, materials, supplies, apparatus and other items now or hereafter attached to, installed in or used (temporarily or permanently) on or in connection with the present or future operation and occupancy of the Site and/or the Improvements and/or the Facilities, of any nature whatsoever, owned by either of them, or in which either of them has or shall have an interest, now or hereafter located upon the Site and/or the Improvements and/or the Facilities and all renewals, replacements and substitutions thereof and additions thereto owned by either of them or in which either of them has or shall have an interest, including any and all partitions, ducts, shafts, pipes, radiators, conduits, wiring, floor coverings, awnings, motors, engines, boilers, stokers, pumps, dynamos, transformers, turbines, generators, fans, blowers, vents, switchboards, elevators, mail or coal conveyors, escalators, compressors, furnaces, cleaning equipment, call and sprinkler systems, fire extinguishing apparatus, water and other tanks, heating, ventilating, plumbing, laundry, incinerating, air conditioning and air cooling systems and water, gas, telephone, telecommunications, telemetry and electric equipment (hereinafter collectively referred to as the "Equipment"), and the right, title and interest of either of them in and to any of the Equipment that may be subject to any security agreements (as defined in the Uniform Commercial Code as in effect in the State of Alabama (the "UCC")), superior in lien to the lien of this Mortgage;

                  (i) any and all of the estate, right, title, interest, claim or demand of any nature whatsoever of each Mortgagor, in Law or in equity, in and to all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Collateral, from the exercise of the right of eminent domain, condemnation or otherwise

         (including any transfer made in lieu of the exercise of said right), changes of grade of street or for any other injury to or decrease in the value of the Collateral now or hereafter located thereon, whether direct or consequential, which said awards and payments are hereby assigned, and Mortgagee is hereby authorized to collect and receive the proceeds thereof (which shall be applied according to the provisions of the Intercreditor Agreement) and to give proper receipts and acquittances therefor;

                  (j) any and all of the estate, right, title, interest, claim or demand of any nature whatsoever of each Mortgagor, in Law or in equity, in and to all refunds or rebates of taxes or charges in lieu of taxes, now or hereafter assessed or levied against the Collateral (which shall be applied according to the provisions of the Intercreditor Agreement);

                  (k) any and all of the estate, right, title, claim, demand and interest of each Mortgagor in and to all leases (including oil, gas and other mineral leases), lettings, occupancy agreements, subleases, franchises, licenses, concessions, permits, contracts and other agreements affecting the use or occupancy of the Collateral, or any part thereof, now or hereafter entered into and any renewals or extensions thereof (hereinafter referred to collectively as the "Leases") and all right, title and interest of either of them thereunder, including the right to receive the rents, issues and profits of the Collateral (subject to the terms and conditions hereinafter set forth), including the proceeds of all minerals, steam, electricity, hydrocarbons, green liquor and similar substances produced from the Collateral and all delay rentals and bonuses from any steam, electricity, and any oil, gas or other mineral lease (hereinafter referred to collectively as the "Rents");

                  (l) any and all of the estate, right, title, interest, claim or demand of any nature whatsoever of each Mortgagor, in Law or in equity, in and to all "accounts," "inventory", "equipment" and "general intangibles" (as such quoted terms are defined in the UCC as in effect on the date hereof) and all contract rights in connection therewith, now or hereafter owned by either of them, or in which either of them now has or hereafter shall have any right, title or interest, now or hereafter located upon, arising in connection with or concerning the Collateral; provided, however, that no Debt Service Reserve Account, Tax-Exempt Debt Service Reserve Account or Mill Owner Maintenance Reserve Account, nor (except in the case of the Mill Owner Maintenance Reserve Account, to the extent in excess of $2 million) any monies contained therein or hereafter transferred thereto or deposited therein (nor any right to receive monies thereunder), shall be included in the Collateral and no mortgage, lien or security interest therein shall be deemed to be created hereby;

                  (m) any and all of the estate, right, title, interest, claim or demand of any nature whatsoever of each Mortgagor, in Law or in equity, in and to the Intercreditor Agreement Accounts, together with any right to payment for goods sold or leased or for services rendered in connection with the Intercreditor Agreement Accounts, whether or not it has been earned by performance;

                  (n) any and all of the estate, right, title, interest, claim or demand of any nature whatsoever of each Mortgagor, in Law or in equity, in and to all proceeds of and any unearned premiums on any insurance policies covering the Collateral and title thereto, including the right to receive the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to or impairment of title to the Collateral (which shall be applied according to the provisions of the Intercreditor Agreement);

                  (o) to the extent permitted by Law, the nonexclusive right, in the name and on behalf of each Mortgagor, to appear in and defend any action or proceeding brought with respect to the estate, right, title or interest of either of them in and to the Collateral and to commence any action or proceeding to protect the estate, right, title or interest of Mortgagee in and to the Collateral (subject, however, to the provisions of this Mortgage hereinafter set forth and the provisions of the Intercreditor Agreement);

                  (p) any and all of each Mortgagor's right, title and interest in and to all plans and specifications prepared for construction of the Facilities, Improvements or other development of the Collateral (including all amendments, modifications, supplements, general conditions and addenda thereof or thereto) and all studies, data and drawings (including architectural, engineering, mechanical and electrical drawings) related thereto, and all contracts and agreements of either of them relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings or to the construction of the Facilities and Improvements on the Collateral;

                  (q) any and all of each Mortgagor's right, title and interest in and to all contracts with property managers, surveyors, real estate advisors and consultants, real estate brokers and other like agents and professionals that relate to any part of the Collateral, including any of the Improvements constructed or to be constructed on the Collateral, and all maps, reports, surveys, and studies of or relating to any of the Collateral, now or hereafter owned by either of them or in which either of them has or hereafter shall have an interest and now or hereafter in the possession of either of them or any such agent or professional;

                  (r) to the extent permitted by Law, any and all of each Mortgagor's right, title and interest in and to all present and future Governmental Approvals in any way relating or pertaining to the Collateral; provided, however, that any of the Governmental Approvals that by their terms or by operation of Law would become void, voidable, terminable or revocable or would constitute a breach or default thereunder if pledged or assigned hereunder or if a security interest therein were granted hereunder are expressly excepted and excluded from the lien and terms of this Mortgage to the extent necessary to avoid such voidness, voidability, terminability, revocability, breach or default;

                  (s) any and all of each Mortgagor's right, title and interest in and to all warranties, indemnities and guarantees of contractors, subcontractors, materialmen, vendors and suppliers relating to the Improvements and the Facilities;

                  (t) any and all right, title and interest of each Mortgagor in and under the "Collateral" described in the Security Agreement;

                  (u) to the extent permitted by Law, any and all of each Mortgagor's rights to file for record a notice limiting the maximum principal amount that may be secured by this Mortgage and any and all of each Mortgagor's rights under applicable Law to reject any of the Financing Documents in the event of bankruptcy;

                  (v) to the extent permitted by Law, any and all of each Mortgagor's rights and remedies at any time arising under or pursuant to Section 365(h) of the United States Bankruptcy Code, including all of the Company's and the IDB's rights to remain in possession of all or any part of the Collateral;

                  (w) any and all right, title and interest hereafter acquired by each Mortgagor in and to any and all of the real and personal property described in paragraphs (a) through (u) above, whether pursuant to any option contained in any of the Conveyance Leases or otherwise; and

                  (x) any and all of the estate, right, title, interest, claim or demand of any nature whatsoever of each Mortgagor, in Law or in equity, in and to all products and proceeds of any of the Collateral herein described.

         TO HAVE AND TO HOLD the above granted and described Collateral unto Mortgagee and its successors and assigns, on behalf of the Senior Secured Parties and their successors and assigns, forever, to secure the Secured Obligations, subject to the terms and conditions hereinafter set forth.

         SUBJECT only to Permitted Liens and the matters described in Exhibit A-2, which describes the IDB Properties.

         PROVIDED HOWEVER, that the mortgage, lien and security interest granted hereby in favor of Mortgagee shall be released without condition as to monies deposited into any Indenture Account or Tax-Exempt Indenture Account or into the Mill Owner Maintenance Reserve Account upon, in each case, the deposit of such monies therein, and the Collateral shall not include, and no Security Interest is granted hereby in, any right, title or interest of Debtor in any Indenture Account or Tax-Exempt Indenture Account or the Mill Owner Maintenance Reserve Account, all sums of money, from any source whatsoever, now or hereafter transferred to or deposited into any Indenture Account or Tax-Exempt Indenture Account (or delivered to the Indenture Trustee or the Tax-Exempt Indenture Trustee for deposit therein) or, except to the extent monies on deposit therein exceed $2,000,000, the Mortgagee's right to receive such excess from the Mill Owner Maintenance Reserve Account, including, in each case, all credit balances therein, any and all cash and investments at any time on deposit in any Indenture Account or any Tax-Exempt Indenture Account or the Mill Owner Maintenance Reserve Account, and any and all interest, dividends and other income derived from such monies and investments on deposit therein and all certificates, passbooks and instruments representing any Indenture Account or Tax-Exempt Indenture Account or the Mill Owner Maintenance Reserve Account and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any Indenture Account or Tax-Exempt Indenture Account or the Mill Owner Maintenance Reserve Account.

         PROVIDED FURTHER, HOWEVER, that the mortgage, lien and security interest granted hereby by the IDB in favor of Mortgagee shall be, and shall at all times continue to be, subject and subordinate in all respects the matters set forth in Exhibit A-2 hereto, including, in each case, any renewal, modification, extension, substitution, replacement or consolidation thereof. Such subordination shall not be affected by any further advance, repayment and readvance or prepayment under or in respect of any instrument secured by the Tax-Exempt Indenture.

         PROVIDED FURTHER, HOWEVER, that if the Secured Obligations are paid in full in accordance with the Financing Documents, then this Mortgage shall cease, terminate and be void in accordance with Section 50 of this Mortgage.

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF MORTGAGORS

         1. Rights and Obligations. This Mortgage shall not be construed to be a consent by Mortgagee to any contract, lease, license, permit or governmental action or to impose any obligation with respect to the same.

         2. Payments. The Company shall pay all sums, including interest, secured hereby when due, as provided for in the Financing

Documents and in this Mortgage, and any renewal, extension or modification of any thereof.

         3. Compliance With Law. The Company shall comply with all applicable Law and Governmental Approvals to the extent contemplated hereby or by any of the other Financing Documents.

         4.       Warranty of Title.

         (a) The Company is the sole owner and holder of the entire tenant's interest under the Conveyance Leases, free and clear of any Liens and encumbrances except for Permitted Liens.

         (b) The Company has full right, power and authority to mortgage its right, title and interest in and under the Conveyance Leases to Mortgagee pursuant hereto, and each lessor under the Conveyance Leases (a "Ground Lessor") has granted its express consent to this Mortgage.

         (c) Each of the Conveyance Leases is in full force and effect and such Mortgagor has not waived any of its rights thereunder.

         (d) Neither the Company nor, to the knowledge of the Company, any Ground Lessor is in material default with respect to any of the terms of any of the Conveyance Leases and the Company knows of no acts or occurrences constituting a material default thereunder.

         (e) The Company knows of no adverse claim to the title or possession of the Company or any Ground Lessor with respect to any part of the Site, except for Permitted Liens.

         (f) The Company has received no notice from any Ground Lessor terminating any of the Conveyance Leases or demanding performance or compliance with any of the terms, covenants or conditions thereof.

         (g) Since the Company acquired its interest in the Facility, no fire or casualty has affected the Site and the Company knows of no proposed condemnation or eminent domain proceeding or settlement in lieu thereof that may affect the Site.

         (h) (i) The Company is now, and after giving effect to this Mortgage, will be, in a solvent condition, (ii) the execution and delivery of this Mortgage by the Company does not constitute a "fraudulent conveyance" within the meaning of Title 11 of the United States Code as now constituted or under any other applicable Law and (iii) no bankruptcy or insolvency proceedings are pending or contemplated by or, to the knowledge of the Company, threatened against the Company.

         5. No Actions or Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, the Facilities, the Site or the Collateral, or that involve the validity or enforceability of this Mortgage or the priority of the lien hereof, at Law or in equity, or before or by any Governmental Authority.

         6. After-Acquired Property. Unless expressly excluded hereby, all property at any time acquired by the Company shall, immediately upon the acquisition thereof by the Company and without any further act, become and be subject to the lien of this Mortgage as Collateral, as fully and completely as though now owned by the Company, and specifically described in the granting clauses hereof.

         7.       Maintenance and Modification of Collateral by Mortgagor.

         (a) The Company agrees that at no time will the Company permit waste to be committed upon the Collateral and the Company will operate and maintain the Collateral or cause the Collateral to be operated and maintained pursuant to
Section 5.6 of the Indenture and Section 4.6 of the IDB Lease Agreement and to any comparable provision of the Working Capital Facility. The Company agrees that it shall not modify, nor cause to be modified, the Collateral, or any part thereof, except as expressly permitted by the other Financing Documents.

         (b) Any property for which a substitution or replacement is made as permitted by the Financing Documents may be disposed of by the Company in any manner and in the sole discretion of the Company free and clear of the lien of this Mortgage.

         8. Liens. The Company will not permit any mechanic's, materialmen's or other Lien or encumbrance, other than Permitted
Liens, to be established or remain against the Collateral, and if any such liens are filed, the Company shall promptly have them removed by bond or otherwise.

         9.       Taxes and Governmental and Utility Charges.

          (a) The Company will pay or cause to be paid, before the date when interest (provided that "interest" shall not include discounts for early payment under the Law of the State of Alabama (the "State")) and penalties become due thereon, all taxes and governmental and utility charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Collateral or any part thereof (other than taxes or charges that are the subject of a Good Faith Contest), including, without limiting the generality of the foregoing, (i) all ad valorem taxes levied against the Collateral and any other taxes levied upon the Collateral that, if not paid, will become a Lien on the receipts from the Collateral or against the Collateral or any interest therein or the revenues derived therefrom; (ii) all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Collateral that, if not paid, will become a Lien on the receipts from the Collateral or a Lien against the Collateral or any interest therein or the revenues derived therefrom; and (iii) all assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on the Collateral, provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments when and as they are required to be paid.

         (b) In the event of the passage after the date of this Mortgage of any Law of the State or in any other state in which the Collateral is located, changing in any way the Laws now in force for the taxation of mortgages, deeds of trust or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes so as to adversely affect the interest of Mortgagee, then and in such event, the Company shall bear and pay the full amount of such taxes; provided, however, that if for any reason payment by the Company of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the loan or indebtedness secured hereby wholly or partially usurious under any of the terms or provisions of this Mortgage, or otherwise, Mortgagee may, at its option, either (i) exercise its remedies under Section 21 as soon as the failure to pay such taxes results in a Mortgage Event of Default (as defined herein) or (ii) waive, as directed by the Required Senior Creditors in Senior Creditor Certificates, any such Mortgage Event of Default and any payment received from the Company to the extent of such unlawful or usurious amount and the Company shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of said taxes.

         10. Condemnation. Notwithstanding any taking by any public or other body given the power of eminent domain through eminent domain, condemnation or otherwise, the Company shall continue to pay the Secured Obligations at the time and in the manner provided for their payment in the Financing Documents, and the Secured Obligations shall not be reduced until, and only to the extent that, any award of payment therefor shall have been actually received and applied by Mortgagee in accordance with the Intercreditor Agreement to the discharge of the Secured Obligations. The Company shall file and prosecute its claim or claims for any award or payment in a Good Faith Contest and shall cause the same to be collected and paid over to Mortgagee for application as set forth in the Intercreditor Agreement. Each Mortgagor hereby irrevocably authorizes and empowers Mortgagee in the name thereof or otherwise to collect and receive any such award or payment and to file and prosecute such claim or claims if (a) either Mortgagor fail to do so within a reasonable time prior to the expiration of the period allowed therefor by applicable Law or (b) a Mortgage Event of Default hereunder has occurred and is continuing. Although it is hereby expressly agreed that the same shall not be necessary in any event, the Company shall, upon demand of Mortgagee upon advice of counsel, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to Mortgagee free and clear of any encumbrances of any kind or nature whatsoever.

         11.      Leases and Rents.

         (a) Except as provided in the Financing Documents, the Company shall not lease or sublease, as lessor, all or any portion of the Leased Premises.

         (b) Each Mortgagor hereby assigns to Mortgagee, as security for the payment and performance of the Secured Obligations, any and all of each Mortgagor's right, title and interest in and to the Leases and the Rents. Subject to the terms of this Section 11(b), Mortgagee shall refrain from exercising the right to enter the Leased Premises for purposes of collecting the Rents and grants to the Company the right and license to collect the Rents, as to all of the Collateral except the IDB Properties, and grants to the IDB the right and license to collect the Rents related to the IDB Properties. The Company shall hold the Rents, or an amount sufficient to discharge all sums currently due on the Secured Obligations, in trust for use in payment of the Secured Obligations. The right of the Company to collect the Rents may be revoked by Mortgagee upon the occurrence and during the continuation of any Mortgage Event of Default by the Company herein by giving written notice of such revocation to the Company. Following such notice, Mortgagee may collect, retain and apply the Rents during the continuation of such Mortgage Event of Default toward payment of the Secured Obligations according to the Financing Documents and in such order, priority and proportions, or to the operation, maintenance and repair of the Leased Premises, as Mortgagee shall deem proper irrespective of whether Mortgagee shall have commenced a foreclosure of this Mortgage or shall have applied or arranged for the appointment of a receiver. Except to the extent permitted or authorized by the Financing Documents, neither Mortgagor shall, without the consent of Mortgagee, which consent shall not be unreasonably withheld, make, or suffer to be made, any Leases or modify or cancel any Leases or accept prepayments of installments of the Rents for a period of more than one month in advance or further assign the whole or any part of the Rents. The Company shall (i) fulfill or perform each and every provision of the Leases on the part of either Mortgagor to be fulfilled or performed, (ii) promptly send copies of all notices of default that either Mortgagor shall send or receive under the Leases to Mortgagee and (iii) enforce, short of termination of the Leases, the performance or observance of the provisions thereof by the other parties thereto.

         (c) The Company agrees that it will not further pledge or assign its interest in any of the Leases, or further assign the Rents, so long as any of the Secured Obligations remain unpaid except as otherwise permitted by the Financing Documents.

         (d) Nothing contained in this Section 11 shall be construed as imposing on Mortgagee any of the obligations of the parties under the Leases.

         (d) The assignment of the Leases and Rents in this Section 11 is intended to be an absolute present assignment from each Mortgagor to Mortgagee and not merely a passing of a security interest.

         12. Concerning the Conveyance Leases. Notwithstanding anything contained herein to the contrary, and in addition to any rights, privileges and remedies granted to Mortgagee elsewhere in this Mortgage, Mortgagee shall have, and the Company hereby grants to Mortgagee, any and all rights, privileges and remedies of leasehold mortgagees provided for in each of the Conveyance Leases (including the Company's renewal rights, if any) without the necessity of particularly specifying any or all of such rights, privileges and remedies that are or could be granted to leasehold mortgagees pursuant to any of the Ground Leases.

         The Company hereby represents, warrants, covenants and agrees that:

                  (a) This Mortgage is lawfully executed and delivered in conformity with each of the Conveyance Leases.

                  (b) The Company shall promptly pay or cause to be paid, when due and payable, the net rent, additional rents, taxes and all other sums and charges mentioned in and made payable by the Company under each of the Conveyance Leases.

                  (c) The Company shall promptly perform and observe, or cause to be performed and observed, all of the terms, covenants and conditions required to be performed and observed by the Company under each of the Conveyance Leases, within the periods provided therein, and will do all things necessary to preserve and to keep unimpaired its rights under each of the Conveyance Leases. Notwithstanding the foregoing, a failure by the Company to comply with the provisions of this Section 12(c) shall not be deemed to be a Mortgage Event of Default unless and until an "Event of Default" has occurred under any of the Conveyance Leases, which has not been waived or cured.

                  (d) The Company shall promptly notify Mortgagee in writing of any default by the Company in the performance or observance of any of the terms, covenants, or conditions on the part of the Company to be performed or observed under any of the Conveyance Lease.

                  (e) The Company shall (i) promptly notify Mortgagee in writing of the receipt by the Company of any notice of termination of any of the Conveyance Leases or any notice noting or claiming any default by the Company under any of the Conveyance Leases; (ii) promptly deliver to Mortgagee a copy of each such notice; and (iii) promptly deliver to Mortgagee a copy of any material notice sent to any Ground Lessor, including any notice of election or the exercise of any rights of renewal under said instrument.

                  (f) The Company shall not, without the prior written consent of Mortgagee, terminate, modify or surrender any of the Conveyance Leases or suffer or permit any termination, modification or surrender thereof.

                  (g) The Company shall, within ten (10) days after written demand from Mortgagee, use its good faith efforts to obtain from each Ground Lessor and deliver to Mortgagee a certificate stating that such instrument is in full force and effect, is unmodified, that no notice of termination thereon has been served, stating the date to which the rent has been paid and stating whether or not there are any defaults thereunder and specifying the nature of such defaults, if any.

                  (h) The Company shall furnish to Mortgagee, within five (5) business days after demand therefor, proof of payment of all items that are required to be paid by the Company pursuant to each of the Conveyance Leases.

                  (i) The Company shall not consent to any waiver, modification or cancellation of any provision of any of the Conveyance Leases nor to the subordination of any of the Conveyance Leases to any other interest or instrument whatsoever, including any Lien (other than Permitted Liens) on the fee estate of any Ground Lessor under any of the Conveyance Leases without obtaining the prior written consent of Mortgagee thereto.

                  (j) The Company does hereby irrevocably appoint and constitute Mortgagee as its true and lawful attorney-in-fact in its name, place and stead to perform and comply with all obligations of such Mortgagor under all of the Conveyance Leases without relying on any grace period provided therein, to do and take, without the obligation to do so, any action Mortgagee deems necessary or desirable to prevent or cure any default by the Company under each of the Conveyance Leases, including any act, deed, matter or thing whatsoever that the Company may do in order to cure a default under any of the Conveyance Leases, to enter in and upon the Leased Premises or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable in order to prevent or cure any default by the Company under any of the Conveyance Leases or to perform or complete any obligation of the Company pursuant thereto. The Company shall, within five (5) business days after written request is made therefor by Mortgagee, execute and deliver to Mortgagee or to any Person that Mortgagee shall designate, such further instruments, agreements, powers, deeds, conveyances or the like as may be necessary to complete or perfect the interest, rights or powers of Mortgagee pursuant to this Section 12 or as may be reasonably required by Mortgagee. The Company hereby ratifies all that Mortgagee shall do or cause to be done as the Company's attorney-in-fact consistent with the foregoing. The Company also authorizes Mortgagee, upon the occurrence and during the continuance of a Mortgage Event of Default, to communicate in its own name with any party to any Project Document at any time, with regard to any matter relating to such Project Document.

                  (k) Until and unless Mortgagee shall elect otherwise by written notice to the Company and either of the Ground Lessors, Mortgagee shall be the "Leasehold Mortgagee" for all purposes of each of the Conveyance Leases. The Company shall deliver all necessary notices, and take all such other actions, as may be necessary from time to time, in order to designate Mortgagee as the "Leasehold Mortgagee" under each of the Conveyance Leases.

                  (l) If the Company or the IDB acquires the estate of the landlord under any of the Conveyance Leases (i) there shall be no merger between such acquired estate and the estate of either of the Company or the IDB under any of the Conveyance Leases unless all Persons (including Mortgagee) having an interest in any of the Conveyance Leases shall consent thereto in writing and (ii) this Mortgage and the lien hereof shall, ipso facto, without the necessity of any further conveyance, simultaneously with such acquisition, be spread to cover such acquired estate and as so spread shall, be prior to the Lien of any mortgage placed on the acquired estate subsequent to the date of this Mortgage.

                  (m) The generality of the provisions of this Section 12 relating to the Conveyance Leases shall not be limited by other provisions of this Mortgage setting forth particular obligations of the Company that are also required of the Company as the lessee under any of the Conveyance Leases.

                  (n) If any of the Conveyance Leases shall be terminated prior to the natural expiration of its term due to default by either of the Company or the IDB, and if, pursuant to any provision of any of the Conveyance Leases, Mortgagee or its designee shall acquire from the applicable Ground Lessor a new lease of any part of the Site, the Company and the IDB shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

                  (o) The Company shall at all times cause the Company's estate, rights, title and interest in, to and under the Leased Premises to be subject to no interests, Liens, charges or encumbrances other than the interest of any Ground Lessor under the applicable Conveyance Leases and any of the Permitted Liens. The Company shall defend the Company's estate, rights, title and interest in, to and under the Leased Premises and the interest in, to and under the Leased Premises and the priority thereof, and the priority and validity of the Lien hereof, against the claims of all Persons except as aforesaid.

         13. Transfer or Encumbrance of the Collateral. Except to the extent permitted by the Financing Documents, no part of the Collateral shall in any manner be further encumbered, sold, transferred, leased, subleased, assigned or conveyed, or permitted or suffered to be further encumbered, sold, transferred, assigned or conveyed.

         14. Advances. If the Company fails to pay or cause to be paid, subject to any right hereunder to contest, any claim, Lien or encumbrance (other than Permitted Liens), or, prior to delinquency, any tax or assessment, or, when due, any insurance premium, or to keep the Collateral in repair, or shall commit or permit waste, or if there shall be commenced any action or proceeding affecting the Collateral or any part thereof or the title thereto, or the interest of Mortgagee therein, including condemnation or eminent domain proceedings, bankruptcy or reorganization proceedings or any proceeding regarding an Environmental Requirement, then Mortgagee or any Senior Secured Party (upon written notice to Mortgagee and each other Senior Secured Party), at its option, may, but shall not be required to, pay said claim, Lien, encumbrance, tax, assessment or premium, with right of subrogation thereunder, following a Mortgage Event of Default and during the continuation thereof, or at such earlier time as permitted by any Consent to Assignment of a Project Contract to Mortgagee, may make such repairs and take such steps as it deems advisable to prevent or cure such waste, and may appear in any such action or proceeding and retain counsel therein, and take such action therein as Mortgagee or such Senior Secured Party deems advisable, and for any of said purposes Mortgagee or such Senior Secured Party may advance such sums of money, including all costs, attorneys' fees and other items of expense as it deems necessary. The Company shall pay or cause to be paid, upon demand, to Mortgagee or such Senior Secured Party, as the case may be, all sums of money so advanced, together with interest on each such advance at an interest rate per annum equal to the yield on the First Mortgage Bonds plus three percent (3%), and the repayment of such advances shall be secured hereby and by the other Security Documents. In making any payment or securing any performance relating to any obligation of either Mortgagor under this Mortgage, Mortgagee, as long as it acts in good faith, shall be the sole judge of the legality, validity and amount of any Lien or encumbrance and of all other matters necessary to be determined in satisfaction thereof. No such action of Mortgagee shall be considered a waiver of any right accruing to it hereunder. Mortgagee shall not be held accountable for any delay in making any such payment, which delay may result in any additional interest, costs, charges or expenses.

         15.      Indemnification; Waiver of Offset.

         (a) If Mortgagee is made a party defendant to any litigation, proceeding, action, suit, claim, demand or judgment of any nature or form, by or on behalf of any person, concerning this Mortgage or the Leased Premises or any part thereof, including any eminent domain, condemnation or other proceeding, any proceeding, action, suit, claim, demand or judgment arising in any manner from an Environmental Requirement concerning the Leased Premises, and any contest, action or proceeding pursuant to Sections 39, 40 and 41, then the Company shall indemnify, defend and hold Mortgagee harmless from any and all liability, loss or expense by reason of said litigation, proceeding, action, suit, claim, demand or judgment (including any appeals therefrom), including attorneys' fees and expenses incurred by Mortgagee in any such litigation, proceeding, action, suit, claim, demand or judgment (including any appeals therefrom), but excluding liability for gross negligence or willful misconduct by Mortgagee other than gross negligence or willful misconduct imputed to Mortgagee solely by reason of its interest in the Leased Premises, whether or not any such litigation, proceeding, action, suit, claim or demand is prosecuted to judgment. If Mortgagee commences an action against either Mortgagor to enforce any of the terms hereof by reason of a default of the Company hereunder, or for the recovery of any sum secured hereby, or if the Company breaches any term of this Mortgage, the Company shall pay to Mortgagee attorneys' fees and disbursements (including any of the same incurred on appeal), and the right to such attorneys' fees and expenses shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

         (b) The Company waives any and all right to claim or recover against Mortgagee, and its directors, officers, employees and representatives, for loss of or damage to the Company, the Collateral or any part thereof, the Company's property or the property of others under the Company's control, from any cause to the extent insured against or required to be insured against by the provisions of the Financing Documents.

         16. Security Agreement. This Mortgage constitutes both a real property mortgage and a "security agreement," within the meaning of the UCC, and the Collateral includes both real and personal property any and all other rights and interests, whether tangible or intangible in nature, of each Mortgagor in the Collateral. Information relative to the security interest created hereby may be obtained by application to Mortgagee at the address provided in the introductory clause. Each Mortgagor, by executing and delivering this Mortgage, has granted as security for the Secured Obligations a lien on and security interest in such of the Collateral as is governed by the UCC in favor of Mortgagee. During a Trigger Event Period, Mortgagee, in addition to any other rights and remedies that it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to Mortgagee upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of such of the Collateral as is governed by the UCC or any part thereof and such other rights specified in Section 21(a)(ii)(C), and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation thereof. Upon request or demand of Mortgagee, the Company shall at its expense assemble such of the Collateral as is governed by the UCC and make it available to Mortgagee on demand and shall reimburse Mortgagee for any and all expense, including legal expenses and attorneys' fees, incurred or paid by Mortgagee in protecting its interest in such of the Collateral as is governed by the UCC and in enforcing the rights granted hereunder with respect to such of the Collateral as is governed by the UCC. Any notice of sale, disposition or other intended action by Mortgagee with respect to such of the Collateral as is governed by the UCC sent to either Mortgagor in accordance with the provisions of this Mortgage at least ten (10) days prior to such action shall constitute reasonable notice to such Mortgagor. Any method of sale or disposition or other intended action in accordance with the UCC shall conclusively be deemed to be commercially reasonable within the meaning of the UCC unless objected to in writing by either the Company or the IDB within ten (10) days after receipt by such Mortgagor of such notice. The proceeds of any sale or disposition of such of the Collateral as is governed by the UCC, or any part thereof, shall be applied by Mortgagee to the payment of the Secured Obligations in such order, priority and proportions as set forth in Article VI of the Intercreditor Agreement.

         Notwithstanding anything contained in this Section 16 to the contrary, with respect to any Collateral that is also defined as "Collateral" under the Security Agreement, Mortgagee hereby reserves, and Mortgagee shall be entitled to exercise, each of its rights, powers and remedies under the Security Agreement with respect to such Collateral.

         At the request of Mortgagee upon advice of counsel, each Mortgagor will execute one or more Financing Statements and renewals and amendments thereof pursuant to the UCC of any jurisdiction deemed applicable by Mortgagee in form satisfactory to Mortgagee, and the Company will pay the cost of filing the same in all public offices wherever filing is deemed by Mortgagee to be necessary or desirable.

         The Company covenants to execute and deliver Mortgagee, upon demand, such additional assurances, writings and other instruments as may be reasonably required by Mortgagee to effect the purpose hereof or to perfect the interest of Mortgagee in any security hereby given, including a copy of any opinion it may deliver to the Indenture Trustee in connection with the Indenture and a reliance letter addressed to it in connection therewith.

         Each Mortgagor hereby appoints (such appointment being coupled with an interest), until the Secured Obligations are paid in full, Mortgagee as attorney-in-fact for such Mortgagor and to execute in the name thereof any financing statements or other comparable documents reasonably deemed by Mortgagee to be necessary or desirable to perfect or protect or continue the lien and security interest hereby granted. Each Mortgagor hereby ratifies all that Mortgagee shall do or cause to be done as such Mortgagor's attorney-in-fact consistent with the foregoing.

         17.      Performance of Other Agreements.

         (a) The Company shall (i) pay all rents, fees, additional rents and other sums required to be paid by the Company, as grantee, under and pursuant to the provisions of the Easements, (ii) diligently perform and observe all of the terms, covenants and conditions of the Easements on the part of the Company, as grantee, to be performed and observed, unless such performance or observance shall be waived, excused or otherwise not required by the grantor under the Easements, to the end that all things shall be done that are necessary to keep unimpaired the rights of the Company, as grantee, under the Easements and (iii) promptly notify Mortgagee of the giving of any notice by the grantor under any of the Easements to the Company of any default by the Company, as grantee, in the performance or observance of any of the terms, covenants or conditions of any of the Easements on the part of the Company, as grantee, to be performed or observed and deliver to Mortgagee a true copy of each such notice. The Company shall not, except to the extent permitted or authorized by the Financing Documents, surrender any of the Easements or terminate or cancel any of the Easements or take any action to modify, change, supplement, alter or amend any of the Easements, in any respect, either orally or in writing, and the Company hereby assigns to Mortgagee, as further security for the payment of the obligations evidenced by the Financing Documents and for the performance and observance of the terms, covenants and conditions of this Mortgage, all of the rights, privileges and prerogatives of the Company, as grantee, to surrender any of the Easements or to terminate, cancel, modify, change, supplement, alter or amend any of the Easements, and any such surrender of any of the Easements or termination, cancellation, modification, change, supplement, alteration or amendment of any of the Easements without the prior consent of Mortgagee, as directed by Required Senior Creditors in Senior Creditor Certificates, and such other Persons as shall be required by any Financing Document shall be void and of no force and effect. If the Company shall default in the performance or observance of any term, covenant or condition of any of the Easements on the part of the Company, as grantee, to be performed or observed, and such default continues beyond applicable grace periods, then, without limiting the generality of the other provisions of this Mortgage, and without waiving or releasing the Company from any of its obligations hereunder, Mortgagee shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be reasonably necessary (or, during a Trigger Event Period, pay any sums and perform any act or take any action) to cause all of the terms, covenants and conditions of the Easements on the part of the Company, as grantee, to be performed or observed to be promptly performed or observed on behalf of the Company to the end that the rights of the Company in, to and under the Easements shall be kept unimpaired and free from any default. If Mortgagee shall make any payment or perform any act or take action in accordance with the preceding sentence, Mortgagee will notify such Mortgagor of the making of any such payment, the performance of any such act or the taking of any such action. In any such event, Mortgagee and any person designated by Mortgagee shall have, and are hereby granted, the right to enter upon the Collateral or any part thereof at any time and from time to time for the purpose of taking or performing any such action. If any grantor under any of the Easements shall deliver to Mortgagee a copy of any notice of default sent by said grantor to the Company, such notice shall constitute full protection to Mortgagee for any action taken or omitted to be taken by Mortgagee, in good faith, consistent with the foregoing, in reliance thereon. The Company shall, from time to time, use reasonable efforts to obtain from the grantors under the Easements such certificates of estoppel with respect to compliance by the Company with the terms of the Easements as may be requested by Mortgagee. The Company shall exercise each individual option, if any, to extend or renew the term of the Easements in conformance with such option upon demand by Mortgagee made at any time, and, until the Secured Obligations are paid in full, the Company hereby expressly authorizes and appoints Mortgagee its attorney-in-fact to exercise, either jointly or individually, any such option in the name of and upon behalf of the Company if the Company fails to do so within a reasonable time prior to the expiration thereof, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

         (b) The Company shall not, without Mortgagee's prior consent, as directed by Required Senior Creditors in Senior Creditor Certificates, elect to treat any of the Easements as terminated under Subsection 365(h)(1) or any other provision of the Bankruptcy Code, after rejection or disaffirmance of any such Easements by the grantor thereunder or by any trustee of such party, and any such election made without such consent shall be void and ineffective.

         (c) Subject to the Company's right to seek and retain certain offsets as permitted hereunder, the Company hereby assigns, transfers and sets over to Mortgagee as security all of the Company's claims and rights to the payment of damages that may hereafter arise as a result of any rejection or disaffirmance of any of the Easements by the grantor thereof or by any trustee of such party, pursuant to the Bankruptcy Code. Mortgagee shall have and is hereby granted the right to proceed, in its own name or in the name of either the Company in respect of any claim, suit, action or proceeding relating to the rejection or disaffirmance of any Easements (including the right to file and prosecute, to the exclusion of such Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents) in any case in respect of such grantor under the Bankruptcy Code, (i) if the Company fails to do so within a reasonable time prior to the expiration of the period allowed therefor by applicable Law, except in the case of any such Trigger Event that shall have resulted from a Bankruptcy Event in respect of the Mortgagor or Mobile Energy, or (ii) during a Trigger Event Period. This assignment constitutes a present, irrevocable, non-exclusive and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until the Secured Obligations shall have been satisfied and discharged in full. Any amounts received by Mortgagee as damages arising out of any such rejection of any Easements shall be applied in accordance with the provisions of Article VI of the Intercreditor Agreement.

         (d) In the event that, pursuant to Section 365(h)(2) or any other provision of the Bankruptcy Code, the Company seeks to offset against the rent or other sums payable under any of the Easements the amount of any damages caused by the nonperformance by the grantor thereunder of such grantor's obligations under any of the Easements after rejection or disaffirmance thereof under the Bankruptcy Code, the Company shall, prior to effecting such offset, notify Mortgagee in writing of such Mortgagor's intent to do so, setting forth the amounts proposed to be so offset and the basis therefor. Mortgagee shall, as directed by Required Senior Creditors in Senior Creditor Certificates, have the right to object in writing (stating the reasons therefor) to all or any part of such offset, and, in the event of such objection, the Company shall not effect any offset of the amounts so objected to by Mortgagee. If Mortgagee shall have failed to object as aforesaid within twenty (20) days after such notice, Mortgagee's consent will be deemed to have been given and the Company may proceed to effect such offset in the amounts set forth in such notice. If, in the good faith business judgment of the Company, such offset is justified and Mortgagee has received the aforesaid notices and has not objected but its time to do so has not expired, then the Company shall have the right to make such offset and the Company shall set aside the offset amount as a reserve to be paid only if Mortgagee objects within the aforesaid time. The Company shall indemnify and hold Mortgagee and each of its officers, directors, employees and agents harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including reasonable legal fees and disbursements) arising from or relating to any such offset by the Company.

         (e) The Company shall, promptly after obtaining knowledge thereof, use good faith efforts to give prompt oral notice to Mortgagee of any actual or contemplated filing by or against any grantor of any Easement of a petition under the Bankruptcy Code, and give prompt written notice thereof to Mortgagee of such actual or contemplated filing. The aforesaid written notice shall set forth any information reasonably available to the Company concerning the date or anticipated date of such filing, the court in which such petition was filed or is expected to be filed, and the relief sought or reasonably expected to be sought therein. The Company shall, promptly after receipt thereof, deliver to Mortgagee any and all notices, summonses, applications and other documents received by the Company in connection with any such petition and any proceedings related thereto.

         (f) Subject to the second sentence of this Section 17(f), in the event that any action, proceeding, motion or notice shall be commenced or filed in respect of any grantor under any Easement or any part thereof, in connection with any case under the Bankruptcy

Code, Mortgagee shall have, and is hereby granted, the option, to the exclusion of each Mortgagor, exercisable upon notice from Mortgagee to such Mortgagor, to conduct and control any such litigation with counsel of Mortgagee's choice. Mortgagee may proceed, in its own name or in the name of either Mortgagor, in connection with any such litigation, (i) if such Mortgagor fails to do so within a reasonable time prior to the expiration of the period allowed therefor by applicable Law and Mortgagee, if so directed to proceed by Required Senior Creditors in Senior Creditor Certificates or (ii) during a Trigger Event Period, and such Mortgagor agrees to execute any and all powers, authorizations, consents and other documents required by Mortgagee in connection therewith. The Company shall, upon demand, pay to Mortgagee all costs and expenses (including reasonable legal fees and disbursements) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings, and, to the extent permitted by law, such costs and expenses shall be deemed expenses incurred in upholding the lien of this Mortgage and added to the Secured Obligations. The Company shall not, without the prior consent of Mortgagee (which consent of Mortgagee shall not be unreasonably withheld), commence any action, suit, proceeding or case, or file any application or make any motion, in respect of any of the Easements in any such case under the Bankruptcy Code.

         (g) In the event that a petition under the Bankruptcy Code shall be filed by or against either Mortgagor, and such Mortgagor, or anyone claiming through or under such Mortgagor or a trustee in bankruptcy shall have the right to reject any of the Easements pursuant to Section 365(a) or any other provision of the Bankruptcy Code, such Mortgagor shall give Mortgagee at least ten (10) days' prior written notice of the date on which application shall be made to the court for authority to reject any such Easement; provided, however, that if a trustee in bankruptcy shall have a right to reject any Easement in less than ten
(10) days, then such Mortgagor shall give such notice to Mortgagee immediately upon such Mortgagor's obtaining knowledge of such application. Mortgagee shall have the right, but not the obligation (subject to the rights of a trustee in bankruptcy), to exercise such right, as directed by Required Senior Creditors in Senior Creditor Certificates, and such Mortgagor hereby assigns such right to Mortgagee. If at any time any grantor under any Easements, or anyone holding by, through or under the grantor under any Easements or a trustee in bankruptcy, shall elect to reject such Easements pursuant to Section 365(a) or any other provision of the Bankruptcy Code, thereby giving to such Mortgagor the right to elect to treat such Easements as terminated pursuant to Section 365(h)(1) or any other provision of the Bankruptcy Code, Mortgagee shall have the right to exercise such right (i) if such Mortgagor fails to do so within a reasonable time prior to the expiration of the period allowed therefor by applicable Law and Mortgagee is so directed to proceed by Required Senior Creditors in Senior Creditor Certificates or (ii) during a Trigger Event Period, and such Mortgagor hereby assigns said right to Mortgagee on a non-exclusive basis. If either of the assignments provided for in this Section 17(g) is held to be enforceable, then such Mortgagor, anyone claiming by, through or under such Mortgagor or a trustee in bankruptcy, shall not exercise rights purportedly assigned to such Mortgagor without the prior consent of Mortgagee, and if Mortgagee shall give such consent, such Mortgagor, anyone claiming by, through or under such Mortgagor or a trustee in bankruptcy shall promptly exercise either of such rights.

         (h) To the extent permitted by applicable law, each Mortgagor hereby assigns, transfers and sets over to Mortgagee the right, as directed by Required Senior Creditors in Senior Creditor Certificates, on a non-exclusive basis, to apply to the Bankruptcy Court under Section 365(d)(4) or any other provision of the Bankruptcy Code for an order extending the period during which any Easements may be rejected or assumed after the entry of any order for relief under Chapter 7 or Chapter 11 of the Bankruptcy Code in respect thereof.

                       MORTGAGE EVENTS OF DEFAULT/REMEDIES

         18. Mortgage Events of Default. The occurrence of and continuation of any Trigger Event shall be deemed a "Mortgage Event of Default" under this Mortgage.

         19. Mortgagee's Right to Cure Defaults. During a Trigger Event Period, Mortgagee or any Senior Secured Party (upon notice to Mortgagee and each other Senior Secured Party) may remedy the same in accordance with the applicable provisions hereof and of the Intercreditor Agreement and for such purpose shall have the right to enter upon the Collateral or any portion thereof without thereby becoming liable to such Mortgagor or any person in possession thereof holding under such Mortgagor.

         20. Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term of this Mortgage shall not be deemed to be a waiver of any term of this Mortgage. The Company shall not be relieved of either the Company's obligation to pay or perform the Secured Obligations at the time and in the manner provided in the Financing Documents by reason of (i) the failure to comply with any request of either Mortgagor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Financing Documents or any other mortgage, deed of trust, security agreement, instrument or document evidencing, securing or guaranteeing payment of the Secured Obligations or any portion thereof, (ii) the release, regardless of consideration, of the whole or any part of the Collateral or any other security for the Secured Obligations or (iii) any agreement or stipulation between Mortgagee and any subsequent owner or owners of the Collateral or other Person extending the time of payment or otherwise modifying or supplementing the terms of this Mortgage, any other Financing Document or any other mortgage, deed of trust, security agreement, instrument or document evidencing, securing or guaranteeing payment or performance of the Secured Obligations or any portion thereof, without first having obtained the consent of either the Company or the IDB (but without prejudice to the rights of the Company or the IDB under the Financing Documents), and in the latter event, such Mortgagor shall continue to be obligated to pay the Secured Obligations at the time and in the manner provided in the Financing Documents and this Mortgage, as so extended, modified and/or supplemented, unless expressly released and discharged from such obligation by Mortgagee in accordance with the directions given pursuant to the Intercreditor Agreement. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien or other interest in the Collateral, Mortgagee may, in accordance with the directions given pursuant to the Intercreditor Agreement, release any Person at any time liable for the payment of the Secured Obligations or any portion thereof or all or any part of the security held for the Secured Obligations and may extend the time of payment or otherwise modify the terms of the Financing Documents, without in any manner impairing or affecting this Mortgage or the lien thereof or the priority of this Mortgage as so extended and modified, as security for the Secured Obligations over any such subordinate Lien or interest. Mortgagee may resort for the payment of the Secured Obligations to any other security held by Mortgagee in such order and manner as Mortgagee may, in accordance with the directions given pursuant to the Intercreditor Agreement, elect. Mortgagee may take action to recover the Secured Obligations, or any portion thereof, or to enforce any covenant hereof in each case in accordance with the terms hereof and of the Intercreditor Agreement, without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by Law or equity, subject to the terms of the Intercreditor Agreement with respect to the exercise thereof. The rights of Mortgagee under this Mortgage shall be separate, distinct and cumulative, and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

         21.      Remedies.

         (a) Subject to Section 8.2 of the Indenture and Section 7.2 of the IDB Lease Agreement and to any comparable provision of the Working Capital Facility, during a Trigger Event Period, Mortgagee may, to the maximum extent permitted by Law, exercise any right, power or remedy permitted to it hereunder, under any other Security Documents or by Law, and, without limiting the generality of the foregoing, Mortgagee may, personally or by its agents, to the maximum extent permitted by Law, do any or all of the following:

                  (i) without assuming liability for the performance of any of the Company's or the IDB's obligations hereunder or under the Project Contracts, enter and take possession of the Collateral or any part thereof, exclude such Mortgagor and all persons claiming under such Mortgagor whose claims are junior to this Mortgage, wholly or partly therefrom, and use, operate, manage and control the same either in the name of such Mortgagor or otherwise as Mortgagee shall deem best, and upon such entry, from time to time at the expense of the Company and the Collateral, make all such repairs, replacements, alterations, additions or improvements to the Collateral or any part thereof and, whether or not Mortgagee has so entered and taken possession of the Collateral or any part thereof, collect and receive all the Rents and apply the same, to the extent permitted by Law, to the payment of all expenses that Mortgagee may be authorized to make under this Mortgage, the remainder to be applied to the payment of the Secured Obligations until the same shall have been repaid in full; if Mortgagee demands or attempts to take possession of the Collateral or any portion thereof in the proper exercise of any rights hereunder, the Company and the IDB shall promptly turn over and deliver complete possession thereof to Mortgagee; and

                  (ii)     with or without entry:

                           (A) subject to applicable Law, sell all or any part
                  of the Collateral for cash (1) to the highest bidder at public auction in front of the courthouse door in the county or counties, as may be required, where the Collateral is located, whether in person or by auctioneer, after having first given notice of the time, place and terms of sale, together with a description of the property to be sold, by publication once a week for three (3) successive weeks prior to such sale in some newspaper published in such county or counties, as may be required, and, upon payment of the purchase money, Mortgagee or any Person conducting the sale for Mortgagee is authorized to execute and deliver to the purchaser at such sale a deed to the Collateral so purchased, (2) otherwise at an auction or foreclosure sale held at such place or places and time and upon such notice and otherwise in such manner as may be required by Law or (3) in the absence of any such requirements, as Mortgagee may deem appropriate and in accordance with the provisions hereof (and in taking such action, Mortgagee may act in accordance with an opinion of counsel, upon which Mortgagee may conclusively rely) and, in the case of any of clauses (1), (2) or (3) above, from time to time adjourn any such sale by announcement at the time and place specified for such sale or for such adjourned sale without further notice, except as may be required by Law;

                           (B) proceed to protect and enforce its rights under
                  this Mortgage, by suit for specific performance of any covenant contained herein or in any other Security Document or in aid of the execution of any power granted herein or in any other Security Document, or for the foreclosure of this Mortgage (as a mortgage or otherwise) and the sale for cash of the Collateral under the judgment or decree of a court of competent jurisdiction, or for the enforcement of any other right as Mortgagee shall deem most effectual for such purpose (and in taking such action, Mortgagee may act in accordance with an opinion of counsel, upon which Mortgagee may conclusively rely); provided, however, that in the event of a sale, by foreclosure or otherwise, of less than all of the Collateral, this Mortgage shall continue as a lien on and security interest in the remaining portion of the Collateral, and Mortgagee shall not be obligated to sell upon credit unless Mortgagee shall have expressly consented in writing to a sale upon credit; or

                           (C) exercise any or all of the remedies available to
                  a secured party under the UCC, including:

                                    (1) either personally or by means of a court
                           appointed receiver, without notice to or demand upon the Company or the IDB take possession of all or any portion of the Collateral as shall be covered by the UCC and exclude therefrom such Mortgagor and all persons claiming under such Mortgagor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to, and exercise all rights and powers of such Mortgagor in respect of, any portion of the Collateral as shall be covered by the UCC; if Mortgagee demands or attempts to take possession of any portion of the Collateral, as shall be covered by the UCC in the proper exercise of any rights hereunder, each Mortgagor shall promptly turn over and deliver complete possession thereof to Mortgagee;

                                    (2) without notice to or demand upon the
                           Company or the IDB, make such payments and do such acts as Mortgagee (and in taking such action, Mortgagee may act in accordance with an opinion of counsel, upon which Mortgagee may conclusively rely) may deem necessary to protect its lien on and security interest in any portion of the Collateral as shall be covered by the UCC, including paying, purchasing, contesting or compromising any encumbrance that is prior to or superior to the lien and security interest granted hereunder, and in exercising any such powers or authority paying all expenses incurred in connection therewith;

                                    (3)     require the Company to assemble the
                           Collateral as shall be covered by the UCC, or any portion thereof, at a place designated by Mortgagee and reasonably convenient to each Mortgagor and Mortgagee, and promptly to deliver the portions of the Collateral as may be covered by the UCC to Mortgagee, or an agent or representative designated by it; Mortgagee, and its agents and representatives, shall have the right to enter upon the Site and property of such Mortgagor to exercise Mortgagee's rights hereunder;

                                    (4) sell, lease or otherwise dispose of such
                           portions of the Collateral as may be covered by the UCC, with or without having such portions of the Collateral as may be covered by the UCC at the place of sale, and upon such terms and in such manner as Mortgagee may determine (and Mortgagee may be a purchaser at any such sale); and

                                    (5) unless the Collateral is perishable or
                           threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee shall give each Mortgagor at least ten (10) days' prior notice of the time and place of any sale or other intended disposition, such Mortgagor agreeing that such ten (10) day notice period is sufficient to constitute a commercially reasonable sale of the Collateral.

         (b) During a Trigger Event Period, or upon the actual or threatened waste to any part of the Collateral, Mortgagee, to the maximum extent permitted by Law and upon application to a court of competent jurisdiction, shall be entitled to the appointment of a receiver of the Collateral, without notice or demand, and without regard to the adequacy of the security for the Secured Obligations or the solvency of the Company or the IDB. Notwithstanding the foregoing, in the event of threatened waste to any part of the Collateral (but not actual waste), during a Trigger Event Period, Mortgagee shall provide notice to each of the Company and the IDB of its intent to appoint a receiver and shall permit such Mortgagor a reasonable period of time to eliminate such threatened waste prior to the appointment of said receiver. The Company and the IDB hereby irrevocably consent to the appointment of a receiver pursuant to this Section 21(b) and, except as otherwise hereinbefore specifically provided or as required by Law, waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of a mortgagee in case of entry and shall continue as such and exercise all such powers until the date of confirmation of sale of the Collateral, unless such receivership is sooner terminated. Specifically, Mortgagee or any receiver shall be entitled to take possession of the Collateral from the owners, tenants and/or occupants of the whole or any part thereof and to collect and receive the Rents and the value of the use and occupation of the Collateral, or any part thereof, from the then owner, tenants and/or occupants thereof for the benefit of Mortgagee.

         (c) In any sale under any provision of this Mortgage during a Trigger Event Period or pursuant to any judgment or decree of court thereafter granted, the Collateral, to the maximum extent permitted by Law, may be sold in one or more parcels or as an entirety and in such order as Mortgagee may elect, without regard to the right of either Mortgagor or any person claiming under such Mortgagor to the marshalling of assets. The purchaser at any such sale shall take title to the Collateral or the part thereof so sold free and discharged of the estate of either Mortgagor therein, the purchaser being hereby discharged from all liability to see to the application of the purchase money. Any person, including Mortgagee and any Senior Secured Parties, may purchase at any such sale if the highest bidder therefor. The purchaser of the Collateral or any successor shall succeed to all rights of either Mortgagor, including any rights to proceeds of insurance and in and to all policies or certificates of insurance assigned and delivered to Mortgagee pursuant to this Mortgage and the Financing Documents. Upon the completion of any such sale by virtue of this Section 21(c), Mortgagee shall, to the extent permitted by applicable Law, execute and deliver to such purchaser an appropriate instrument that shall effectively transfer all of each Mortgagor's estate, right, title, interest, property, claim and demand in and to the Collateral or portion thereof so sold. During a Trigger Event Period, Mortgagee is hereby irrevocably appointed the attorney-in-fact of each Mortgagor in its name and stead to make all appropriate transfers and deliveries of the Collateral or any portions thereof so sold and, for that purpose, Mortgagee may execute all appropriate deeds and other instruments of transfer, and may substitute one or more persons with like power. The Company and the IDB hereby ratify all that said attorneys or such substitute or substitutes shall lawfully do or cause to be done as such Mortgagor's attorney-in-fact consistent with the foregoing. Nevertheless, the Company and the IDB shall ratify and confirm, or cause to be ratified and confirmed, any such sale or sales by executing and delivering, or by causing to be executed and delivered, to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable (in accordance with an opinion of counsel, upon which Mortgagee may conclusively rely) for such purpose, and as may be designated in such request. The Company and the IDB also authorize said attorneys or such substitute or substitutes, during a Trigger Event Period, to communicate in its own name with any party to any Project Contracts at any time, with regard to any matter relating to such Project Contracts. Any sale or sales made under or by virtue of this Mortgage, whether under the power of sale hereunder, or by virtue of judicial process or a judgment or decree of purchase and sale, to the extent not prohibited by Law, shall operate to divest all the estate, right, title, interest, property, claim and demand whatsoever, whether at Law or in equity, of either Mortgagor in, to and under the Collateral, or any portions thereof so sold, and shall be a perpetual bar both at Law and in equity against such Mortgagor and against any and all persons claiming or who may claim to have any rights with respect to the sale, or any part thereof, by, through or under such Mortgagor. The powers and agency herein granted are coupled with an interest and are irrevocable. Upon a sale of the Collateral, in whole or in part, under and by virtue of the provisions of this Mortgage, every purchaser shall have immediate and peaceable possession of the Collateral to the extent sold; and if either Mortgagor shall remain in possession after the effective date of such sale, such possession shall be as a tenancy at sufferance only, giving unto the purchaser all remedies by way of summary possession or otherwise under applicable Law for recovery of possession.

         (d) All rights of action under this Mortgage or the other Security Documents may, to the extent permitted by applicable Law, be enforced by Mortgagee without the possession or production thereof at any trial or other proceeding relative thereto.

         (e) Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by the Company under the terms of this Mortgage, as they become due, without regard to whether or not the Secured Obligations secured by this Mortgage shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for any default by either Mortgagor existing at the time the earlier action was commenced.

         (f) Mortgagee may exercise any and all rights granted to "Leasehold Mortgagee" under any of the Conveyance Leases.

         (g) Mortgagee may consult, at the Company's expense, with counsel (who may or may not be counsel to the Company), and the opinion of such counsel shall be full and complete authorization and protection, and Mortgagee shall be entitled to conclusively rely on such opinion of counsel, in respect of any action taken or not taken or suffered by Mortgagee under this Mortgage.

         The proceeds of any foreclosure, collection, recovery, receipt, appropriation, realization or sale pursuant to this Section 21 shall be applied by Mortgagee in accordance with Article VI of the Intercreditor Agreement.

         22. Mortgagor as Tenant Holding Over. In the event of any foreclosure sale by Mortgagee, either Mortgagor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of Law applicable to tenants holding over.

         23. Leases. Mortgagee is authorized (but not obligated) to subordinate this Mortgage to any Leases and to foreclose this Mortgage subject to the rights of any tenants of the Collateral, provided that the failure to so subordinate or to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by either

Mortgagor, a defense to any proceedings instituted by Mortgagee to collect the Secured Obligations.

                                  MISCELLANEOUS

         24. Filing of Mortgage, etc. The Company forthwith, upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage and any security instrument creating a Lien or evidencing or perfecting the Lien hereof upon the Collateral and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future Law in order to publish notice of and fully to protect, preserve and perfect the Lien hereof upon, and the interest of Mortgagee in the Collateral. The Company will pay all filing, registration or recording fees, and all expenses incurred by Mortgagee incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage or deed of trust supplemental hereto, any security instrument with respect to the Collateral and any instrument of further assurance, and all Federal, State, County, City and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage or deed of trust supplemental hereto, any security instrument with respect to the Collateral or any financing statement, continuation statement or other instrument of further assurance, including all documentary stamp taxes and intangible personal property taxes, if any. The Company shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability, damages, legal expenses, interest and penalties, and intervening Liens, incurred by reason of the imposition of any tax on the making and recording of this Mortgage, including, but not limited to, annual mortgage privilege or recordation tax, or surety bonds for the same.

         25. Usury Laws. This Mortgage and the other Financing Documents are subject to the express condition that at no time shall either Mortgagor be obligated or required to pay interest on the principal balance due under the Secured Obligations at a rate that could subject the holders of the Secured Obligations to either civil or criminal liability as a result of being in excess of the maximum interest rate that such Mortgagor is permitted by Law to contract or agree to pay. If by the terms of this Mortgage or any other Financing Document, either Mortgagor is at any time required or obligated to pay interest on the principal balance due under any Financing Document at a rate in excess of such maximum rate, the rate of interest under the Financing Document shall be deemed to be immediately reduced to such maximum rate and the interest payments in excess of such maximum rate shall be applied toward reduction of principal.

         26. Option To Release Certain Real Estate. Notwithstanding any other provisions of this Mortgage, Mortgagee hereby agrees, at any time and from time to time, provided each Mortgagor is not in default under any of the provisions of this Mortgage, and that no Mortgage Event of Default then exists (of which a Responsible

Officer of Mortgagee has actual knowledge), to release from this Mortgage any part of the Site with respect to which fee title is to be conveyed to a railroad, public utility or public body in order that railroad service, utility services or roads may be provided for the Collateral, upon receipt of:

                  (a) Copies of the instrument of release, in recordable form;

                  (b) A certificate of such Mortgagor (i) stating that such Mortgagor is not in default under any of the provisions of this Mortgage and that no Mortgage Event of Default then exists, (ii) giving an adequate legal description of that portion of the Site to be released, (iii) stating the purpose for which the release is desired and (iv) requesting such release;

                  (c) If applicable, a copy of the instrument conveying the portion of the Site to be released;

                  (d) Any instrument or instruments required by the terms of such release;

                  (e) A certificate of the Independent Engineer stating that, in its opinion, (i) the release of the portion of the Site so proposed to be released is necessary or desirable in order to obtain railroad service, utility services or roads to benefit the Collateral, (ii) the release so proposed to be made will not impair the use or usefulness of the Collateral as a facility for the purposes for which it was designed and will not materially impair the means of ingress there into and egress therefrom and (iii) the release so proposed to be made is not reasonably expected to result in a Material Adverse Effect or materially increase the likelihood of the future occurrence of a Material Adverse Effect; and

                  (f) an opinion of counsel that the release is permitted by the Financing Documents, all necessary consents, if any, have been obtained and all conditions precedent to such release have been satisfied; provided, however, that if the portion of the Site to be released has transportation or utility facilities located upon it, such Mortgagor shall retain an easement to use such facilities to the extent necessary for the efficient operation of the Collateral.

         Mortgagee agrees that upon receipt of the items required in this
Section 26, it will promptly execute and deliver to such Mortgagor the proposed release prepared by such Mortgagor covering the portion of the Site to be released. In the event of any such release, such Mortgagor shall not be entitled to any postponement, abatement or diminution of amounts payable on account of the indebtedness secured hereby. The Company shall pay all costs (including reasonable legal fees and expenses, transfer taxes, and recording fees) relating to such release.

         27.      Release of Collateral.

         (a) The Company shall not sell, lease (as lessor), transfer or dispose of any of the Collateral except in accordance with the Financing Documents.

         (b) Upon the request of the Company, subject to compliance with the Financing Documents, Mortgagee shall, at the Company's sole cost and expense, deliver and cause to be delivered to the Company such instruments prepared by the Company as are reasonably necessary to confirm the release of removed items of the Equipment from the lien of this Mortgage and cancel any security interest with respect thereto, provided that such request complies with the Financing Documents. The Company shall pay all costs (including reasonable legal fees, transfer taxes, and recording fees) relating to such release.

         28. Severability. In the event that any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

         29. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given three (3) Business Days after mailing by registered mail, postage prepaid, addressed as follows: if to the Company, to it at the address of its usual place of business in the first paragraph of this Mortgage, Attention: President, together with a copy to it at 200 Bay Bridge Road, Mobile, Alabama 36652, Attention: Vice President and General Manager; if to the IDB, to it at the address of its usual place of business in the first paragraph of this Mortgage, Attention: Secretary; and if to Mortgagee, to it c/o Bankers Trust Company at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group. Any party hereto may, by written notice given hereunder, designate any additional or different addresses to which subsequent notices, certificates or other communications shall be sent.

         30. Amendments, Changes and Modifications. This Mortgage may not be effectively amended, restated, changed or otherwise modified, or terminated, except as permitted under the other Financing Documents. Each Mortgagor shall join in any such amendment, change, modification or termination if required for such agreement to be effective under applicable Law. No waiver of any term, covenant or provision of this Mortgage shall be effective unless given in writing by Mortgagee, and if so given by Mortgagee, shall be effective only in the specific instance in which given.

         31. Fixture Financing Statement. This Mortgage shall be recorded in the Office of the Judge of Probate, Mobile County, Alabama and, from the date of its recording, this Mortgage shall be effective as a fixture financing statement filed with respect to all property constituting part of the Collateral that is or is to become fixtures. For the purposes of the foregoing, each Mortgagor is the debtor (with its address as set forth in the preamble of this Mortgage), Mortgagee is the secured party (with its address as set forth in the preamble of this Mortgage), and one of more of Scott, S.D. Warren and Alabama State Docks Department, an agency of the State of Alabama, is the record owner of the fee interest in the parcels comprising the Site. Each Mortgagor has an interest of record in each such parcel of real property in which such Mortgagor has granted a security interest in fixtures to Mortgagee.

         32. Invalidity of Certain Provisions. If the lien of this Mortgage is invalid or unenforceable as to any part of the Collateral, the unsecured or partially secured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the Secured Obligations and all payments made on the Secured Obligations, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the Secured Obligations that is not secured or fully secured by the lien of this Mortgage.

         33. No Merger. If both the lessor's and lessee's estates under any lease or any portion thereof that constitutes a part of the Collateral shall, at any time, become vested in one owner, this Mortgage and the lien created hereby shall not be destroyed or terminated by application of the doctrine of merger and in such event Mortgagee shall continue to have and enjoy all of the rights and privileges of Mortgagee as to the separate estates. In addition, upon the foreclosure of the lien of this Mortgage on the Collateral pursuant to the provisions hereof, any leases or subleases then existing and created by either Mortgagor shall not be destroyed or terminated by application of the Law of merger or as a matter of Law or as a result of such foreclosure unless Mortgagee or any purchaser at any such foreclosure sale shall so elect. No act by or on behalf of Mortgagee or any such purchaser shall constitute a termination of any lease or sublease unless Mortgagee or such purchaser shall give written notice thereof to such tenant or subtenant.

         34. Matters in Bankruptcy. To the extent permitted by applicable laws, each Mortgagor hereby assigns to Mortgagee (a) its right under Section 365 of the United States Bankruptcy Code and other applicable Laws to elect to assume or reject any or all of the Conveyance Leases in the event of the bankruptcy or insolvency of such Mortgagor and to elect to remain in possession under each of the Conveyance Leases in the event of the bankruptcy of the lessor thereunder; and (b) its claims and rights to the payment of the damages arising from a rejection, if any, of any of the Conveyance Leases under Section 365 of the United States Bankruptcy Code or other applicable Laws, it being agreed, however, that provided no Mortgage Event of Default shall have occurred,

Mortgagee shall not make any decisions that affect any of the Conveyance Leases in the event of the bankruptcy of the lessor thereunder, without such Mortgagor's prior consent.

         35.      Environmental Matters.

         (a) The Company shall comply, and shall use its best efforts to cause all other Persons occupying or conducting operations on the Site or at the Facilities to comply, in all material respects with all Environmental Requirements pursuant to Section 5.7 of the Indenture and Section 4.7 of the IDB Lease Agreement and to any comparable provision of the Working Capital Facility.

         (b) The Company shall indemnify and hold Mortgagee and its officers, directors, employees and agents harmless from and against any and all damages, penalties, fines, claims, Liens, suits, liabilities, costs (including cleanup costs) judgments and expenses (including attorneys', consultants' or experts' fees and expenses) of every kind and nature suffered by or asserted against Mortgagee as a direct or indirect result of (i) any warranty or representation made by the Company regarding compliance with Environmental Requirements being false or untrue in any respect or (ii) the Company, any of the Facilities, the Site or any other Person occupying or conducting operations on the Site or at the Facilities, that fail to comply with any Environmental Requirement, including any Environmental Requirement relating to the elimination or removal of Hazardous Materials.

         (c) The Company's obligations to Mortgagee and its officers, directors, employees and agents under this Section 35 shall not be limited to any extent by the term of the First Mortgage Bonds, the Tax Exempt Bonds or the other Financing Documents, and shall continue, survive, and remain in full force and effect notwithstanding payment in full and satisfaction of the Mortgage or any other Financing Document or foreclosure under this Mortgage or delivery of a deed-in-lieu of foreclosure.

         36. Estoppel Affidavits. The Company, within ten (10) days after written request from Mortgagee, shall furnish a written statement, setting forth the unpaid principal of, and interest on, the Secured Obligations and confirming that no offsets or defenses exist against payments owing to Mortgagee, including principal or interest.

         37. Assignment. Mortgagee may assign this Mortgage to any successor Collateral Agent under and in accordance with the Intercreditor Agreement.

         38. Entire Agreement. Each Mortgagor acknowledges that the Financing Documents set forth the entire agreement and understanding of such Mortgagor and Mortgagee with respect to the matters set forth therein, and no oral or other agreements, understanding, representations or warranties exist with respect to those matters other than those set forth in the Financing
Documents.

         39.      Action Affecting the Collateral.

         (a) The Company agrees to appear in and contest any action or proceeding purporting to adversely affect the security hereof or the rights or powers of Mortgagee and to pay all costs and expenses of Mortgagee, including costs of evidence of title and attorneys' fees and expenses, in any such action or proceeding in which Mortgagee may appear.

         (b) Mortgagee shall have the right to appear in and defend any action or proceeding brought with respect to the Collateral and to bring any action or proceeding, in the name and on behalf of either Mortgagor or Mortgagee, that Mortgagee determines to be necessary or reasonably advisable to protect its interest in the Collateral (i) if such Mortgagor fails to defend or bring such action or proceeding, as appropriate, in a prompt and diligent manner, or thereafter fails to proceed with diligence in the defense or prosecution of the same or (ii) during a Trigger Event Period.

         40. Actions by Mortgagee to Preserve the Collateral. Except as hereinbefore expressly provided, during a Trigger Event Period, Mortgagee or any Senior Secured Party (upon notice to Mortgagee and each other Senior Secured Party), without obligation so to do and without notice to or demand upon either Mortgagor and without releasing such Mortgagor from any obligation, may make any payment or do any act as and in the manner provided in the Financing Documents in such manner and to such extent as Mortgagee or such Senior Secured Party may deem necessary to protect the security hereof. In connection therewith (without limiting any general powers of Mortgagee or such Senior Secured Party), each of Mortgagee and such Senior Secured Party shall have and is hereby given the right, but not the obligation, (i) to the fullest extent permitted in Law and in accordance with the Intercreditor Agreement and the other Project Documents, to make additions, alterations, repairs and improvements to the Collateral that it may consider necessary to keep the Collateral in good condition and repair and
(ii) in exercising such powers, to pay necessary expenses, including engagement of counsel or other necessary or desirable consultants. The Company shall, immediately upon demand therefor by Mortgagee or such Senior Secured Party, pay all costs and expenses incurred by Mortgagee or such Senior Secured Party in connection with the exercise by Mortgagee or such Senior Secured Party of the foregoing rights, including costs of evidence of title, court costs, appraisals, surveys and attorneys' fees and expenses.

         41. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers granted under this Mortgage or under any other Security Document or any other agreement or any Laws now or hereafter in force, notwithstanding some or all of the indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, Lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved is intended to be exclusive of any other remedy herein or by Law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at Law or in equity or by statute. Every right, power or remedy given by any of the Security Documents to Mortgagee may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee.

         42. Relationship. Nothing herein is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in- common, joint tenancy or other relationship of any nature whatsoever between Mortgagee and each Mortgagor other than as lender and borrower.

         43. Time of the Essence. TIME IS OF THE ESSENCE WITH RESPECT TO EACH AND EVERY COVENANT, AGREEMENT AND OBLIGATION OF EACH
MORTGAGOR UNDER THIS MORTGAGE AND THE OTHER FINANCING DOCUMENTS.

         44. Severance of Counterclaims. In the event of foreclosure of this Mortgage, any and all counterclaims filed by either Mortgagor against Mortgagee, to the extent permitted by Law, shall be severed by the court having jurisdiction over the foreclosure action, for all purposes from the basic foreclosure action, on an ex parte basis and without notice to such Mortgagor. Each Mortgagor, by its execution and delivery hereof, hereby expressly consents and agrees to such severance.

         45. Notice Limiting Advances. Each Mortgagor hereby waives the right to limit the maximum principal amount that may be secured by this Mortgage and in accordance with the other Financing Documents and agrees that all sums advanced under and pursuant to this Mortgage and any Financing Document shall be secured hereby. The filing or attempted filing of any notice limiting, or purporting to limit, the maximum principal amount that may be secured by this Mortgage shall be a Mortgage Event of Default.

         46. Governing Law. THIS MORTGAGE IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA.

         47. Shared Draftsmanship. If there shall be any ambiguity in the terms of this Mortgage, the doctrine of construction that holds that the language of the document shall be construed against its drafter shall not apply as all parties have shared in the drafting of this Mortgage.

         48. No Third Party Beneficiary. This Mortgage and the other Security Documents are for the sole benefit of each Mortgagor, Mortgagee, and all Senior Secured Parties, and are not for the benefit of any third party, and no third party shall gain any subrogation rights against either Mortgagor or in, to or with respect to any portion of the Collateral by reason of this Mortgage or the provisions hereof.

         49. Security Only. This Mortgage is granted for security purposes only. Accordingly, except as otherwise permitted by the Security Documents or as otherwise specifically provided in this Mortgage, Mortgagee shall not, except during a Trigger Event Period, enforce either Mortgagor's rights with respect to the Collateral.

         50. Release by Mortgagee. Upon the payment, performance and satisfaction in full of the Secured Obligations, as set forth above in the granting clause of this Mortgage, Mortgagee shall at the Company's request and expense, promptly release the lien of this Mortgage or reconvey the Collateral to either Mortgagor or the person or persons entitled thereto by an appropriate instrument duly acknowledged and in proper form for recording.

         51. Further Assurances. The Company shall, at the sole cost of the Company and without expense to Mortgagee, on demand, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall, from time to time, reasonably require for better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby mortgaged or assigned or intended now or hereafter so to be, or that the Company may be or may hereafter become bound to convey, mortgage or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage.

         52. Limitation of Liability of Mortgagee. Notwithstanding anything to the contrary contained herein or in any of the other Financing Documents, this Mortgage has been executed by Bankers Trust Company not in its individual capacity but solely as Mortgagee in its capacity as Collateral Agent under the Intercreditor Agreement and, except in the case of its gross negligence or willful misconduct, Bankers Trust Company in its individual capacity shall have no liability for the representations, warranties, covenants, agreements or other obligations of Mortgagee hereunder or in any certificates, notices or agreements delivered pursuant hereto. For all purposes of this Mortgage, in the performance of its duties or obligations hereunder, Mortgagee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VII of the Intercreditor Agreement.

         53. Conflict with Intercreditor Agreement. Notwithstanding anything to the contrary contained herein or in any of the other Financing Documents, all rights, duties, obligations and indemnities of Mortgagee hereunder (including the standard of care pursuant to which it acts) shall be governed by the provisions of the Intercreditor Agreement, including the exercise of any and all remedies hereunder. In the event of a conflict between this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

         54. Effect of Termination of Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, if the Intercreditor Agreement shall be terminated while this Mortgage remains in effect, each reference in this Mortgage to a Trigger Event shall be deemed to be a reference to an Event of Default and no Senior Creditor Certificates under the Intercreditor Agreement shall be required to be received by Mortgagee prior to its exercise of remedies hereunder and the term "Mortgage Event of Default" shall be deemed to include any Event of Default and the term "Trigger Event Period" shall be deemed to mean the period commencing upon the occurrence of any Event of Default and continuing for so long as such Event of Default continues.

         55. IDB Joinder. Mortgagee acknowledges and agrees that IDB is joined as a party to this instrument solely for the purpose of conveying its right, title, interest and estate in and to the IDB Properties and the other Collateral to the lien, encumbrance, and effect of this Mortgage, as security for the Secured Obligations, but the IDB shall not be responsible for paying any sums of money or taking any affirmative actions whatsoever under or pursuant to the terms of this Mortgage to perform any covenants or obligations hereunder or to comply with any conditions or requirements hereunder. No money judgment shall ever be sought or obtained by Mortgagee against IDB for any liabilities or obligations under this Mortgage. Mortgagee also agrees with IDB that prior to exercising any rights or remedies against the IDB Properties hereunder, Mortgagee shall give written notice to IDB at the address indicated in the introductory paragraph hereof specifying the nature of any breach or default hereunder, and shall permit IDB to cure such breach or default within the period permitted for the Company.

         56. Limited Recourse. Satisfaction of the obligations of the Company (including pursuant to the Guaranty) and the IDB under this Mortgage shall be had solely from the assets of the IDB mortgaged herein and the general assets of the Mobile Energy Parties. No recourse shall be had to (a) any assets or properties of the Members (other than Mobile Energy as provided in the Guaranty or of the stockholders of Mobile Energy, other than their respective interests in the Collateral, (b) any Member (other than Mobile Energy as provided in the Guaranty) or (c) any Affiliate, incorporator, stockholder, partner, member, officer, director or employee of any Member or of the Company (other than the Mobile Energy Parties and, in respect of any Southern Guaranty on deposit in any Reserve Account Security Account, Southern).

Notwithstanding anything in this Section 56 to the contrary, (i) nothing contained herein or in the Securities shall limit or otherwise prejudice in any way the satisfaction of the Guaranteed Obligations shall be non-recourse to any monies or other assets of Mobile Energy acquired through or on account of its right of the Trustee, the Collateral Agent or any Holder to proceed against any Person whomsoever (A) with respect to the enforcement of such Person's obligations under any Project Document (including the Guaranty and any Southern Guaranty) to which such Person is a party) or limit or otherwise prejudice in any way the right of the Holders, the Trustee or the Collateral Agent to proceed against such Person with respect to the enforcement of such obligations or (B) to the extent necessary to realize upon the Indenture Securities Collateral granted hereunder or under the Security Documents and: (ii) any limitations of liability herein shall not apply if and to the extent that any Person commits fraud or wilful misrepresentations, including those contained in Officer's Certificates issued from time to time.

         IN WITNESS WHEREOF, the parties hereby have caused this Mortgage to be duly executed as of the date first written above.

                                    MORTGAGORS:

                     MOBILE ENERGY SERVICES COMPANY, L.L.C.,
                      an Alabama limited liability company


                                    By: /s/
                                       Name:  Christopher J. Kysar
                                       Title: Vice President


                                    THE INDUSTRIAL DEVELOPMENT BOARD
                                    OF THE CITY OF MOBILE, ALABAMA


                                    By:     /s/
                                        Name:  Clarence Boll, Jr.
                                        Title: Vice President


                                    MORTGAGEE:

                  BANKERS TRUST (DELAWARE), as Collateral Agent


                                    By:  /s/
                                       Name:  James H. Stallkamp
                                       Title: President

STATE OF          NEW YORK                  )
                                            )  ss.:
COUNTY OF         NEW YORK                  )

                  I, the undersigned Notary Public in and for said County in said State, hereby certify that Christopher J. Kysar whose name as Vice President of Mobile Energy Services Company, L.L.C., an Alabama limited liability company, is signed to the foregoing Leasehold Mortgage, Assignment of Leases, Rents, Issues and Profits and Security Agreement and Fixture Filing and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said limited liability company.

                  Given under my hand and seal this the 24th day of August, 1995.


                              /s/                                       (seal)
                           Notary Public


STATE OF ALABAMA                            )
                                            )  ss.:
COUNTY OF MOBILE                    )

                  I, the undersigned Notary Public in and for said County in said State, hereby certify that Clarence Boll, Jr. whose name as Vice President of The Industrial Development Board of the City of Mobile, Alabama, a public corporation organized under the laws of the State of Alabama, is signed to the foregoing Leasehold Mortgage, Assignment of Leases, Rents, Issues and Profits and Security Agreement and Fixture Filing and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said public corporation.

                  Given under my hand and seal this the 17 day of August, 1995.



                               /s/                                  (seal)
                           Notary Public

STATE OF          DELAWARE                  )
                                            )  ss.:
COUNTY OF         NEW CASTLE                )

                  I, the undersigned Notary Public in and for said County in said State, hereby certify that James H. Stallkamp whose name as President of Bankers Trust (Delaware), a Delaware banking corporation, is signed to the foregoing Leasehold Mortgage, Assignment of Leases, Rents, Issues and Profits and Security Agreement and Fixture Filing and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said banking corporation.

                  Given under my hand and seal this the 21 day of August, 1995.



                               /s/                                     (seal)
                           Notary Public

                                                                    Appendix A



                                  DEFINED TERMS

         For purposes of any Financing Document (as defined herein), terms used in such Financing Document (including terms used herein) that are not otherwise defined therein shall have the following meanings, subject to any provisions contained in such Financing Document that affect the construction or interpretation of such terms. Except as otherwise expressly provided in any such Financing Document, if and to the extent that such Financing Document shall be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms and provisions thereof, this Appendix A shall be, or be deemed to have been, amended, restated, supplemented or otherwise modified concurrently with the execution and delivery of such amendment, restatement, supplement or other modification in order to conform the terms herein and therein, mutatis mutandis, to the terms set forth in or required by such amendment, restatement, supplement or other modification.

         Except as otherwise expressly provided in any such Financing Document:

                  (a) the terms used in such Financing Document have the meanings assigned to them in this Appendix A and include the plural as well as the singular; provided, however, that, in the case of the Indenture, all such terms that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (b) (i) all accounting terms not otherwise defined in such Financing Document have the meanings assigned to them, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Collateral Agent or any Senior Secured Party, or any other Person (as the case may be), under such Financing Document shall be prepared and (iii) all calculations made for the purpose of determining compliance with such Financing Document shall (except as otherwise expressly provided herein) be made, in the case of clauses (i), (ii) and (iii) above, in accordance with, or by application of, GAAP applied on a basis consistent (except inconsistencies that are disclosed in writing to the Collateral Agent or any Senior Secured Party, or any other Person (as the case may be), and are in accordance with GAAP as certified by a firm of independent certified public accountants of recognized national standing) with that used in the preparation of the then most recent corresponding financial statements furnished under such Financing Document to the Collateral Agent or any Senior Secured Party, or any other Person (as the case may be);

                  (c) all references in such Financing Document to any designated "Article," "Section," "Appendix," "Schedule," "Exhibit" and other subdivision are to the designated Article, Section, Appendix, Schedule, Exhibit and other subdivision, respectively, of such Financing Document;

                  (d) all references in such Financing Document to (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to such Financing Document as a whole and not to any particular Article, Section or other subdivision and (ii) the term "this Agreement" or "this Indenture" means such Financing Document as a whole, including Appendices, Schedules and Exhibits thereto;

                  (e) all references in such Financing Document to any Project Document or other Contract defined or referred to therein shall include such Contract (and, in the case of the Senior Securities or any other instrument, any other instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified, or as such Contract may have been replaced (including (i) in the case of an Energy Services Agreement or the Master Operating Agreement, any replacement Contract therefor then satisfying the Restricted Payment Alternative Agreement Requirements with respect thereto and (ii) in the case of any Project Contract, any replacement Contract therefor then satisfying the Event of Default Alternative Agreement Requirements with respect thereto), from time to time;

                  (f) all references in such Financing Document to any Person (including any of its capacities) shall include the permitted successors and assigns of such Person (including in such capacity) in accordance with the terms of such Financing Document and the other Project Documents and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities;

                  (g) all references in such Financing Document to any Law shall include such Law or any successor Law as amended, supplemented or otherwise modified and in effect from time to time, and any other Law in substance substituted therefor;

                  (h) any item or list of items set forth following the word "including," "include" or "includes" in such Financing Document is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included," such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are "included" are limited to such item or items similar to such items;

                  (i) all references in such Financing Document to the Collateral Agent, the Indenture Trustee, the Tax-Exempt Indenture Trustee, the IDB or the Working Capital Facility Provider shall be deemed to refer to each such Person however designated in the Financing Documents so that (i) references to rights or duties of the Collateral Agent under such Financing Document shall be deemed to include the rights or duties of such Person as the "Secured Party" under the Security Agreement and as the "Mortgagee" under the Mortgage, (ii) references to rights or duties of the Indenture Trustee under such Financing Document shall be deemed to include the rights or duties of such Person as a "Senior Secured Party" under the Intercreditor Agreement, (iii) references to rights or duties of the Tax-Exempt Indenture Trustee under such Financing Document shall be deemed to include the rights or duties of such Person as a "Senior Secured Party" under the Intercreditor Agreement and (iv) references to rights or duties of the Working Capital Facility Provider under such Financing Document shall be deemed to include the rights or duties of such Person as a "Senior Secured Party" under the Intercreditor Agreement; provided, however, that, if such Financing Document is (A) the Security Agreement, references to rights or duties of the "Secured Party" thereunder shall be deemed to include the rights or duties of such Person as the Collateral Agent, (B) the Mortgage, references to rights or duties of the "Mortgagee" thereunder shall be deemed to include the rights or duties of such Person as the Collateral Agent and (C) the Working Capital Facility, references to rights or duties of the "Agent" thereunder or a Lender shall be deemed to include the rights or duties of such Person as the Working Capital Facility Provider;

                  (j) all terms defined in such Financing Document shall have the meanings therein ascribed to them when used in any certificate, opinion or other document delivered pursuant thereto and, in the case of the Indenture and the Tax-Exempt Indenture, in the Senior Securities;

                  (k) all references in such Financing Document to the knowledge of any Person that is a corporation, limited liability company or partnership, or any other Person that is not an individual, with respect to any subject or event (including the occurrence or non-occurrence of any circumstance, the failure to perform or observe, or the satisfaction of, any covenant or agreement or the pending or threatened nature of any action) shall be deemed to mean that an Authorized Officer of such Person (or, if such Person is the Company, the Plant Manager thereof) has actual knowledge or awareness of such subject or event or when notice of such subject or event shall have been given, or deemed to have been given, to such Person in accordance with the provisions of such Financing Document; and

                  (l) all references in such Financing Document to the Project Contracts shall be deemed to exclude any Project Contract (and the Consent to Assignment (if any) with respect thereto) (i) after the date on which such Project Contract (A) may have been terminated in accordance with Section 5.10 of the Indenture or Section 4.10 of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility), (B) shall have reached its stated termination date (if any) or (C) (other than in the case of the Energy Services Agreements and the Master Operating Agreement in connection with a Mill Closure) shall have been fully and finally performed by all parties thereto and (ii) after the date of any disposition of the Company's rights and obligations under such Project Contract in accordance with Section 5.8 of the Indenture or Section 4.8 of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility), except, in the case of clauses (i) and (ii) above, if and to the extent that any provisions of such Project Contract so excluded provide that the rights and obligations of any Person that is a party to such Contract shall survive the termination thereof.

         "Accounts" means, collectively, the Intercreditor Agreement Accounts, the Indenture Accounts and the Tax-Exempt Indenture
Accounts.

         "Act" has the meaning specified (a) in the case of any Holder of Indenture Securities, in Section 1.4 of the Indenture and (b) in the case of any Holder of Tax-Exempt Indenture Securities, in Section 1.4 of the Tax-Exempt Indenture.

         "Additional Available Proceeds" means, with respect to any Event of Loss or Event of Eminent Domain, monies neither constituting Revenues nor otherwise required (except pursuant to the provisions of Section 3.10 of the Intercreditor Agreement) to be deposited into any Account that are deposited into the Loss Proceeds Account as other amounts available to the Company and necessary for the rebuilding, repair, restoration or replacement of the Energy Complex or any part thereof that has been affected by such Event of Loss or Event of Eminent Domain (as the case may be).

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of securities or partnership or other ownership interests or by contract or otherwise. Notwithstanding the foregoing, Southern, Mobile Energy, Southern Electric, the Operator and each Person owning, directly or indirectly, five percent (5%) or more of the membership interests in the Company shall be deemed to be an Affiliate of the Company.

         "Affiliate Subordinated Debt" means any unsecured, subordinated loan or loans to the Company from any of its Affiliates pursuant to a Subordinated Loan Agreement, fully subordinated as to payment and exercise of remedies and payable only from monies otherwise distributable by the Company from the Distribution Account in accordance with the Intercreditor Agreement.

         "Aggregate Demand" has the meaning specified in the Master Operating Agreement.

         "Alabama Act" means Ala. Code ss. 11-54-80 to ss. 11-54-101.

         "Annual Budget" means the operating plan and budget for the Energy Complex developed by the Company for operation of the Energy Complex for any Fiscal Year, as the same may be amended, restated, supplemented or otherwise modified from time to time and as more particularly described in Section 5.12 of the Indenture or Section 4.12 of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility) (as the case may be).

         "Approved Institutional Investor" has the meaning specified (a) in the case of the Tax-Exempt Bonds, in the Limited Offering Memorandum dated August 17, 1995 relating to the initial offering thereof and (b) in the case of any other Tax-Exempt Indenture Securities, in any other offering memorandum relating to the initial offering of such Tax-Exempt Indenture Securities.

         "Articles of Organization" means the Articles of Organization of the Company dated July 13, 1995.

         "Authenticating Agent" means any Person acting as Authenticating Agent pursuant to, in the case of the Indenture, Section 9.14(b) thereof and, in the case of the Tax-Exempt Indenture, Section 9.13(b) thereof.

         "Authorized Agent" means any Paying Agent, Authenticating Agent or Security Registrar or other agent appointed by the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) or the Company or the IDB (as the case may be) in accordance with the Indenture or the Tax-Exempt Indenture (as the case may be) to perform any function that such indenture authorizes such agent to perform.

         "Authorized Officer" means (a) in the case of a corporation (including Mobile Energy) or limited liability company (including the Company), the chief executive officer, the president, the chief financial officer, a vice president, the treasurer or an assistant treasurer of such corporation or limited liability company and (b) in the case of any general or limited partnership, any Person authorized by the managing general partner (or such other Person that is responsible for the management of such partnership) to take the applicable action on behalf of such partnership or any officer (with a title specified in clause (a) above) of such partnership's managing general partner (or such other Person that is responsible for the management of such managing general partner).

         "Authorized Representative" means, in respect of any Person, the individual or individuals authorized to act on behalf of such Person by the board of directors, manager, management committee, board of control or any other governing body of such Person as designated from time to time in a certificate of such Person, which shall include or attach thereto specimen signatures, delivered to the Collateral Agent upon which the Collateral Agent may conclusively rely.

         "Authorized Trust Officer" means any officer of the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) or any other individual who shall be duly authorized by appropriate corporate action on the part of either such trustee to authenticate Senior Securities.

         "Automatic Acceleration Default" has the meaning specified (a) in the case of the Indenture, in Section 8.2(a) thereof and (b) in the case of the Tax-Exempt Indenture, in Section 8.2(a) thereof.

         "Available Amount" means, at any time, (a) in the case of any Reserve Account Letter of Credit, the undrawn stated amount of such Reserve Account Letter of Credit at such time and (b) in the case of any Southern Guaranty, an amount equal to the "Available Amount" set forth therein (as such amount may be increased or decreased in accordance with such Southern Guaranty).

         "Bankruptcy Code" means the Federal Bankruptcy Code of 1978.

         "Bankruptcy Event" means, in respect of any Person, (a) such Person's general inability, or its admission of its inability, to pay its debts as such debts become due, (b) the application by such Person for or its consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (c) the commencement by such Person of a voluntary case under the Bankruptcy Code, (d) the making by such Person of a general assignment for the benefit of its creditors, (e) the filing of a petition by such Person seeking to take advantage as a debtor of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, winding-up or readjustment of debts, (f) the failure by such Person to controvert in a timely and appropriate manner, or its acquiescence in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (g) the taking of any corporate or other action by such Person for the purpose of effecting any of the foregoing, (h) the commencement of a proceeding or case, without the application or consent of such Person, in any court seeking (i) such Person's reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator, examiner or the like of such Person or all or any substantial part of its property or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debt and such proceeding or case specified in this clause (h) shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and (except in the case of Section 5.19(a)(ii) of the Indenture or Section 4.19(a)(ii) of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility)) in effect, for a period of sixty (60) or more days or (i) an order for relief against such Person shall be entered in any involuntary case under the Bankruptcy Code.

         "Board of Directors" means (a) when used with respect to the Company, the Manager of the Company and (b) when used with respect to Mobile Energy, either the board of directors of Mobile Energy or any committee of such board duly authorized to act for it.

         "Board Resolution" means (a) when used with respect to the Company, a copy of a resolution certified by an Authorized Officer of the Company or the secretary or assistant secretary of the Company as having been adopted by the Manager of the Company and to be in full force and effect on the date of such certification and (b) when used with respect to Mobile Energy, means a copy of a resolution certified by an Authorized Officer or the secretary or assistant secretary of Mobile Energy as having been adopted by the Board of Directors of Mobile Energy and to be in full force and effect on the date of such certification.

         "Boiler Ash Agreement" means the Boiler Ash Disposal Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Pulp Mill Owner and the Company (as assignee of Mobile Energy).

         "Bond Counsel" means Balch & Bingham or other nationally recognized counsel experienced in matters of municipal law and the tax-exempt status of obligations under the Code.

         "Business Day" means any day other than a Saturday or Sunday or other day on which banks in New York, New York or Atlanta, Georgia are authorized or required to be closed.

         "Capital Budget" means the capital plan and budget developed by the Company with respect to the capital improvements to the Energy Complex specified in the Master Operating Agreement and certain other planned capital expenditures thereto.

         "Capital Budget Subaccount" means the subaccount of the Completion Account so designated established and created under Section 2.2(c) of the Intercreditor Agreement.

         "Casualty Proceeds" means all insurance proceeds (including title insurance proceeds) and other amounts actually received on account of an Event of Loss, including any net interest thereon or gain in respect thereof, other than (a) proceeds of third-party liability insurance (to the extent paid directly from an insurer or insurers to a third-party) and (b) proceeds of business interruption insurance and other payments received for interruption of operations. "Casualty Proceeds" do not include Additional Available Proceeds with respect to such Event of Loss.

         "Closing Date" means the date on which the First Mortgage Bonds and the Tax-Exempt Bonds are originally issued.

         "Coal Supplier" means E.J. Hodder & Associates, Inc., a
Tennessee corporation.

         "Coal Supply Agreement" means the Coal Supply Agreement dated as of May 1, 1995 between the Coal Supplier and the Company.

         "Code" means, as applicable, the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder or the Internal Revenue Code of 1954 and the rules and regulations promulgated thereunder.

         "Collateral" means, collectively, all of the collateral mortgaged, pledged or assigned, or purported to be mortgaged, pledged or assigned, to the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) by the Company or the IDB (as the case may be), in each case pursuant to the granting and assigning clauses of the applicable Financing Documents.

         "Collateral Agent" means Bankers Trust (Delaware), a Delaware banking corporation, or any other Person appointed as a substitute or replacement Collateral Agent under the Intercreditor Agreement.

         "Collateral Agent Claims" means all obligations of the Senior Secured Parties and the Mobile Energy Parties, now or hereafter existing, to pay fees, costs and expenses to the Collateral Agent pursuant to Section 7.3(f) and
Article VIII of the Intercreditor Agreement.

         "Combined Exposure" means, at any time, the sum of (a) the aggregate principal amount of all Senior Securities Outstanding and (b) the aggregate principal amount of all outstanding Working Capital Facility Loans made, and the unutilized Working Capital Facility Commitment, under the Working Capital Facility.

         "Common Services Agreement" means the Common Services Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, among the Company (as assignee of Mobile Energy), the Pulp Mill Owner, the Tissue Mill Owner and the Paper Mill Owner.

         "Company" means Mobile Energy Services Company, L.L.C., an Alabama limited liability company.

         "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by an Authorized Officer of the Company and delivered to the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be).

         "Company Step-In Rights" has the meaning specified for "MESC Step-In Rights" in the Master Operating Agreement.

         "Completion Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Consents to Assignment" means, collectively, (a) the Consents to Assignment, the Lease Estoppel and the Supplementary Lease Estoppel of Scott with respect to the Project Contracts to which it is a party, (b) the Consent to Assignment of the Pulp Mill Owner with respect to the Project Contracts to which it is a party, (c) the Consent to Assignment of the Tissue Mill Owner with respect to the Project Contracts to which it is a party, (d) the Consent to Assignment of the Paper Mill Owner with respect to the Project Contracts to which it is a party, (e) the Consent to Assignment of Southern Electric with respect to the Project Contracts to which it is a party, (f) the Consent to Assignment of SCS with respect to the SCS Agreement, (g) any Consent to Assignment of the Coal Supplier with respect to the Coal Supply Agreement, (h) the Consent to Assignment of TRT with respect to the Nondisturbance Agreement (which may be effected pursuant to the Recognition Agreement to which TRT is a party), (i) the Consent to Assignment of the IDB with respect to the Project Contracts to which it is a party (which may be effected pursuant to the Recognition Agreements) and (j) the Consent to Assignment of Ahlstrom Recovery, Inc. with respect to Purchase Order Number MG-2601.

         "Continuing Disclosure Agreement" means the Continuing Disclosure Agreement dated as of August 1, 1995 among the Mobile Energy Parties and the Tax-Exempt Indenture Trustee.

         "Contract" means (a) any agreement (whether executory or non- executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (b) any deed or other instrument of conveyance, (c) any certificate of incorporation, articles of organization or charter and (d) any by-law.

         "Corporate Trust Office" means the principal office of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) at which at any particular time the corporate trust business thereof shall be administered, which as of the Closing Date is (a) in the case of the Collateral Agent, Bankers Trust (Delaware), c/o Bankers Trust Company, Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group, (b) in the case of the Indenture Trustee, First Union National Bank of Georgia, Corporate Trust Department, M/C GA9094, 999 Peachtree Street, N.E., Atlanta, Georgia 30309 and (c) in the case of the Tax-Exempt Indenture Trustee, First Union National Bank of Georgia, Corporate Trust Department, M/C GA9094, 999 Peachtree Street, N.E., Atlanta, Georgia 30309, or such other office as may be designated by the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) to the Mobile Energy Parties and, in the case of the Collateral Agent, to the other Intercreditor Parties.

         "Credit Standard Event" means (a) with respect to any Reserve Account Letter of Credit on deposit in any Reserve Account Security Account, the unsecured long-term Debt of the provider of such Reserve Account Letter of Credit shall not be rated "A" or higher by S&P, "A" or higher by Fitch and "A2" or higher by Moody's and (b) with respect to any Southern Guaranty on deposit in any Reserve Account Security Account, (i) the Collateral Agent or the Indenture Trustee shall have been provided with an Officer's Certificate of Southern certifying as to the determination that the Southern Credit Standard has not been satisfied or (ii) Southern shall have failed, or the Company shall have failed to cause Southern, to provide to the Collateral Agent or the Indenture Trustee, on or prior to the date that is forty-five (45) days after the end of each fiscal quarter of Southern, an Officer's Certificate of Southern certifying as to the determination that the Southern Credit Standard has been satisfied.

         "Current Fiscal Quarter" has the meaning specified in the definition of Maintenance Reserve Account Required Deposit.

         "Debt" means, in respect of any Person, (a) indebtedness for borrowed money or the deferred purchase price of property or services (excluding obligations under agreements for the purchase price of goods and services in the normal course of business which are not more than ninety (90) days past due),
(b) obligations as lessee under leases that shall have been or should be, in accordance with GAAP, recorded as capital leases, (c) obligations (whether matured or contingent) with respect to any letters of credit issued for the account of such Person, (d) obligations under direct or indirect guaranties or other similar contingent liabilities in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a), (b) or (c) above and (e) all Debt of another Person secured by a lien on any property owned by the first Person (whether or not such Debt has been assumed by such first Person).

         "Debt Service Event" means (a) with respect to any Reserve Account Letter of Credit on deposit in any Reserve Account Security Account, the authorization of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) to draw upon such Reserve Account Letter of Credit pursuant to (i) if such Reserve Account Security Account is the Maintenance Plan Funding Subaccount, clause third of Section 3.5(c) of the Intercreditor Agreement, (ii) if such Reserve Account Security

Account is the Distribution Account, clause second of Section 3.8(b) of the Intercreditor Agreement, (iii) if such Reserve Account Security Account is a Debt Service Reserve Account, clause second of Section 4.5 of the Indenture and
(iv) if such Reserve Account Security Account is a Tax-Exempt Debt Service Reserve Account, clause second of Section 4.6 of the Tax-Exempt Indenture and
(b) with respect to any Southern Guaranty on deposit in any Reserve Account Security Account, the authorization of the Collateral Agent or the Indenture Trustee (as the case may be) to call upon such Southern Guaranty pursuant to (i) if such Reserve Account Security Account is the Maintenance Plan Funding Subaccount, clause fourth of Section 3.5(c) of the Intercreditor Agreement, (ii) if such Reserve Account Security Account is the Distribution Account, clause third of Section 3.8(b) of the Intercreditor Agreement and (iii) if such Reserve Account Security Account is a Debt Service Reserve Account, clause third of
Section 4.5 of the Indenture.

         "Debt Service Reserve Account" means any Account so designated (if any) established and created under any Series Supplemental Indenture to the Indenture for the benefit of Holders of Indenture Securities established thereunder.

         "Debt Service Reserve Account Required Balance" means, in respect of any Debt Service Reserve Account, the amount so designated in the Series Supplemental Indenture to the Indenture establishing such Debt Service Reserve Account.

         "Default Event" means (a) with respect to any Reserve Account Letter of Credit on deposit in any Reserve Account Security Account, (i) the provider of such Reserve Account Letter of Credit shall default in its payment obligations thereunder or (ii) the provider of such Reserve Account Letter of Credit shall become insolvent and (b) with respect to any Southern Guaranty, (i) Southern shall fail to perform any of the "Guaranteed Obligations" thereunder as and when due or (ii) Southern shall become insolvent.

         "Designated Southern Subsidiaries" means, for purposes of the satisfaction of the Southern Credit Standard, all of the Eligible Southern Subsidiaries other than, as designated by the Company to be excluded for such purposes, any one or all (including any combination) of the Eligible Southern Subsidiaries, provided that the aggregate net worth of such Eligible Southern Subsidiaries so excluded is equal to or less than ten percent (10%) of the aggregate net worth of all of the Eligible Southern Subsidiaries. For such purposes, "net worth" means (a) par value of common stock plus (b) paid-in capital plus (c) premium on preferred stock plus (d) retained earnings minus (e) accrued and unpaid dividends on, or other amounts due and payable in respect of, capital stock, in each case, of each of such Eligible Southern Subsidiaries.

         "Determination of Taxability" means a final determination by the Internal Revenue Service or a court of competent jurisdiction in a proceeding in which the Company has been afforded an opportunity to participate, or, at the election of the Company in its sole discretion, a determination by the Company based on an opinion of Bond Counsel, that as a result of any event the interest payable on any Tax-Exempt Indenture Security (in respect of which, at the time of original issuance, the Tax-Exempt Indenture Trustee received an opinion of Bond Counsel to the effect that interest payable on such Tax-Exempt Indenture Security was not includable for Federal income tax purposes in the gross income of any owner of such Tax-Exempt Indenture Security (other than an owner who is a "substantial user" of the Energy Complex or a "related person" within the meaning of Section 147(a) of the
Code)) is includable for Federal income tax purposes in the gross income of any owner of such Tax-Exempt Indenture Security (other than any owner who is a "substantial user" of the Energy Complex or a "related person" within the meaning of Section 147(a) of the Code). No such determination by the Internal Revenue Service shall be considered final unless the Company has been given written notice and, if it so desires, has been given the opportunity to contest the same, either directly or in the name of any owner of a Tax-Exempt Indenture Security and until the conclusion of any appellate review, if sought. Interest on Tax-Exempt Indenture Securities shall not be deemed includable for Federal income tax purposes merely by reason of such interest being treated as a tax preference item for purposes of a Federal alternative minimum tax, loss of or reduction in a related deduction or other indirect adverse tax consequences.

         "Distribution Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Distribution Date" means any Business Day following an Interest Payment Date and preceding the Monthly Transfer Date immediately succeeding such Interest Payment Date, as selected by the Company.

         "Easement Deeds" means, collectively, (a) the Easement Deed, dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Pulp Mill Owner granting the Company certain easements, (b) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Pulp Mill Owner granting the Pulp Mill Owner certain easements, (c) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Tissue Mill Owner granting the Company certain easements,
(d) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Tissue Mill Owner granting the Tissue Mill Owner certain easements, (e) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Paper Mill Owner granting the Company certain easements and (f) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Paper Mill Owner granting the Paper Mill Owner certain easements.

         "Easements" means, collectively, all easements, licenses, franchises, rights-of-way and spur track agreements to which the Company is now or hereafter a party or beneficiary affecting construction on, or the use or operation of, or constituting a part of, the Site (including the Easement Deeds).

         "Eligible Southern Subsidiaries" means, at any time, each of Alabama Power Company, an Alabama corporation, Georgia Power Company, a Georgia corporation, Gulf Power Company, a Maine corporation, Mississippi Power Company, a Mississippi corporation, and Savannah Electric and Power Company, a Georgia corporation, provided that a majority of the voting securities of such Person is owned, directly or indirectly, by Southern at such time.

         "Eminent Domain Proceeds" means all amounts and proceeds actually received in respect of any Event of Eminent Domain, including any net interest thereon or gain in respect thereof. "Eminent Domain Proceeds" do not include Additional Available Proceeds with respect to such Event of Eminent Domain.

         "Energy Complex" has the meaning specified in the Master
Operating Agreement.

         "Energy Services Agreements" means, collectively, the Pulp Mill Energy Services Agreement, the Tissue Mill Energy Services Agreement and the Paper Mill Energy Services Agreement.

         "Environmental Bonds" means, collectively, (a) (i) the IDB's Environmental Improvement Revenue Bonds (Scott Paper Company Project), Series A of 1973, (ii) the IDB's Environmental Improvement Revenue Bonds (Scott Paper Company Project), Series A of 1976 and (iii) the IDB's Environmental Improvement Revenue Bonds (Scott Paper Company Project), Series A of 1980, in the case of clauses (i), (ii) and (iii) above, issued under and secured by a Trust Indenture dated as of April 1, 1973, as supplemented by a First Supplemental Indenture thereto dated as of September 1, 1976 and a Second Supplemental Indenture thereto dated as of October 1, 1980 between the IDB and AmSouth Bank of Alabama, as trustee, and (b) the IDB's Industrial Revenue Bonds (Scott Paper Company Project), Series B of 1976 issued under and secured by a Trust Indenture dated as of September 1, 1976 between the IDB and AmSouth Bank of Alabama, as trustee
 .

         "Environmental Indemnity Agreements" means, collectively, (a) the Pulp Mill Environmental Indemnity Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Company (as assignee of Mobile Energy) and the Pulp Mill Owner, (b) the Paper Mill Environmental Indemnity Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Company (as assignee of Mobile Energy) and the Paper Mill Owner, (c) the Tissue Mill Environmental Indemnity Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Company (as assignee of Mobile

Energy) and the Tissue Mill Owner and (d) the Scott Environmental Indemnity Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between Scott and the Company (as assignee of Mobile Energy).

         "Environmental Requirement" means any Governmental Approvals in effect from time to time relating to the protection of the environment or otherwise addressing environmental issues or environmental requirements of or by any Governmental Authority, or otherwise relating to noise or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, emission, discharge, release or handling of Hazardous Material, including the Comprehensive Environmental Response Compensation, and Liability Act of 1980 (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Toxic Substance Control Act (15 U.S.C. ss. 2601 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Emergency Planning and Community Right to Know Act (42 U.S.C. ss. 1101 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. ss. 2761), the Occupational Health and Safety Act (29 U.S.C. ss. 641 et seq.), the Pollution Prevention Act (42 U.S.C. ss. 1201 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f et seq.), Preservation Development, Etc. of Coastal Areas (Ala. Code ss. 9-7-1 et seq.), the Alabama Environmental Management Act (Ala. Code ss. 22-22A-1 et seq.), the Alabama Water Pollution Control Act (Ala. Code ss. 22-22A-1 et seq.), the Alabama Safe Drinking Water Act (Ala. Code ss. 22-23-30 et seq.), Water Well Standards (Ala. Code ss. 22-24-1 et seq.), Water Wastewater Systems and Treatment Plants (Ala. Code ss. 22-25-1 et seq.), Sewage Collection, Treatment, and Disposal Facilities (Ala. Code ss. 22-26-1 et seq.), Solid Wastes Disposal Act (Ala. Code ss. 22-27-1 et seq.), the Alabama Air Pollution Control Act of 1971 (Ala. Code ss. 22-28-1 et seq.), the Hazardous Wastes Management and Minimization Act
(Ala. Code ss. 22-30-1 et seq.), the Alabama Hazardous Substance Cleanup Fund (Ala. Code ss. 22-30A-1 et seq.), the Water Pollution Control Authority (Ala. Code ss. 22-34-1 et seq.), the Alabama Underground and Aboveground and Storage Tank Trust Fund Act (Ala. Code ss. 22-35-1 et seq.), the Alabama Underground Storage Tank and Wellhead Protection Act of 1988 (Ala. Code ss. 22-36-1 et seq.) and the Alabama Lead Ban Act of 1988 (Ala. Code ss. 22-37-1 et seq.) and, in each case, any regulations promulgated thereunder.

         "ERISA" means the Employee Retirement Income Security Act of
1974.

         "ESA Blockage Event" means, with respect to any Mill Owner or its respective Energy Services Agreement or its Mill, that:

                  (a) such Energy Services Agreement or the Master Operating Agreement has been declared unenforceable by a Governmental Authority having jurisdiction, unless the Company has delivered to the applicable Senior Secured Parties and the

         Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that either (i) such Energy Services Agreement or the Master Operating Agreement (as the case may be) has been reinstated on identical and enforceable terms by the Company and such Mill Owner, (ii) such declaration of enforceability has been overruled, reversed or rescinded by such Governmental Authority or by another Governmental Authority having final jurisdiction or greater jurisdiction than such first Governmental Authority or (iii) the Company has satisfied the Restricted Payment Alternative Agreement Requirements with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be);

                  (b) such Mill Owner has either (i) terminated, or delivered written notice pursuant to the Master Operating Agreement of its intention to terminate (which notice has not been rescinded), its rights and obligations under such Energy Services Agreement or the Master Operating Agreement in connection with a Mill Closure with respect to such Mill or (ii) denied that it has any obligations and substantially ceased performance under such Energy Services Agreement or the Master Operating Agreement, unless, in either case, the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that either (A) such Energy Services Agreement or the Master Operating Agreement (as the case may be) has been reinstated on identical and enforceable terms by the Company and such Mill Owner or, provided that another Person is reasonably capable of performing such Mill Owner's obligations under such Energy Services Agreement or the Master Operating Agreement (as the case may be), by the Company and such other Person or (B) the Company has satisfied the Restricted Payment Alternative Agreement Requirements with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be);

                  (c) a default has occurred and is continuing in respect of such Mill Owner's obligations under such Energy Services Agreement or the Master Operating Agreement, unless, if such Energy Services Agreement or the Master Operating Agreement with respect to such Mill Owner has been terminated as a result of such default, the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that the Company has satisfied the Restricted Payment Alternative Agreement Requirements with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be);

                  (d) based upon the knowledge of either of the Mobile Energy Parties, it is reasonably likely that, on or prior to the next Distribution Date, either (i) there will be a Mill

         Closure with respect to such Mill or (ii) such Mill Owner will deliver written notice pursuant to the Master Operating Agreement of such Mill Owner's intention to terminate its rights and obligations under such Energy Services Agreement or the Master Operating Agreement, unless, in either case, if such Energy Services Agreement or the Master Operating Agreement with respect to such Mill Owner has been terminated as a result of such Mill Closure, the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that the Company has satisfied the Restricted Payment Alternative Agreement Requirements with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be); or

                  (e) a Bankruptcy Event has occurred and is continuing in respect of such Mill Owner, unless (i) the obligations of such Mill Owner under such Energy Services Agreement and the Master Operating Agreement have been expressly assumed with the approval of a court of competent jurisdiction or (ii) if such Energy Services Agreement or the Master Operating Agreement with respect to such Mill Owner has been rejected or otherwise terminated, the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that the Company has satisfied the Restricted Payment Alternative Agreement Requirement with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be).

         "Event of Default" means, so long as there are any Financing Commitments or any Financing Liabilities outstanding, an "Event of Default" under the Indenture, an "Event of Default" under the Tax- Exempt Indenture or an "Event of Default" under the Working Capital Facility.

         "Event of Default Alternative Agreement Requirements" means, with respect to any Project Contract, another Contract entered into by the Company with one or more Persons in substitution for or replacement of any such Project Contract, with respect to some or all of the Processing Services or other services formerly provided by or to the Company thereunder, provided that such alternative Contract (a) contains substantially equivalent terms and conditions or, if such terms and conditions are no longer available on a commercially reasonable basis, the terms and conditions then available on a commercially reasonable basis, (b) would, after giving effect to such alternative Contract and based on projections prepared by the Company on a reasonable basis, maintain a minimum annual Senior Debt Service Coverage Ratio for each Fiscal Year through the final maturity date of the Outstanding Indenture Securities or the Outstanding Tax-Exempt Indenture Securities (as the case may be) projected to be equal to or greater than the lesser of (i) the minimum annual Senior Debt Service Coverage Ratio projected to have been in effect for such Fiscal Year had performance under such Project Contract continued and (ii) 1.2 to 1.0 and (c) is reasonably capable of being performed by the parties thereto. Notwithstanding the foregoing, such alternative Contract need not satisfy the conditions described in clauses (a) and (b) above, provided that (A) the Company delivers to the applicable Senior Secured Parties an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that the Company has satisfied the Restricted Payment Alternative Agreement Requirements (other than the conditions set forth in subclauses (C) and (D) of clause (b)(ii) of the definition of Restricted Payment Alternative Agreement Requirements with respect to such alternative Contract) and (B) after giving effect to such alternative Contract and based on projections prepared by the Company on a reasonable basis, the average of the annual Senior Debt Service Coverage Ratios through the final maturity date of the Outstanding Indenture Securities or the Tax-Exempt Indenture Securities (as the case may be) is projected to be at least 1.2 to 1.0.

         "Event of Eminent Domain" means any compulsory transfer or taking, or transfer under threat of compulsory transfer or taking, of a material part of the Energy Complex by any Governmental Authority or any Person acting with the authority thereof for more than six (6) months, unless such transfer or taking is the subject of a Good Faith Contest.

         "Event of Loss" means any physical loss or destruction of, or destruction to, the Energy Complex, or any other event that causes all or a material part of the Energy Complex to be rendered unfit for normal use for any reason whatsoever, including through failure of title.

         "Excess Loss Proceeds" means, with respect to any Event of Loss or Event of Eminent Domain, monies in an amount equal to the excess, if any, of all of the Loss Proceeds with respect to such Event of Loss or Event of Eminent Domain (as the case may be) over the total cost of the rebuilding, repair, restoration or replacement of the Energy Complex or any part thereof that has been affected by such Event of Loss or Event of Eminent Domain (as the case may be).

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Financing Commitment" means any commitment pursuant to the Financing Documents to provide credit to the Company.

         "Financing Documents" means all Contracts evidencing or securing the Financing Liabilities.

         "Financing Liabilities" means all indebtedness, liabilities and obligations of the Mobile Energy Parties (including principal, interest, fees, reimbursement obligations, penalties, indemnities and legal expenses, whether due to acceleration or otherwise) owing to the Senior Secured Parties (of whatsoever nature and however evidenced) under or pursuant to (a) the Indenture (including the

Guaranty), (b) the Senior Securities, (c) the IDB Lease Agreement, (d) the Tax-Exempt Indenture, (e) the Working Capital Facility and any evidence of indebtedness entered into thereunder and (f) the other Security Documents, in the case of clause (a) through (f) above, whether direct or indirect, primary or secondary, fixed or contingent or now or hereafter arising out of or relating to any such Contract.

         "Financing Statements" means Uniform Commercial Code financing statements filed in connection with the other Security Documents.

         "First Mortgage Bonds" means the Indenture Securities issued on the Closing Date under the first Series Supplemental Indenture to the Indenture.

         "Fiscal Quarter" means the period of time beginning at 12:01 a.m. on the first day of each calendar quarter and ending at midnight on the last day of such calendar quarter.

         "Fiscal Year" means the period of time beginning at 12:01 a.m. on January 1 of each year and ending at midnight on December 31 of such year.

         "Fitch" means Fitch Investors Service, L.P., a New York limited partnership.

         "Fuel Inventory" means fuel inventory of the Energy Complex, in whatever form, including oil, gas, coal, black liquor, biomass and sludge.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "GDPIPD" means the Gross Domestic Product Implicit Price Deflator as published in the United States Department of Commerce, Bureau of Analysis publication entitled "Survey of Current Business." If the Gross Domestic Product Implicit Price Deflator ceases to exist or is no longer available, the Company, with the approval of the Independent Engineer, shall designate a substitute index that is reasonably similar to the Gross Domestic Product Implicit Price Deflator.

         "GDPIPD Factor" means, with respect to each Fiscal Year, the GDPIPD most recently published during or prior to such Fiscal Year divided by the GDPIPD published with respect to December 1994; provided, however, that such GDPIPD Factor shall not be less than one (1).

         "Good Faith Contest" means the contest of an item if (a) such item is diligently contested in good faith by appropriate proceedings and adequate reserves or bonding are established in accordance with GAAP with respect to such item and (b) the failure to pay or comply with such item during the period of such contest would not result in a Material Adverse Effect.

         "Governmental Approvals" means those authorizations, consents, approvals, waivers, exemptions, variances, registrations, certifications, permissions, permits and licenses with any Governmental Authority required for the ownership and operation of the Energy Complex and the performance of a Person's obligations under the Project Documents.

         "Governmental Authority" means any Federal, state, city, county, municipal, foreign, international, regional or other governmental or regulatory authority, agency, department, board, body, instrumentality, commission, arbiter or court.

         "Guaranteed Obligations" means all indebtedness, liabilities, obligations, covenants and duties of, and all terms and conditions to be observed by, the Company (including in its capacity as a "debtor in possession" under the Bankruptcy Code) due or owing to, or in favor or for the benefit of, the Senior Secured Parties under the Security Documents or the Working Capital Facility (as the case may be), in each case (a) whether due or owing to, or in favor or for the benefit of, the Senior Secured Parties or any other Person that becomes the Indenture Trustee, the Tax-Exempt Indenture Trustee or the Working Capital Facility Provider (as the case may be) by reason of any succession or assignment at any time thereafter and (b) whether or not an allowable claim against the Company under the Bankruptcy Code, or otherwise enforceable against the Company, and including, in any event, interest accruing after the filing by or against the Company of a petition under the Bankruptcy Code; provided, however, that the satisfaction of the Guaranteed Obligations shall be non-recourse to any monies or other assets of Mobile Energy acquired through or on account of its interests in the Southern Master Tax Sharing Agreement to the extent such assets are not commingled with any of Mobile Energy's other assets or any monies or assets of the Company.

         "Guaranty" means the unconditional guaranty by Mobile Energy of the Guaranteed Obligations included in Article XIV of the Indenture, Article VIII of the IDB Lease Agreement and Article VIII of the Working Capital Facility (as the case may be).

         "Hazardous Materials" means hazardous wastes, hazardous substances, hazardous constituents, air contaminants or toxic substances, whether solids, liquids or gases, including substances defined or otherwise regulated as "hazardous materials," "regulated substances," "hazardous wastes," "hazardous substances," "toxic substances," "pollutants," "contaminants," "carcinogens," "hazardous air pollutants," "criteria pollutants," "reproductive toxins," "radioactive materials," "toxic chemicals," or other similar designations in, or otherwise subject to regulation under, any Environmental Requirement, including petroleum hydrocarbons, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls and radionuclides.

         "Holder" means a Person in whose name an Indenture Security or a Tax-Exempt Indenture Security (as the case may be) is registered in the register providing for the registration, including upon transfer or exchange, thereof pursuant to the Indenture or the Tax- Exempt Indenture (as the case may be).

         "IDB" means The Industrial Development Board of the City of Mobile, Alabama.

         "IDB Claims" means all obligations of the Mobile Energy Parties, now or hereafter existing, to pay fees, costs, expenses, indemnification payments or other amounts to the IDB under the Financing Documents, other than (a) rent payments under the IDB Lease Agreement and (b) payments in respect of principal of and premium, if any, and interest on the 1994 Bonds.

         "IDB Lease Agreement" means the Amended and Restated Lease and Agreement dated as of August 1, 1995 among the IDB and the Mobile Energy Parties.

         "IDB Request" and "IDB Order" mean, respectively, a written request or order signed in the name of the IDB by an Authorized Officer of the IDB and delivered to the Tax-Exempt Indenture Trustee.

         "Income Tax Deficiency" means (a) with respect to the second Distribution Date during any Fiscal Year, an amount equal to the excess, if any, of (i) an amount equal to the sum of (A) the combined Federal and State of Alabama quarterly estimated income tax payments that would have been required to be paid by all Members during such Fiscal Year prior to such Distribution Date and (B) one-half of the amounts estimated to be required to be paid for County and City of Mobile, Alabama income taxes in respect of such Fiscal Year, if any, all calculated, solely for this purpose, as if such Members collectively were a single "stand-alone" domestic Alabama corporation for purposes of Federal, state and local taxes that would not (1) be a member of a consolidated, affiliated, combined, unitary or other tax group, (2) be a party to any tax sharing arrangements with any other Person and (3) have income, loss or credits (including loss and credit carryovers) available to it that would not be attributable to any ownership interest in the Company over (ii) the amount of distributions, if any, from the Distribution Account and the Subordinated Fee Account made on the first Distribution Date during such Fiscal Year in excess of the amount of distributions, if any, that would have been calculated by clause
(b) below with respect to such Distribution Date and (b) with respect to the first Distribution Date during any Fiscal Year, an amount equal to the excess, if any, of (i) an amount equal to the estimate, as of such Distribution Date, of the combined Federal, State of Alabama, and County and City of Mobile, Alabama income taxes that relate to the immediately preceding Fiscal Year of all Members, all calculated solely for this purpose, as if such Members collectively were a single "stand-alone" domestic Alabama corporation for purposes of Federal, state and local taxes that would not (A) be a member of a consolidated, affiliated, combined, unitary or other tax group, (B) be a party to any tax sharing arrangements with any other Person and (C) have income, loss or credits (including loss and credit carryovers) available to it that would not be attributable to any ownership interest in the Company over (ii) the amount of distributions, if any, from the Distribution Account and the Subordinated Fee Account made on the second Distribution Date of such prior Fiscal Year.

         "Indenture" means the Trust Indenture dated as of August 1, 1995 among the Mobile Energy Parties and the Indenture Trustee.

         "Indenture Accounts" means, with respect to the Indenture Securities of any series, the Indenture Securities Account and each Debt Service Reserve Account (if any) established for the benefit of Holders of the Indenture Securities of such series.

         "Indenture Distribution Amount" means, in respect of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain to be applied pursuant to Section 6.2(b) of the Intercreditor Agreement, an amount equal to the Indenture's Percentage Share of (a) such Excess Loss Proceeds and
(b) the Redistributed Proceeds with respect to such Excess Loss Proceeds.

         "Indenture Securities" means all Debt issued pursuant to the Indenture.

         "Indenture Securities Account" means the Account so designated established and created under Section 4.1 of the Indenture.

         "Indenture Securities Collateral" means, collectively, (a) all of the collateral mortgaged, pledged or assigned, or purported to be mortgaged, pledged or assigned, to the Indenture Trustee by the Company pursuant to the granting and assigning clauses of the Indenture and (b) the Shared Collateral.

         "Indenture Securities Interest Subaccount" means the subaccount of the Indenture Securities Account so designated established and created under Section
4.1 of the Indenture.

         "Indenture Securities Principal Subaccount" means the subaccount of the Indenture Securities Account so designated established and created under Section
4.1 of the Indenture.

         "Indenture Securities Redemption Subaccount" means the subaccount of the Indenture Securities Account so designated established and created under
Section 4.1 of the Indenture.

         "Indenture Trustee" means First Union National Bank of Georgia, a national banking association organized and existing under the laws of the United States of America.

         "Independent Engineer" means Stone & Webster Engineering Corporation or another nationally recognized consulting or engineering firm appointed Independent Engineer pursuant to the terms of the Intercreditor Agreement.

         "Independent Engineer Agreement" means the Independent Engineer Agreement dated as of August 1, 1995 between the Company and the Independent Engineer or any other similar Contract among such Persons.

         "Independent Engineer Confirmation" means a certificate signed by an authorized representative of the Independent Engineer confirming the reasonableness of statements and projections contained in certain Officer's Certificates delivered to the applicable Senior Secured Parties or the Collateral Agent under the Financing Documents, which confirmation may not be unreasonably withheld, conditioned or delayed.

         "Independent Insurance Advisor" means Sedgwick James or another nationally recognized insurance advisory firm appointed as insurance advisor under the Indenture and the Tax-Exempt Indenture by the Collateral Agent.

         "Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement dated as of August 1, 1995 among the Senior Secured Parties, the Collateral Agent, the IDB and the Mobile Energy Parties.

         "Intercreditor Agreement Accounts" means, collectively, the Completion Account, the Revenue Account, the Mill Owner Reimbursement Account, the Working Capital Facility Account, the Operating Account, the Maintenance Reserve Account, the Loss Proceeds Account, the Subordinated Debt Account, the Subordinated Fee Account and the Distribution Account.

         "Intercreditor Parties" means, collectively, the Senior Secured Parties, the IDB, the Mobile Energy Parties, any Subordinated Debt Provider and any other Person party to the Intercreditor Agreement (other than the Collateral Agent).

         "Interest Payment Date" means each January 1 and July 1 of each year, commencing January 1, 1996.

         "Investment Grade" means a rating in one of the four highest categories (without regard to subcategories within such rating categories) by a Rating Agency.

         "Law" means any constitution, treaty, statute, code, ordinance, regulation, order, decree, writ or judicial or arbitral decision.

         "Lease" means the Lease Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July, 13, 1995, between Scott, as lessor, and the Company (as assignee of Mobile Energy), as lessee.

         "Lease Documents" means, collectively, the IDB Lease Agreement, the Tax-Exempt Indenture (including any Series Supplemental Indenture) and (to the extent relating to, or securing, the Tax-Exempt Indenture Securities) the other Financing
Documents.

         "Lease Indemnity" means the Letter Agreement dated August 1, 1995 by the Mobile Energy Parties in favor of Scott, providing for the indemnification of Scott with respect to matters arising under the Utilities Land Sublease dated as of December 1, 1983, as amended, between Scott and the IDB.

         "Leased Land" means the land underlying the components of the Tax-Exempt Project marked on Exhibit A to the IDB Lease Agreement.

         "Lenders" has the meaning specified in the Working Capital
Facility.

         "Lien" means any lien, claim, security interest, mortgage, trust arrangement, judgment, pledge, option, charge, easement, encumbrance, title retention, conditional sales agreement, encroachment, right-of-way, building or use restriction, preferential right or any other security agreement, arrangement or similar right in favor of any Person, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "Loss Proceeds" means, as applicable, Casualty Proceeds or Eminent Domain Proceeds.

         "Loss Proceeds Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Maintenance Excess Funding Subaccount" means the subaccount of the Maintenance Reserve Account so designated established and created under Section 2.2(b) of the Intercreditor Agreement.

         "Maintenance Expenditures" means all costs and expenses of operating and maintaining the Energy Complex and, when the Company is exercising the Company Step-In Rights, the Pulp Mill Step-In Equipment, other than (a) fuel costs and expenses, (b) labor and employee expenses, including fringe benefits and labor relations expense, (c) payments for insurance premiums and like insurance related expenses required or otherwise maintained under any Project Document, (d) costs and expenses of consumable items such as process or cleaning chemicals and lubricants, (e) equipment rental, small tools and vehicle maintenance expenses, (f) costs and expenses associated with legal, accounting and other office and administrative functions, (g) permitting fees, (h) costs and expenses of safety supplies, office supplies and other office expenses, (i) property taxes and payments made in lieu of taxes, (j) computer maintenance expenses, (k) any amounts payable for services rendered under the Common Services Agreement, (l) ash disposal costs, (m) liquidated damages payable to the Mill Owners under the Master Operating Agreement, (n) amounts payable to the

Mill Owners in connection with the exercise of Mill Owner Step-In Rights, (o) any amounts required to be rebated to the United States government pursuant to
Section 148 of the Code in connection with any series of the Tax-Exempt Indenture Securities (to the extent not already provided for in the Tax-Exempt Indenture) and (p) payments to the IDB (including IDB Claims and payments required to be made by the Company with respect to the 1994 Bonds), in the case of clauses (a) through (p) above, to the extent the foregoing costs or expenses are not customarily treated as capital expenditures.

         "Maintenance Plan" means the maintenance plan and budget for the Energy Complex, as the same may be amended, restated, supplemented or otherwise modified from time to time and as more particularly described in Section 5.12 of the Indenture or Section 4.12 of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility) (as the case may be).

         "Maintenance Plan Funding Subaccount" means the subaccount of the Maintenance Reserve Account so designated established and created under Section 2.2(b) of the Intercreditor Agreement.

         "Maintenance Reserve Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Maintenance Reserve Account Balance" means, with respect to the Current Fiscal Quarter, the sum of (a) the monies on deposit in the Maintenance Reserve Account, (b) amounts available to be drawn or called upon under any Reserve Account Security deposited in the Maintenance Plan Funding Subaccount and (c) the monies on deposit in, or otherwise credited to (by means of a guaranty, capital infusion agreement or otherwise), the Mill Owner Maintenance Reserve Account, in the case of clauses (a), (b) and (c) above, at the beginning of the Current Fiscal Quarter.

         "Maintenance Reserve Account Required Deposit" means, with respect to any Fiscal Quarter during any Fiscal Year (the "Current Fiscal Quarter"), one or more deposits into the Maintenance Reserve Account on Monthly Transfer Dates occurring during the Current Fiscal Quarter in an aggregate amount equal to the excess of the sum of paragraphs (a), (b) and (c) below over the Maintenance Reserve Account Balance with respect to the Current Fiscal Quarter:

                  (a) the amount of Maintenance Reserve Account Required Deposits with respect to each Fiscal Quarter preceding the Current Fiscal Quarter that were required to be deposited into the Maintenance Reserve Account during each such Fiscal Quarter but were not, and have not been since, so deposited;

                  (b) the aggregate amount of any withdrawals from the Maintenance Reserve Account and the Mill Owner Maintenance Reserve Account during each Fiscal Quarter preceding the Current Fiscal Quarter that were in excess of the aggregate projected Maintenance Expenditures for each such Fiscal

         Quarter (as specified in the Maintenance Plan) but were not, and have not been since, redeposited in the Maintenance Reserve Account; and

                  (c)      the greatest of:

                            (i) if the Current Fiscal Quarter is the first
                  Fiscal Quarter of such Fiscal Year, the amount obtained by dividing the aggregate of the projected Maintenance Expenditures for the Current Fiscal Quarter and the immediately succeeding sixteen (16) Fiscal Quarters (in each case as specified in the Maintenance Plan) by sixteen (16);

                           (ii) if the Current Fiscal Quarter is the first or
                  second Fiscal Quarter of such Fiscal Year, the amount obtained by dividing the aggregate of the projected Maintenance Expenditures for the Current Fiscal Quarter and the immediately succeeding fifteen (15) Fiscal Quarters (in each case as specified in the Maintenance Plan) by fifteen (15);

                           (iii) if the Current Fiscal Quarter is the first,
                  second or third Fiscal Quarter of such Fiscal Year, the amount obtained by dividing the aggregate of the projected Maintenance Expenditures for the Current Fiscal Quarter and the immediately succeeding fourteen (14) Fiscal Quarters (in each case as specified in the Maintenance Plan) by fourteen
                  (14); and

                           (iv) if the Current Fiscal Quarter is the first,
                  second, third or fourth Fiscal Quarter of such Fiscal Year, the greatest of the amount obtained by dividing the aggregate of the projected Maintenance Expenditures for any period consisting of the Current Fiscal Quarter and any number of consecutive Fiscal Quarters from one (1) to thirteen (13) immediately succeeding the Current Fiscal Quarter (in each case as specified in the Maintenance Plan) by such number of consecutive Fiscal Quarters.

         "Manager" means Mobile Energy and any Person appointed as an additional, substitute or replacement manager of the Company pursuant to the terms of the Articles of Organization.

         "Master Operating Agreement" means the Amended and Restated Master Operating Agreement dated as of July 13, 1995 among the Company (as assignee of Mobile Energy), Scott, the Pulp Mill Owner, the Tissue Mill Owner and the Paper Mill Owner.

         "Material Adverse Effect" means (a) a change in the financial condition of either of the Mobile Energy Parties or the Energy Complex that would reasonably be expected to materially and adversely affect the ability of either of the Mobile Energy Parties to pay principal of and interest on the Senior Debt as and when required or (b) any event or occurrence of whatever nature that would materially and adversely affect (i) the ability of either of the Mobile Energy Parties to perform its obligations under the Project Documents or (ii) the Lien of the Security Documents.

         "Member" means any Person owning a membership interest in the Company.

         "Mill Closure" means (a) a public announcement by a Mill Owner that it will close its respective Mill for a period of at least one (1) year or that it will reduce production of pulp, paper or tissue (as applicable) at such Mill (permanently or for a period of at least two (2) years) to less than ten percent (10%) of 1994 production levels or (b) the occurrence of a two (2) year period during which, for any reason other than the occurrence of a Force Majeure Event (as defined in the Master Operating Agreement), such Mill Owner's production of pulp, paper or tissue (as applicable) at such Mill is less than ten percent (10%) of 1994 production levels.

         "Mill Owner Maintenance Reserve Account" means the account so designated established and created pursuant to the Master Operating Agreement for the sole benefit of the Mill Owners.

         "Mill Owner Maintenance Reserve Account Agreement" means the Mill Owner Maintenance Reserve Account Agreement dated as of August 1, 1995 among Southern, the Company and the Mill Owners.

         "Mill Owner Reimbursement Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Mill Owner Step-In Rights" has the meaning specified in the Master Operating Agreement.

         "Mill Owners" means, collectively, the Pulp Mill Owner, the Tissue Mill Owner and the Paper Mill Owner.

         "Mills" means, collectively, the Pulp Mill, the Tissue Mill and the Paper Mill.

         "Mixed-Use Bonds" means, collectively, the IDB's Industrial Development Revenue Bonds (Scott Paper Company Project), Series A and the IDB's Industrial Development Revenue Bonds (Scott Paper Company Project), Series B, in each case issued under and secured by a Trust Indenture dated as of December 1, 1984, as supplemented by a First Supplemental Indenture thereto dated as of June 1, 1985, between the IDB and AmSouth Bank of Alabama, as trustee.

         "Mobile Energy" means Mobile Energy Services Holdings, Inc., an Alabama corporation.

         "Mobile Energy Parties" means, collectively, the Company and Mobile Energy.

         "Mobile Energy Request" or "Mobile Energy Order" means, respectively, a written request or order signed in the name of Mobile Energy by an Authorized Officer of Mobile Energy and delivered to the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be).

         "Mobile Facility" means the integrated pulp, paper and tissue manufacturing facility located on a 730-acre site along the Mobile River and the Chickasaw Creek in Mobile, Alabama, comprised of the Mills and the Energy Complex.

         "Monthly Transfer Date" means the last Business Day of each month of each Fiscal Year, commencing with the first such day occurring after the Closing Date.

         "Moody's" means Moody's Investors Service, Inc., a Delaware corporation.

         "Mortgage" means the Leasehold Mortgage, Assignment of Leases, Rents, Issues and Profits and Security Agreement and Fixture Filing dated as of August 1, 1995 among the Company, the IDB and the Mortgagee.

         "Mortgagee" means Bankers Trust (Delaware), or any other Person appointed as a substitute or replacement Mortgagee under the Mortgage.

         "1983 Bonds" means the IDB's Exempt Facilities Revenue Bonds (Scott Paper Company Project), 1983 Series B, issued under and secured by a Trust Indenture dated as of December 1, 1983 between the IDB and BankAmerica Trust Company of New York, as trustee.

         "1984 Bonds" means the IDB's Variable Rate Demand Solid Waste Revenue Refunding Bonds (Scott Paper Company Project) Series 1984 A, B, C, D and E issued under and secured by the 1984 Indenture.

         "1984 Indenture" means the Trust Indenture dated as of December 1, 1984, as supplemented by the First Supplemental Indenture thereto dated as of January 1, 1985 and the Second Supplemental Indenture thereto dated as of August 1, 1995, between the IDB and Chemical Bank, as trustee.

         "1984 Lease" means the Lease and Agreement dated December 1, 1984, as amended by Amendment No. 1 thereto dated as of November 8, 1994 and Amendment No. 2 thereto dated as of December 9, 1994, between the IDB and the Company (as assignee of Mobile Energy (as assignee of Scott)).

         "1994 Bond Payment Date" means each June 1 and December 1 of each year, commencing December 1, 1995.

         "1994 Bond Trustee" means Bankers Trust (Delaware), in its capacity as trustee under the 1994 Indenture.

         "1994 Bonds" means the IDB's Industrial Development Revenue Bonds (Scott Paper Recovery Boiler Project) 1994 Series A. For all purposes of the Financing Documents, (a) payments in respect of the principal of and premium, if any, and interest on the 1994 Bonds shall be treated as neither Operation and Maintenance Costs nor Senior Debt Service Requirements (or any other debt service) and (b) receipts (or deemed receipts) in respect of the 1994 Bonds shall not be treated as Revenues.

         "1994 Indenture" means the Trust Indenture dated as of December 1, 1994 between the IDB and the 1994 Bond Trustee.

         "1995 Bonds" has the meaning specified in Section 2.17(a) of the Tax-Exempt Indenture, which means the Tax-Exempt Bonds.

         "Non-Affiliate Subordinated Debt" means any unsecured loan or loans from any Person that is not an Affiliate of the Company pursuant to a Subordinated Loan Agreement, the amounts necessary for repayment of which have been included in the Annual Budget approved by the Collateral Agent and the Independent Engineer.

         "Nondisturbance Agreement" means the Estoppel and Nondisturbance Agreement dated as of December 12, 1994 between TRT and the Company (as assignee of Mobile Energy).

         "Officer's Certificate" means a certificate that has been signed by an Authorized Officer of either of the Mobile Energy Parties or of Southern (as the case may be).

         "O&M Agreement" means the Facility Operations and Maintenance Agreement dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Operator.

         "Operating Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Operating Agreement" means the Operating Agreement of the Company dated as of July 13, 1995, as amended by the First Amendment thereto dated as of July 13, 1995, among the Members.

         "Operation and Maintenance Costs" means all costs and expenses of operating and maintaining the Energy Complex and, when the Company is exercising the Company Step-In Rights, the Pulp Mill Step-In Equipment, including and together with (a) Subordinated Fees, (b) Maintenance Expenditures and (c) any such costs and expenses specified in clauses (a) through (p) of the definition of Maintenance Expenditures (other than (i) rent payments under the IDB Lease Agreement and (ii) payments of principal of and premium, if any, and interest on the 1994 Bonds).

         "Operator" means Southern Electric, in its capacity as operator under the O&M Agreement.

         "Opinion of Counsel" means a written opinion of counsel for any Person either expressly referred to in any Financing Document to which the Collateral Agent or any of the Senior Secured Parties is a party or otherwise satisfactory to the Collateral Agent or such Senior Secured Party (which may include counsel for either of the Mobile Energy Parties, whether or not such counsel is an employee of either or both of them).

         "Optional Modifications" means all modifications to the Energy Complex that are not Required Modifications.

         "Optional Modifications Subaccount" means the subaccount of the Completion Account so designated established and created under Section 2.2(c) of the Intercreditor Agreement.

         "Outstanding" means, when used with respect to any of the Senior Securities (however referenced in any Financing Document), as of the date of determination, all such Senior Securities theretofore authenticated and delivered under the Indenture or the Tax-Exempt Indenture (as the case may be), except:

                  (a) such Senior Securities theretofore canceled by the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) or delivered to either such Trustee for cancellation;

                  (b) such Senior Securities or portions thereof deemed to have been paid within the meaning of, in the case of the Indenture, Section
         12.1 thereof and, in the case of the Tax- Exempt Indenture, Section
         12.1 thereof (as the case may be); and

                  (c) such Senior Securities that have been exchanged for other Senior Securities or Senior Securities in lieu of which other Senior Securities have been authenticated and delivered pursuant to the Indenture or the Tax-Exempt Indenture (as the case may be) unless held by a Holder in whose hands such Senior Securities constitute valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Senior Securities (however referenced in any Financing Document) Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Tax-Exempt Indenture (as the case may be) or whether or not a quorum is present at a meeting of Holders of such Senior Securities, such Senior Securities owned by either of the Mobile Energy Parties (or any Affiliate thereof) shall be disregarded and deemed not to be Outstanding, except that, in determining whether or not the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to presence of a quorum, only such Senior Securities that a Responsible Officer of the Indenture Trustee or the Tax-Exempt

Indenture Trustee (as the case may be) knows to be so owned shall be so disregarded. Any such Senior Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) such pledgee's right so to act with respect to such Senior Securities and that such pledgee is not a Mobile Energy Party (or any Affiliate thereof).

         "Paper Mill" means the paper mill located at the Mobile
Facility, which as of the Closing Date is owned by S.D. Warren.

         "Paper Mill Energy Services Agreement" means the Paper Mill Energy Services Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated July 13, 1995, between the Paper Mill Owner and the Company (as assignee of Mobile Energy).

         "Paper Mill Owner" means S.D. Warren, in its capacity as owner of the Paper Mill.

         "Paying Agent" means any Person acting as Paying Agent pursuant to, in the case of the Indenture, Section 9.14(b) thereof and, in the case of the Tax-Exempt Indenture, Section 9.13(b) thereof.

         "Percentage Share" means an amount (expressed as a percentage) equal to:

                  (a) with respect to the Working Capital Facility, (i) the Working Capital Facility Commitment in effect immediately prior to any deposit into the Working Capital Facility Account of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain pursuant to Section 6.2(b)(i) of the Intercreditor Agreement divided by
         (ii) the Combined Exposure immediately prior to such deposit;

                  (b) with respect to the Indenture, (i) the principal amount of the Indenture Securities Outstanding immediately prior to any transfer to the Indenture Trustee for deposit into the Indenture Securities Account of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain pursuant to Section 6.2(b)(ii) of the Intercreditor Agreement divided by (ii) in the case of Excess Loss Proceeds, the Combined Exposure and, in the case of Redistributed Proceeds, the aggregate principal amount of the Senior Securities Outstanding, in each case immediately prior to such transfer; and

                  (c) with respect to the Tax-Exempt Indenture, (i) the principal amount of the Tax-Exempt Indenture Securities Outstanding immediately prior to any transfer to the Tax- Exempt Indenture Trustee for deposit into the Tax-Exempt Indenture Securities Account of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain pursuant to Section 6.2(b)(iii) of the Intercreditor Agreement divided by (ii) in the case of Excess Loss Proceeds, the Combined Exposure and, in the case of Redistributed Proceeds, the aggregate principal amount of the Senior Securities Outstanding, in each case immediately prior to such transfer.

         "Permitted Indebtedness" means (a) in the case of the Company: (i) the First Mortgage Bonds; (ii) Debt incurred under a Working Capital Facility having a Working Capital Facility Commitment not to exceed $15,000,000 (multiplied by the Working Capital Escalation Factor in effect at any given time, provided (and the Working Capital Facility shall contain provisions to such effect) that (A) no more than $5,000,000 (multiplied by the Working Capital Escalation Factor in effect at any given time) of such Debt may be scheduled to mature during any calendar month, (B) any Working Capital Facility Loan advanced thereunder shall mature no later than ninety-three (93) days from the date such Working Capital Facility Loan was first advanced, (C) the Company shall be required to repay all amounts advanced thereunder so that no amounts are outstanding once during each Fiscal Year (other than the Fiscal Year ending December 31, 1995) for a period of five (5) consecutive days and (D) the Working Capital Facility Provider thereunder shall become a party to the Intercreditor Agreement; (iii) the Tax-Exempt Bonds; (iv) reimbursement obligations in respect of letters of credit (if any) and other financial obligations arising under the Project Contracts and obligations arising under the Lease Indemnity; (v) purchase money obligations incurred to finance discrete items of equipment not comprising an integral part of the Energy Complex that extend only to the equipment being financed and that do not in the aggregate have annual debt service or lease obligations exceeding $2,000,000 (multiplied by the GDPIPD Factor in effect at the time such obligations were incurred); (vi) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (vii) obligations in respect of surety bonds or similar instruments in an aggregate amount not exceeding $10,000,000 (multiplied by the GDPIPD Factor in effect at the time such obligations were incurred) at any one time outstanding; (viii) Affiliate Subordinated Debt; (ix) Replacement Debt permitted to be issued pursuant to the terms of the Financing Documents; (x) Debt permitted to be issued pursuant to the terms of the Financing Documents for Required Modifications and Optional Modifications; (xi) Non-Affiliate Subordinated Debt (including any Non-Affiliate Subordinated Debt permitted by clause (x) above) in an aggregate principal amount not to exceed $75,000,000 (multiplied by the GDPIPD Factor in effect at the time such Debt was incurred) permitted to be issued pursuant to the terms of the Financing Documents; (xii) Refunding Debt permitted to be issued pursuant to the terms of the Financing Documents; and (xiii) the Company's obligations in respect of the 1994 Bonds, the Mixed-Use Bonds, the Environmental Bonds and the Refunding Letter of Credit; and (b) in the case of Mobile Energy, the Guaranty.

         "Permitted Investments" means investments in securities that are: (a) direct obligations of the United States of America or of any agency thereof; (b) obligations fully guaranteed by the United States of America or any agency thereof; (c) time deposits (which may be represented by certificates of deposit) issued by commercial banks organized under the laws of the United States of America or of any political subdivision thereof or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Union having a combined capital and surplus of at least $500,000,000 and having long-term unsecured Debt having a rating at least equal to (i) the highest rating assigned to the Outstanding Indenture Securities or the Tax-Exempt Indenture Securities (as the case may be) by at least two of the Rating Agencies or (ii) "B" by Thompson Bankwatch, Inc. (in either case provided that such investments shall not be comprised of more than $30,000,000 in principal amount at any given time from any one such bank); (d) open market commercial paper of any corporation incorporated or doing business under the laws of the United States of America or of any political subdivision thereof then rated at least A-1/P-1 (or an equivalent thereof) by at least two of the Rating Agencies (provided that such investments shall not be comprised of more than $30,000,000 in principal amount at any given time from any one such corporation); (e) obligations issued or guaranteed by, and any other obligations the interest on which is excluded from income for Federal income tax purposes issued by, any state of the United States of America or the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality thereof, which issuer or guarantor has (i) a short-term Debt rating which is (on the date of acquisition thereof) A- 1/P-1 (or an equivalent thereof) or better and (ii) a long-term Debt rating that is (on the date of acquisition thereof) "A" or better, in each case by at least two of the Rating Agencies (provided that such investments shall not be comprised of more than $30,000,000 in principal amount at any given time from any one such issuer or guarantor); (f) guaranteed investment contracts of any financial institution organized under the laws of the United States of America or any state thereof or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Union, which financial institution has assets of at least $5 billion in the aggregate and has a long term Debt rating that is (on the date of acquisition thereof) "A" or better by at least two of the Rating Agencies (provided that such investments shall not be comprised of more than $30,000,000 in principal amount at any given time from any one such institution); (g) investment contracts of any financial institution either (i) (A) fully secured by direct obligations of the United States, (B) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or (C) securities or receipts evidencing ownership interests in obligations or specified portions thereof described in clause (A) or (B) above, in each case guaranteed as a full faith and credit obligation of the United States, having a market value at least equal to 102% of the amount deposited thereunder and possession of which obligation is held under arrangements satisfactory to the Collateral Agent, the

Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) or
(ii) with long-term Debt ratings of "A" or higher and short-term ratings in one of the highest two major categories by any of the Rating Agencies; (h) a contract or investment agreement with a provider or guarantor (i) which provider or guarantor is rated at least "A" or equivalent by each of the Rating Agencies (provided that if a guarantor is party to the rating, the guaranty is unconditional and is confirmed in writing prior to any assignment by the provider to another subsidiary of such guarantor), (ii) providing that monies invested shall be payable to the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) (except to the extent the monies invested constitute Shared Collateral, which shall be payable to the Collateral Agent) without condition (other than notice) and without breakage fee or other penalty, upon not more than two (2) Business Days' notice for application when and as required or permitted under the Indenture, the Intercreditor Agreement or the Tax-Exempt Indenture (as applicable), (iii) stating that such contract or agreement is unconditional, expressly disclaiming any right of setoff and providing for immediate termination in the event of insolvency of the provider and termination upon demand of the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) (except to the extent the monies invested constitute Shared Collateral, which shall provide for termination upon demand of the Collateral Agent) (which demand shall only be made at the direction of the Company) after any payment or other covenant default by the provider and (iv) the terms and provisions of which are in form and substance satisfactory to the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be); and (i) investments in money market funds registered under the Investment Company Act of 1940 then rated in the highest category by S&P and Moody's.

         "Permitted Liens" means: (a) Liens specifically created, required or permitted by the Indenture, the Tax-Exempt Indenture or the IDB Lease Agreement;
(b) the Liens created, or purported to be created, on the Collateral pursuant to the Security Documents; (c) Liens for taxes that are either not yet due, are due but payable without penalty or are the subject of a Good Faith Contest; (d) any exceptions to title that are set forth on Schedule B--Section 2 of the title insurance policy delivered to the Collateral Agent on the Closing Date (to the extent that such exceptions have not been released or subordinated prior to the Closing Date); (e) such minor defects, easements, rights of way, restrictions, irregularities, encumbrances and clouds on title and statutory liens that do not materially impair the property affected thereby and that do not individually or in the aggregate materially impair the value of the security interests granted under the Financing Documents; (f) the easements and other rights in favor of third-parties contained in the Project Contracts as of the Closing Date; (g) deposits or pledges to secure statutory obligations or appeals, release of attachments, stays of execution or injunction, performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of business; (h) Liens in connection with worker's compensation, unemployment insurance or other social security or pension obligations; (i) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding if the same are the subject of a Good Faith Contest (excluding any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment); (j) mechanic's, workmen's, materialmen's, construction or other like Liens arising in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations that are not yet due or that are the subject of a Good Faith Contest; (k) Liens securing purchase money obligations that constitute Permitted Indebtedness; (l) Liens in favor of the Mill Owners on the Mill Owner Maintenance Reserve Account, including monies on deposit therein or otherwise credited thereto (in accordance with the Mill Owner Maintenance Reserve Account Agreement) not exceeding $2,000,000, to the extent arising under the Master Operating Agreement or the Mill Owner Maintenance Reserve Account Agreement; and
(m) Liens on cash collateral not exceeding $1,500,000 in favor of the issuer of the Refunding Letter of Credit.

         "Person" means any individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, institution, Governmental Authority or any other entity.

         "Place of Payment" means, when used with respect to the Senior Securities of any series, the office or agency maintained pursuant to, in the case of the Indenture, Section 9.14(a) thereof and, in the case of the Tax-Exempt Indenture, Section 9.13(a) thereof and, in either case, such other place or places, if any, where the principal of and premium, if any, and interest on the Senior Securities of such series are payable as specified in the Series Supplemental Indenture to the Indenture or the Tax-Exempt Indenture (as the case may be) establishing the Senior Securities of such series.

         "Predecessor Securities" means, with respect to any particular Senior Security, every previous Senior Security evidencing all or a portion of the same Debt as that evidenced by such particular Senior Security. For purposes of this definition, any Senior Security authenticated and delivered under, in the case of any Indenture Security, Section 2.9 of the Indenture and, in the case of any Tax-Exempt Indenture Security, Section 2.9 of the Tax-Exempt Indenture in lieu of a lost, destroyed or stolen Senior Security shall be deemed to evidence the same Debt as such lost, destroyed or stolen Senior Security.

         "Prepayment Date" has the meaning specified (a) in the case of the Indenture, in Section 6.2 thereof and (b) in the case of the Tax-Exempt Indenture, in Section 6.2 thereof.

         "Principal Payment Date" means in respect of (a) the Indenture Securities, any January 1 or July 1 on which principal payments are due to Holders thereof and (b) the Tax-Exempt Indenture Securities, any January 1 on which principal payments are due to Holders thereof.

         "Processing Services" has the meaning specified in the Master Operating Agreement.

         "Project Contracts" means, collectively, (a) the Energy Services Agreements, (b) the Master Operating Agreement, (c) the Lease, (d) the Supplementary Lease, (e) the O&M Agreement, (f) the Common Services Agreement,
(g) the Water Agreement, (h) the Boiler Ash Agreement, (i) the Environmental Indemnity Agreements, (j) the Transition Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of June 16, 1995 and the Second Amendment thereto dated as of July 13, 1995, between Scott and the Company (as assignee of Mobile Energy), (k) the Employee Transition Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1994, among Scott, the Company (as assignee of Mobile Energy) and Southern Electric, (l) the SCS Agreement, (m) the Easement Deeds, (n) the Asset Purchase Agreement dated as of December 12, 1994 between Scott, as seller, and the Company (as assignee of Mobile Energy), as buyer, (o) the Coal Supply Agreement, (p) any other Contract entered into by either of the Mobile Energy Parties for the provision of fuel to the Energy Complex, (q) the IDB Lease Agreement, (r) the Lease Assignment and Assumption Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy),
(s) the Construction, Financing and Installment Sale Agreement dated as of April 1, 1973 between the IDB and Scott, (t) the Lease and Assignment Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy), (u) the Facilities Lease and Agreement dated as of December 1, 1984 between the IDB and Scott, (v) the Sublease and Assignment Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy),
(w) the Construction, Financing and Installment Sale Agreement dated as of September 1, 1976 between the IDB and Scott, (x) the Lease and Assignment Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy), (y) the Recovery Boiler Facilities Lease and Agreement dated as of December 1, 1994 between the IDB and Scott, (z) the Lease Assignment and Assumption Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy), (aa) the Nondisturbance Agreement, (bb) the Recognition Agreements, (cc) the Mill Owner Maintenance Reserve Account Agreement and (dd) the Transfer Agreement.

         "Project Costs" means costs and expenses (other than financing costs and expenses) paid, incurred or to be incurred by the Company after the Closing Date to complete the capital improvements to the Energy Complex specified in the Master Operating Agreement in accordance with the Capital Budget and certain other planned expenditures relating to the Energy Complex.

         "Project Documents" means, collectively, the Project Contracts and the Financing Documents.

         "Project Participant" means each Person that is party to a Project Document.

         "Prudent Plant Operating Standards" has the meaning specified in the Master Operating Agreement.

         "Pulp Mill" means the pulp mill (including a process water plant and waste water treatment plant) located at the Mobile Facility, which as of the Closing Date is owned by Scott.

         "Pulp Mill Energy Services Agreement" means the Pulp Mill Energy Services Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1994, between the Pulp Mill Owner and the Company (as assignee of Mobile Energy).

         "Pulp Mill Owner" means Scott, in its capacity as owner of the Pulp Mill.

         "Pulp Mill Step-In Equipment" has the meaning specified in the Master Operating Agreement.

         "PURPA" means the Public Utility Regulatory Policies Act of
1978.

         "Qualified Engineer" means an independent engineer listed on Schedule 1 to the Intercreditor Agreement, as such Schedule may be amended from time to time in accordance with Section 11.3 of the Intercreditor Agreement.

         "Qualifying Facility" means a "Qualifying Cogeneration Facility" as specified in section 3(18)(B) of the Federal Power Act or a qualifying small power production facility within the meaning of section 201 of PURPA.

         "Rating Agencies" means, collectively, S&P, Fitch and Moody's, together with any other nationally recognized credit agency of similar standing if any such Person is not then currently rating the proposed subject of such rating.

         "Receivables" means all of the Company's rights to payment for goods sold or leased or services performed by the Company, including (a) rights evidenced by an account, note, contract, security, instrument, chattel paper or other evidence of indebtedness and (b) all "accounts" as defined in Section 9-106 of the Uniform Commercial Code as in effect in the State of New York on the Closing Date.

         "Recognition Agreements" means, collectively, (a) the Recognition, Cooperation and Consent Agreement relating to the Mixed-Use Bonds dated as of August 1, 1995 among the Company, the IDB, AmSouth Bank of Alabama, TRT and the Collateral Agent and (b) the Recognition, Cooperation and Consent Agreement relating to the Tax-Exempt Bonds dated as of August 1, 1995 among the Company, the IDB, the Tax-Exempt Indenture Trustee and the Collateral Agent.

         "Redemption Date" has the meaning specified (a) in the case of the Indenture, in Section 6.2 thereof and (b) in the case of the Tax-Exempt Indenture, in Section 6.2 thereof.

         "Redistributed Proceeds" means, with respect to any Excess Loss Proceeds, the excess, if any, of the Working Capital Facility's Percentage Share of such Excess Loss Proceeds over the Working Capital Facility Distribution Amount in respect of such Excess Loss Proceeds.

         "Refunding Debt" means Debt, the proceeds of which are used to refund outstanding Senior Debt.

         "Refunding Letter of Credit" means one or more letters of credit issued by a commercial bank in an aggregate amount not to exceed $1,500,000 to provide for the payment of accrued interest on the 1984 Bonds upon the redemption thereof.

         "Regular Record Date" means, for the Stated Maturity of any Senior Security of a series, or for the Stated Maturity of any installment of principal thereof or payment of interest thereon, the 15th day (whether or not a Business
Day) of the month prior to such Stated Maturity, or any other date specified for such purpose in the form of Senior Security of such series attached to the Series Supplemental Indenture to the Indenture or the Tax-Exempt Indenture (as the case may be) relating to the Senior Securities of such series.

         "Replacement Debt" means Senior Securities, the proceeds of which are used to refinance all or a portion of the outstanding Tax-Exempt Indenture Securities (whether by effecting a gross-up of, or by the issuance of Senior Securities to replace, affected Tax-Exempt Indenture Securities) upon the occurrence of a Determination of Taxability.

         "Replacement Facility" means a facility with materially different performance capabilities from the Energy Complex that can be built to provide services to some or all of the Mills following the occurrence of an Event of Loss or an Event of Eminent Domain.

         "Required Deposit" means, at the time of any Required Deposit Event with respect to any Reserve Account Security on deposit in any Reserve Account Security Account, an amount equal to the aggregate Available Amount under such Reserve Account Security at such time; provided, however, that if such Required Deposit Event results from the occurrence of a Debt Service Event, such amount shall be equal to the aggregate amount required to be transferred pursuant to, if such Reserve Account Security Account is (a) the Maintenance Plan Funding Subaccount, Section 3.5(c) of the Intercreditor Agreement, (b) the Distribution Account, Section

3.8(b) of the Intercreditor Agreement, (c) a Debt Service Reserve Account,
Section 4.5 of the Indenture and (d) a Tax-Exempt Debt Service Reserve Account,
Section 4.6 of the Tax-Exempt Indenture.

         "Required Deposit Event" means (a) in the case of any Reserve Account Letter of Credit on deposit in any Reserve Account Security Account, (i) the occurrence of any Debt Service Event with respect to such Reserve Account Letter of Credit, (ii) the date that is fifteen (15) days prior to the occurrence of any Termination Event with respect to such Reserve Account Letter of Credit, unless such Reserve Account Letter of Credit has been replaced with monies or other Reserve Account Security (other than, if such Reserve Account Security Account is a Tax-Exempt Debt Service Reserve Account, a Southern Guaranty) prior to such date, (iii) the occurrence of a Credit Standard Event or Default Event with respect to such Reserve Account Letter of Credit and the continuance thereof for a period of five (5) days, unless such Reserve Account Letter of Credit has been replaced with other Reserve Account Security (other than, if such Reserve Account Security Account is a Tax-Exempt Debt Service Reserve Account, a Southern Guaranty) prior to the expiration of such period or (iv) the date on which a Trigger Event Notice has been delivered and (b) in the case of any Southern Guaranty on deposit in any Reserve Account Security Account, (i) the occurrence of any Debt Service Event with respect to such Southern Guaranty,
(ii) the date that is fifteen (15) days prior to the occurrence of any Termination Event with respect to such Southern Guaranty, unless such Southern Guaranty has been replaced with monies or other Reserve Account Security prior to such date, (iii) the occurrence of a Credit Standard Event with respect to such Southern Guaranty and the continuance thereof for a period of fifteen (15) days, unless (A) the Collateral Agent or the Indenture Trustee (as the case may be) shall have been provided with an Officer's Certificate of Southern certifying as to the determination that the Southern Credit Standard has been satisfied after such occurrence and prior to the expiration of such period or
(B) such Southern Guaranty has been replaced with monies or other Reserve Account Security prior to the expiration of such period, (iv) the occurrence of a Default Event and the continuance thereof for a period of five (5) days, unless such Southern Guaranty has been replaced with other Reserve Account Security prior to the expiration of such period or (v) the date on which a Trigger Event Notice has been delivered.

         "Required Interest Deposit" means, in the case of any Monthly Transfer Date with respect to:

                  (a) the Indenture Securities Interest Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to the next succeeding Interest Payment Date, is equal to the amount of interest on the Indenture Securities becoming due on such Interest Payment Date (such amount to be reduced if and to the extent that a

         Redemption Date or Prepayment Date for any of the Indenture Securities is on or precedes such Interest Payment Date, in which case the amount of interest payable on the Indenture Securities to be so redeemed or prepaid shall be provided for pursuant to paragraph (c) below in lieu of this paragraph (a));

                  (b) the Tax-Exempt Indenture Securities Interest Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to the next succeeding Interest Payment Date (unless such next succeeding Interest Payment Date is January 1, 2020, in which case together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to December 1, 2019), is equal to the amount of interest on the Tax-Exempt Indenture Securities becoming due on such Interest Payment Date (such amount to be reduced if and to the extent that a Redemption Date or Prepayment Date for any of the Tax-Exempt Indenture Securities is on or precedes such Interest Payment Date, in which case the amount of interest payable on the Tax-Exempt Indenture Securities to be so redeemed or prepaid shall be provided for pursuant to paragraph (d) below in lieu of this paragraph
         (b));

                  (c) the Indenture Securities Redemption Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to each succeeding Redemption Date or Prepayment Date for the Indenture Securities, is equal to the amount of interest thereon becoming due on each such Redemption Date or Prepayment Date (as the case may be); and

                  (d) the Tax-Exempt Indenture Securities Redemption Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to each succeeding Redemption Date or Prepayment Date for the Tax- Exempt Indenture Securities, is equal to the amount of interest thereon becoming due on each such Redemption Date or Prepayment Date (as the case may be).

         "Required Modifications" means those modifications reasonably necessary for the Energy Complex to remain in compliance with all material Governmental Approvals and maintain, at a minimum, the Maximum Capacity (as defined in the Master Operating Agreement) levels as in effect on the Closing Date.

         "Required Modifications Subaccount" means the subaccount of the Completion Account so designated established and created under Section 2.2(c) of the Intercreditor Agreement.

         "Required Principal Deposit" means in the case of any Monthly Transfer Date with respect to:

                  (a) the Indenture Securities Principal Subaccount, an amount equal to one-sixth (1/6th) of the amount of principal of the Indenture Securities becoming due on each Principal Payment Date therefor occurring within the six (6) months immediately succeeding the month in which such Monthly Transfer Date occurs (unless such Principal Payment Date occurs within six (6) months after the Closing Date or any other date on which any Indenture Securities are originally issued, in which case an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to such Principal Payment Date, is equal to the amount of principal thereof becoming due on such Principal Payment
         Date) (such amount to be reduced if and to the extent that a Redemption Date or Prepayment Date for any of the Indenture Securities is on or precedes such Principal Payment Date, in which case the amount of principal payable with respect to the Indenture Securities to be so redeemed or prepaid shall be provided for pursuant to paragraph (c) below in lieu of this paragraph (a));

                  (b) the Tax-Exempt Indenture Securities Principal Subaccount, one-twelfth (1/12th) (unless such Monthly Transfer Date occurs on or after January 1, 2019, in which case one- eleventh (1/11th)) of the amount of principal of the Tax- Exempt Indenture Securities becoming due on each Principal Payment Date therefor occurring within the twelve
         (12) months immediately succeeding the month in which such Monthly Transfer Date occurs (unless such Principal Payment Date occurs within twelve (12) months after the Closing Date or any other date on which any Tax-Exempt Indenture Securities are originally issued, in which case an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to such Principal Payment Date, is equal to the amount of principal thereof becoming due on such Principal Payment
         Date)(such amount to be reduced if and to the extent that a Redemption Date or Prepayment Date for any of the Tax-Exempt Indenture Securities is on or precedes such Principal Payment Date, in which case the amount of principal payable with respect to the Tax-Exempt Indenture Securities to be so redeemed or prepaid shall be provided for pursuant to paragraph (d) below in lieu of this paragraph (b));

                  (c) the Indenture Securities Redemption Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to each succeeding Redemption Date or Prepayment Date for the Indenture Securities, is equal to the amount of principal thereof and premium, if any, thereon becoming due on each such Redemption Date or Prepayment Date (as the case may be); and

                  (d) the Tax-Exempt Indenture Securities Redemption Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to each succeeding Redemption Date or Prepayment Date for the Tax- Exempt Indenture Securities, is equal to the amount of principal thereof and premium, if any, thereon becoming due on each such Redemption Date or Prepayment Date (as the case may be).

         "Required Senior Creditors" means Senior Secured Parties holding or otherwise representing 331/3% of the Combined Exposure.

         "Reserve Account Letter of Credit" means a letter of credit issued by a commercial bank whose long-term unsecured Debt is rated at least "A" by S&P, "A" by Fitch and "A2" by Moody's.

         "Reserve Account Security" means either, or any combination of, (a) one or more Southern Guaranties or (b) one or more Reserve Account Letters of Credit.

         "Reserve Account Security Accounts" means, collectively, each Debt Service Reserve Account (if any), each Tax-Exempt Debt Service Reserve Account (if any), the Maintenance Plan Funding Subaccount and the Distribution Account.

         "Responsible Officer" means, when used with respect to the Collateral Agent, the Indenture Trustee and the Tax-Exempt Indenture Trustee, (a) any officer of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) within the Corporate Trust Office of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be), including any vice president, any assistant vice president, any assistant secretary or any assistant treasurer, (b) any other officer of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) performing functions similar to those performed by any of the officers designated in clause (a) above and (c) with respect to a particular corporate trust matter, any other officer of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) to whom such matter is referred because of such other officer's knowledge of and familiarity with the particular subject.

         "Restricted Payment Alternative Agreement Requirements" means, with respect to any Project Contract, another Contract entered into by the Company with one or more other Persons in substitution for or replacement of any such Project Contract that has been declared unenforceable or rejected or otherwise terminated, with respect to some or all of the Processing Services or other services formerly provided by or to the Company thereunder, provided that either
(a) the Company has delivered to the Collateral Agent a letter from any two of the Rating Agencies (then currently rating the Indenture Securities or the Tax-Exempt Indenture Securities) confirming that, after giving effect to such alternative Contract, the ratings of the Outstanding Indenture Securities or the Outstanding Tax-Exempt Indenture Securities (as the case may be) are Investment Grade or (b) the Company (i) has provided to the Collateral Agent the Revenue Sufficiency Certification and (ii) has delivered to the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that (A) the term of such alternative Contract extends through the earlier of (1) the final maturity of the Outstanding Indenture Securities or the Outstanding Tax-Exempt Indenture Securities (as the case may be) and (2) the term of such Project Contract, (B) such alternative Contract contains termination provisions no less favorable to the Company than those contained in such Project Contract, (C) such alternative Contract has been in full force and effect for at least thirty-six (36) months, (D) the average of the two annual Senior Debt Service Coverage Ratios for the four immediately preceding semi-annual payment periods was equal to at least 1.25 to 1.0 and, based on projections prepared by the Company on a reasonable basis, the average of the annual Senior Debt Service Coverage Ratios through the final maturity date of the Outstanding Indenture Securities or the Outstanding Tax-Exempt Indenture Securities (as the case may be) is projected to be at least 1.25 to 1.0 and (E) such alternative Contract is reasonably capable of being performed by the parties thereto.

         "Restricted Payments" means, collectively, (a) payments from the Subordinated Fee Account or any other payment in respect of Subordinated Fees,
(b) distributions (from the Distribution Account or otherwise), including a return of capital contributions and dividends, paid to, or at the direction or for the benefit of, any Affiliate of the Company, but excluding distributions of cash from any Account to the extent such cash has been replaced with Reserve Account Security in accordance with the terms of the Financing Documents, (c) the payment of principal of or premium, if any, or interest on any Affiliate Subordinated Debt, (d) the repurchase by the Company of any interest of any Member, or (e) the making of any loans or other advances from the Company to any Affiliate of the Company, but excluding advances of cash to the extent such cash
(i) has been replaced with Reserve Account Security in accordance with the terms of the Financing Documents or (ii) constitutes a payment required under the O&M Agreement or the SCS Agreement.

         "Revenue Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Revenue Sufficiency Certification" means an Officer's Certificate of the Company, together with an Independent Engineer Confirmation, to the effect that, based upon projections prepared by the Company in accordance with Section
1.15 of the Indenture or Section 1.12 of the IDB Lease Agreement, or of any comparable provision of the Working Capital Facility, the Project Contracts then in effect (including any alternative Contract entered into, or to be entered into, by the Company with one or more other Persons in substitution or replacement of any other Project Contract as contemplated by the Event of Default Alternative Agreement Requirements or the Restricted Payment Alternative Agreement Requirements) generate sufficient Revenues to enable the Company to pay its debts and other obligations (including Operation and Maintenance Costs) when they become due through the final maturity of the Outstanding Indenture Securities or the Tax-Exempt Indenture Securities (as the case may be).

         "Revenues" means (without duplication), for any period, the revenues received by the Company for use of the services and facilities of the Energy Complex including (a) amounts received by the Company under the Project Contracts, (b) interest and other income earned and credited on monies deposited in the Accounts (to the extent not retained in such Accounts), (c) the proceeds of the sale of any part of the Energy Complex, provided that such sale is not prohibited by the Financing Documents, (d) the proceeds of any business interruption insurance and other payments received for interruption of operations (excluding any proceeds of any liability or physical damage insurance) and (e) all other monies that have been deposited into the Revenue Account as required or permitted by the terms of the Financing Documents. Notwithstanding the foregoing, "Revenues" do not include (i) capital contributions to the Company, (ii) the proceeds of any Debt or Loss Proceeds,
(iii) amounts received by the Company in connection with the exercise of Company Step-In Rights (to the extent in excess of the Company's expenses incurred in connection therewith, including the cure or the attempted cure of the related Pulp Mill Triggering Event (as defined in the Master Operating Agreement)), (iv) monies transferred from the Completion Account to the Revenue Account pursuant to Section 3.9(c) of the Intercreditor Agreement, (v) monies transferred from any Debt Service Reserve Account to the Revenue Account pursuant to Section 4.5 of the Indenture, (vi) amounts received by the Company with respect to the 1994 Bonds and (vii) monies deposited into any Reserve Account Security Account in replacement (or satisfaction) of Reserve Account Security on deposit therein (including monies deposited into the Maintenance Plan Funding Subaccount pursuant to the last sentence of Section 3.5(a) of the Intercreditor Agreement).

         "S&P" means Standard & Poor's Ratings Group, a New York corporation.

         "Scott" means Scott Paper Company, a Pennsylvania corporation.

         "SCS" means Southern Company Services, Inc., an Alabama corporation.

         "SCS Agreement" means the Agreement dated July 14, 1995 between SCS and the Company.

         "S.D. Warren" means S.D. Warren Company, a Pennsylvania corporation.

         "SEC" means the Securities and Exchange Commission of the United States of America.

         "Secretary" means, in the case of a corporation (including Mobile Energy) or limited liability company (including the Company) the secretary or an assistant secretary of such corporation or limited liability company (as the case may be).

         "Secured Obligations" means, collectively, the Financing
Liabilities, the Trustee Claims, the Collateral Agent Claims and the IDB Claims.

         "Secured Party" means Bankers Trust (Delaware) or any other Person appointed as a substitute or replacement Secured Party under the Security Agreement.

         "Securities" has the meaning specified (a) in the case of the Indenture, in the first "WHEREAS" clause thereof and (b) in the case of the Tax-Exempt Indenture, in the last "WHEREAS" clause thereof.

         "Securities Act" means the Securities Act of 1933.

         "Security Agreement" means the Assignment and Security Agreement dated as of August 1, 1995 among the Company, the IDB and the Secured Party.

         "Security Documents" means, collectively, (a) the Mortgage, (b) the Security Agreement, (c) the Indenture (including any Series Supplemental Indenture), (d) the Intercreditor Agreement, (e) the Tax-Exempt Indenture (including any Series Supplemental Indenture), (f) the IDB Lease Agreement, (g) the Consents to Assignment and (h) each Financing Statement.

         "Security Interest" means the Liens created, or purported to be created, on Shared Collateral pursuant to any Security Document.

         "Security Register" has the meaning specified in Section 2.8 of the Indenture or Section 2.8 of the Tax-Exempt Indenture (as the case may be).

         "Security Registrar" means any Person acting as Security Registrar under the Indenture or the Tax-Exempt Indenture pursuant to Section 9.14 or
Section 9.13 (as the case may be) thereof.

         "Senior Creditor Certificate" means a certificate of a Senior Secured Party, signed by an Authorized Representative of such Senior Secured Party, (a) setting forth the principal amount of the Financing Liabilities due or owing to, or in favor of or for the benefit of, such Senior Secured Party as of the date of such certificate and the outstanding unutilized Financing Commitments of such Senior Secured Party as of the date of such certificate, (b) setting forth a contact person for such Senior Secured Party, including phone and facsimile numbers for such person, (c) directing the Collateral Agent to take a specified action and (d) stating specifically the action the Collateral Agent is directed to take and the Security Document and the provision thereof pursuant to which the Collateral Agent is being directed to act.

         "Senior Debt" means, collectively, the Outstanding Senior Securities and the outstanding Working Capital Facility Loans.

         "Senior Debt Service Coverage Ratio" means, for any period and without duplication, the ratio of (a) (i) the sum of (A) all Revenues for such period and (B) the amount of interest and other income earned and credited on monies deposited in the Accounts (to the extent retained in such Accounts) for such period minus (ii) the sum of (A) Operation and Maintenance Costs for such period (except for such costs paid with monies on deposit in the Maintenance Reserve Account and the Mill Owner Maintenance Reserve Account) and (B) the aggregate of the amounts deposited into the Maintenance Reserve Account for such period (but for purposes of calculating any projected Senior Debt Service Coverage Ratio, not less than the Maintenance Reserve Account Required Deposit for such period) and the Mill Owner Maintenance Reserve Account for such period to (b) the sum of
(i) all amounts payable by the Company during such period in respect of principal of and premium, if any, and interest on the Outstanding Indenture Securities, (ii) all amounts payable by the Company during such period in respect of rent under the IDB Lease Agreement, (iii) all amounts payable by the Company during such period in respect of payment obligations under the Working Capital Facility (other than repayment of principal), (iv) all amounts payable by the Company during such period as fees and other expenses (including any interest thereon) to any fiduciary acting in such capacity under the Security Documents and (v) the aggregate amount of overdue payments in respect of clauses
(b)(i) through (iv) above from previous periods, in each case determined on a cash basis in accordance with GAAP. Neither payments (including deemed payments) nor receipts (including deemed receipts) in respect of principal of or premium, if any, or interest on the 1994 Bonds shall be included for purposes of calculating the Senior Debt Service Coverage Ratio.

         "Senior Debt Service Requirement" means, for any period, the sum of (a) all amounts payable by the Company during such period in respect of principal of and premium, if any, and interest on the Outstanding Indenture Securities, (b) all amounts payable by the Company during such period in respect of rent under the IDB Lease Agreement, (c) all amounts payable by the Company during such period in respect of payment obligations under the Working Capital Facility (other than repayment of principal), (d) all amounts payable by the Company during such period as fees and other expenses (including any interest thereon) to any fiduciary acting in such capacity under the Security Documents and (e) the aggregate amount of overdue payments in respect of the foregoing from previous periods, in each case determined on a cash basis in accordance with GAAP.

         "Senior Debt Termination Date" means the date on which all Financing Liabilities, other than contingent liabilities and obligations that are unasserted at such date, have been paid and satisfied in full and all Financing Commitments have been terminated.

         "Senior Secured Parties" means, collectively, (a) the Indenture Trustee (on behalf of the Holders of the Indenture Securities from time to time and, solely in its capacity as trustee on behalf of such Holders, itself), (b) the Tax-Exempt Indenture Trustee (on behalf of the Holders of the Tax-Exempt Indenture Securities from time to time and, solely in its capacity as trustee on behalf of such Holders, itself) and (c) the Working Capital Facility Provider (on behalf of the Lenders from time to time and itself).

         "Senior Securities" means, collectively, the Indenture
Securities and the Tax-Exempt Indenture Securities.

         "Series Supplemental Indenture" means an indenture supplemental to the Indenture or the Tax-Exempt Indenture entered into by the Mobile Energy Parties or the IDB (as the case may be) and the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) for the purpose of establishing, in accordance with such indenture, the title, form and terms of the Senior Securities of any series.

         "Shared Collateral" means all Collateral other than (a) the Collateral referenced in clause (a) of the definition of Indenture Securities Collateral and (b) the Collateral referenced in clause (a) of the definition of Tax-Exempt Indenture Securities Collateral.

         "Sinking Fund" has the meaning specified in Section 7.2 of the Indenture or Section 7.2 of the Tax-Exempt Indenture (as the case may be).

         "Sinking Fund Redemption Dates" has the meaning specified in Section
7.2 of the Indenture or Section 7.2 of the Tax-Exempt Indenture (as the case may be).

         "Sinking Fund Requirements" has the meaning specified in Section 7.2 of the Indenture or Section 7.2 of the Tax-Exempt Indenture (as the case may be).

         "Site" means the real property on which the Energy Complex is situated, as more fully described in the Mortgage.

         "Southern" means The Southern Company, a Delaware corporation.

         "Southern Credit Standard" means, at any time, (a) Southern's outstanding senior long-term Debt is then rated at least, and not rated less than, "A" by either S&P or Moody's (unless such senior long-term Debt is not then rated by either S&P or Moody's, in which case each Designated Southern Subsidiary has outstanding senior long-term Debt that is then rated at least, and not rated less than, BBB by S&P or Baa2 by Moody's) and (b) the sum of (i) cash and cash equivalents (including marketable securities) of Southern and the Designated Southern Subsidiaries, (ii) amounts available from committed credit facilities of Southern and the Designated Southern Subsidiaries and (iii) amounts available from commercial paper authorized to be issued by Southern and rated not less than A-1/P-1 by S&P or Moody's (in each case as of the end of Southern's most recently completed fiscal quarter and provided that such cash and cash equivalents and other amounts are available, without restriction, for distribution to the Collateral Agent or the Indenture Trustee, upon fifteen (15) days' notice) is equal to at least the aggregate amount of Southern Guaranties then outstanding multiplied by four.

         "Southern Electric" means Southern Electric International, Inc., a Delaware corporation.

         "Southern Guaranty" means one or more unconditional, absolute and irrevocable guaranties from Southern to be delivered to (a) the Collateral Agent for deposit into the Maintenance Plan Funding Subaccount or the Distribution Account pursuant to and in accordance with Section 3.15(a) of, and in substantially the form attached as Exhibit C to, the Intercreditor Agreement or
(b) the Indenture Trustee for deposit into each Debt Service Reserve Account (if any) pursuant to and in accordance with Section 4.6(a) of, and in substantially the form attached as Exhibit A to, the Indenture, provided that, in the case of clause (a) and (b) above, the Southern Credit Standard is satisfied at the time of such delivery and deposit.

         "Southern Master Tax Sharing Agreement" means the Income Tax Allocation Agreement dated as of December 29, 1981 among Southern and its corporate subsidiaries.

         "Special Record Date" means, with respect to the payment of any defaulted principal or interest, a date fixed by the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) pursuant to, in the case of the Indenture Trustee, Section 2.10 of the Indenture and, in the case of the Tax-Exempt Indenture Trustee, Section 2.10 of the Tax-Exempt Indenture.

         "Stated Maturity" means, when used with respect to any Senior Security or any installment of principal thereof or payment of interest thereon, the date specified in such Senior Security as the fixed date on which such Senior Security or such installment of principal or payment of interest is due and payable.

         "Subordinated Debt" means, collectively, Affiliate
Subordinated Debt and Non-Affiliate Subordinated Debt.

         "Subordinated Debt Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Subordinated Debt Provider" means any Person providing
Subordinated Debt pursuant to a Subordinated Loan Agreement.

         "Subordinated Fee" means a fee in exchange for the provisions of goods or services to either of the Mobile Energy Parties, the payment of which is fully subordinated to the Secured Obligations as to payment and exercise of remedies and that is payable only to the extent it would otherwise be distributable if on deposit in the Distribution Account.

         "Subordinated Fee Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Subordinated Loan Agreement" means a binding agreement with a Subordinated Debt Provider providing unsecured debt financing for the benefit of the Energy Complex and on terms and conditions that shall satisfy the requirements of the Financing Documents.

         "Supplementary Lease" means the Supplementary Lease Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between Scott, as lessor, and the Company (as assignee of Mobile Energy), as lessee.

         "Tax-Exempt Bonds" means the Tax-Exempt Indenture Securities issued on the Closing Date under the Tax-Exempt Indenture.

         "Tax-Exempt Debt Service Reserve Account" means the Account so designated established and created under Section 4.4(a) of the Tax- Exempt Indenture and any Account so designated and created under any Series Supplemental Indenture to the Tax-Exempt Indenture for the benefit of Holders of the Tax-Exempt Indenture Securities established thereunder.

         "Tax-Exempt Debt Service Reserve Account Required Balance" means (a) in respect of the Tax-Exempt Debt Service Reserve Account established and created under Section 4.4(a) of the Tax-Exempt Indenture, the amount designated in
Section 4.4(b) thereof and (b) in respect of any other Tax-Exempt Debt Service Reserve Account, the amount so designated in the Series Supplemental Indenture to the Tax-Exempt Indenture establishing such Tax-Exempt Debt Service Reserve Account.

         "Tax-Exempt Indenture" means the Amended and Restated Trust Indenture dated as of August 1, 1995 between the IDB and the Tax- Exempt Indenture Trustee.

         "Tax-Exempt Indenture Accounts" means, with respect to the Tax-Exempt Indenture Securities of any series, the Tax-Exempt Indenture Securities Account and each Tax-Exempt Debt Service Reserve Account (if any) established for the benefit of Holders of the Tax-Exempt Indenture Securities of such series.

         "Tax-Exempt Indenture Distribution Amount" means, in respect of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain to be applied pursuant to Section 6.2(b) of the Intercreditor Agreement, an amount equal to the Tax-Exempt Indenture's Percentage Share of (a) such Excess Loss Proceeds and (b) the Redistributed Proceeds with respect to such Excess Loss Proceeds.

         "Tax-Exempt Indenture Securities" means all Outstanding Debt issued pursuant to the Tax-Exempt Indenture.

         "Tax-Exempt Indenture Securities Account" means the Account so designated established and created under Section 4.1 of the Tax- Exempt Indenture.

         "Tax-Exempt Indenture Securities Collateral" means, collectively, (a) all of the collateral mortgaged, pledged or assigned, or purported to be mortgaged, pledged or assigned, to the Tax-Exempt Indenture Trustee by the IDB pursuant to the granting and assigning clauses of the Tax-Exempt Indenture and
(b) the Shared Collateral.

         "Tax-Exempt Indenture Securities Interest Subaccount" means the subaccount of the Tax-Exempt Indenture Securities Account so designated established and created under Section 4.1 of the Tax- Exempt Indenture.

         "Tax-Exempt Indenture Securities Principal Subaccount" means the subaccount of the Tax-Exempt Indenture Securities Account so designated established and created under Section 4.1 of the Tax- Exempt Indenture.

         "Tax-Exempt Indenture Securities Redemption Subaccount" means the subaccount of the Tax-Exempt Indenture Securities Account so designated established and created under Section 4.1 of the Tax- Exempt Indenture.

         "Tax-Exempt Indenture Trustee" means First Union National Bank of Georgia, a national banking association organized and existing under the laws of the United States of America.

         "Tax-Exempt Project" means those portions of the Energy Complex financed with the proceeds of the 1983 Bonds, as described generally in Exhibit A to the IDB Lease Agreement.

         "Termination Event" means, with respect to any Reserve Account Security, such Reserve Account Security shall have terminated or expired (other than any termination thereof pursuant to the last sentence of Section 3.8(c) of the Intercreditor Agreement).

         "Third Party Engineer" means the independent engineering firm chosen from the list of engineers maintained as Schedule 1 to the Intercreditor Agreement and appointed Third Party Engineer pursuant to Section 11.2 of the Intercreditor Agreement.

         "Third Party Engineer Dispute Resolution" means the dispute resolution process involving a Third Party Engineer pursuant to Section 11.2 of the Intercreditor Agreement.

         "Tissue Mill" means the tissue mill located at the Mobile Facility, which as of the Closing Date is owned by Scott.

         "Tissue Mill Energy Services Agreement" means the Tissue Mill Energy Services Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Tissue Mill Owner and the Company (as assignee of Mobile Energy).

         "Tissue Mill Owner" means Scott, in its capacity as owner of the Tissue Mill.

         "Total Debt Service Coverage Ratio" means, for any period and without duplication, the ratio of (a) (i) the sum of (A) all Revenues for such period and (B) the amount of interest and other income earned and credited on monies deposited in the Accounts (to the extent retained in such Accounts) for such period minus (ii) the sum of (A) Operations and Maintenance Costs for such period (except for such costs paid with monies on deposit in the Maintenance Reserve Account or the Mill Owner Maintenance Reserve Account) and (B) the aggregate of the amounts deposited into the Maintenance Reserve Account for such period (but for purposes of calculating any projected Total Debt Service Coverage Ratio, not less than the Maintenance Reserve Account Required Deposit for such period) and the Mill Owner Maintenance Reserve Account for such period to (b) the sum of (i) all amounts payable by the Company during such period in respect of principal of and premium, if any, and interest on the Outstanding Indenture Securities, (ii) all amounts payable by the Company during such period in respect of rent under the IDB Lease Agreement, (iii) all amounts payable by the Company during such period in respect of payment obligations under the Working Capital Facility (other than repayments of principal), (iv) all amounts payable by the Company as fees and other expenses (including any interest thereon) to any fiduciary acting in such capacity under the Security Documents,
(v) all amounts payable by the Company during such period in respect of principal of and premium, if any, and interest on the outstanding Subordinated Debt, (vi) all amounts payable by the Company during such period as fees and other expenses (including any interest thereon) to any Subordinated Debt Provider and (vii) the aggregate amount of overdue payments in respect of clauses (b)(i) through (vi) above from previous periods, in each case determined on a cash basis in accordance with GAAP. Neither payments (including deemed payments) nor receipts (including deemed receipts) in respect of principal of or premium, if any, or interest on the 1994 Bonds shall be included for purposes of calculating the Total Debt Service Coverage Ratio.

         "Transfer Agreement" means the Omnibus Deed, Bill of Sale, General Assignment and Conveyance Agreement dated July 14, 1995 between Mobile Energy and the Company.

         "Trigger Event" means (a) an Event of Default under the Indenture and an acceleration of Indenture Securities thereunder, (b) an Event of Default under the Tax-Exempt Indenture and an acceleration of Tax-Exempt Indenture Securities thereunder, (c) an Event of Default under the Working Capital Facility and an acceleration of Working Capital Facility Loans thereunder or (d) a Bankruptcy Event in respect of either of the Mobile Energy Parties and the expiration of the shortest applicable grace period with respect thereto.

         "Trigger Event Period" means that a Trigger Event shall have occurred and be continuing, provided that, except in the case of any such Trigger Event that shall have resulted from a Bankruptcy Event in respect of either of the Mobile Energy Parties, the written request of the Required Senior Creditors specified in Section 5.1(a) of the Intercreditor Agreement shall have been delivered to the Collateral Agent and not been rescinded.

         "TRT" means Three Rivers Timber Company, a Washington corporation.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which the Indenture was executed, except as provided in Section 11.6 thereof; provided, however, that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

         "Trustee Claims" means all obligations of the Mobile Energy Parties, now or hereafter existing, to pay fees, costs, expenses or other amounts to (a) the Indenture Trustee under the Indenture or (b) the Tax-Exempt Indenture Trustee under the Tax-Exempt Indenture.

         "Uniform Commercial Code" means the Uniform Commercial Code of the jurisdiction the law of which governs the Contract in which such term is used.

         "U.S. Government Obligations" means non-callable direct obligations of or obligations as to which the payment of principal of and interest is unconditionally guaranteed by the United States of America.

         "Water Agreement" means the Water Procurement and Effluent Service Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, among the Company (as assignee of Mobile Energy), the Pulp Mill Owner, the Paper Mill Owner and the Tissue Mill Owner.

         "Wind-Up Event" means, at any time upon and after a Trigger Event, the application of monies on deposit in any of the Intercreditor Agreement Accounts, or of proceeds from any sale, disposition or other realization of any Shared Collateral (other than the Intercreditor Agreement Accounts), in either case to the payment of amounts owing in respect of any Senior Debt and as a result of the exercise of remedies by the Collateral Agent under Article V of the Intercreditor Agreement.

         "Working Capital Escalation Factor" means, with respect to any Fiscal Year, a factor (calculated in June of such Fiscal Year) equal to the amount obtained by (a) dividing (i) the GDPIPD most recently published during such Fiscal Year by (ii) the GDPIPD published during the prior Fiscal Year on the date that most closely corresponds to, and is on or prior to, the date of such GDPIPD most recently published (provided that if the amount obtained is less than or equal to 1.015, then such amount shall be deemed to equal 1.015), (b) then subtracting 0.015, and (c) then multiplying by the Working Capital Escalation Factor with respect to the immediately preceding Fiscal Year.

         "Working Capital Facility" means the Revolving Credit Agreement dated as of August 1, 1995 between the Company and the Working Capital Facility Provider or any other Contract between the Company and a Working Capital Facility Provider pursuant to which funds for the working capital requirements of the Company are provided.

         "Working Capital Facility Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Working Capital Facility Commitment" means the aggregate of the commitments of the Lenders under the Working Capital Facility.

         "Working Capital Facility Distribution Amount" means, in respect of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain to be applied pursuant to Section 6.2(b) of the Intercreditor Agreement and provided that the Working Capital Facility Commitment is subject to reduction in connection with such Event of Loss or Event of Eminent Domain pursuant to the terms of the Working Capital Facility, an amount equal to the excess, if any, of the Working Capital Facility's Percentage Share of such Excess Loss Proceeds over the unutilized Working Capital Facility Commitment in effect immediately prior to such reduction, unless the Company would not be able to borrow Working Capital Facility Loans (because the conditions set forth in Article III of the Working Capital Facility are not available or not satisfied), in which case the lesser of (a) the Working Capital Facility's Percentage Share of such Excess Loss Proceeds and (b) the outstanding Working Capital Loans at such time.

         "Working Capital Facility O&M Loan" means a Working Capital Facility Loan, to the extent the proceeds thereof are applied to Operation and Maintenance Costs other than (a) rebates to the United States government pursuant to Section 148 of the Code, (b) Maintenance Expenditures and (c) payments of IDB Claims.

         "Working Capital Facility Provider" means Banque Paribas, a French banking corporation, and each other Person providing funds to the Company pursuant to a Working Capital Facility.

         "Working Capital Facility Loan" means a Loan (as defined in the Working Capital Facility) advanced by the Working Capital Facility Provider pursuant to the Working Capital Facility.

                                   EXHIBIT "A"


Parcel A:

Lots 7 and 9 of Scott Paper Company Subdivision as shown on the plat thereof as recorded in Map Book 64, Page 39, in the records appearing in the Office of the Judge of Probate of Mobile County, Alabama.



                                   Exhibit A-1

                                   EXHIBIT "A"


                     Property Description of Leased Premises

ALL that certain plot, piece or parcel of land, situate, lying and being in the City of Mobile, County of Mobile, and State of Alabama, bounded and described as follows:

Parcel I

         Beginning at a point in Lot 11 of the Scott Paper Company Subdivision as recorded in Map Book 64, Page 39, in the Office of the Judge of Probate of Mobile County, Alabama, said point being 3570.10 feet North and 431.54 feet East of the Site of the Great Magnolia, and at Alabama State Plane Coordinate, (West Zone, NAD 1927), North 270056.327 and East 326422.733; Thence N-10-53'-56"-W for 356.22 ft.; Thence
         S-89-01'-08"-E for 105.36 ft.; Thence S-68-5 2'-49"-E for 194.97 ft.;
         Thence S-15-17'-38"-E for 241.11 ft.; Thence S-80-56'-54"-W for 287.04
         ft. to the Point of Beginning. Said Parcel (the "East Fuel Tank Parcel") lying and being in Lot 11 of the Scott Paper Company Subdivision and containing 1.968 acres, more or less.

                                LESS AND EXCEPT:

         Beginning at a point 38.85 feet South and 7.65 feet West of the North East corner of the Parcel described above, said point being at Alabama State Plane Coordinate, (West Zone, NAD 1927), North 270295.212 and East 326634.957; Thence S-42-00'-44"-W for 42.00 ft.; Thence
         N-47-59'-16"-W for 50.00 ft.; Thence N-42-00'-44"-E for 42.00 ft.;
         Thence S-47-59'-16"-E for 50 ft. to the Point of Beginning. Said Parcel (the "Excluded Parcel") lying entirely within the East Fuel Tank Parcel described above and containing 2100.00 square feet, more or less.

Parcel II

         Beginning at a point in Lot 11 of the Scott Paper Company Subdivision as recorded in Map Book 64, Page 39, in the office of the judge of Probate of Mobile County, Alabama: Said point being 2027.703 feet North and 2186.144 feet East of the Site of the Great Magnolia, and at Alabama State Plane Coordinate, West Zone, NAD 1927, North 268513.927, East 328177.335: Thence N-41(degree)-44'-09"-E for 195.20 feet; Thence
         S-26(degree)-32'-42"-E for 119.38 feet; Thence S-34(degree)-20'-56"-E for 102.00 feet; Thence S-41(degree)-44'-09"-W for 144.25 feet; Thence Northwesterly, around a curve to the left having a radius of 438.67 feet and a Delta angle of 27(degree)-48'-23", the Chord of which bears N-43(degree)-25'-40"-W for 210.66 feet, for an arc distance of 212.74 feet to the Point of Beginning. Said Parcel lying and being entirely within the boundaries of Lot 11 of the aforesaid

                                   Exhibit A-2

         Scott Paper Company Subdivision, and containing 0.759 acres, more or less.


                                   Exhibit A-3

                                   EXHIBIT "A"




Parcel C:

                         NO. 8 RECOVERY BOILER BUILDING

Beginning at the Northeast corner of Lot 9 of the Scott Paper Company Subdivision as recorded in Map Book 64, Page 39 in the Office of the Judge of Probate of Mobile County, Alabama, said point being at Alabama State Plane Coordinate, North 269059.626, East 327544.503: thence South 17 degrees 10 minutes 05 seconds East along the East line of said Lot 9 for 91.82 feet; thence South 79 degrees 05 minutes 11 seconds West, leaving the East line of said Lot 9, for 61.16 feet; thence South 10 degrees 55 minutes 44 seconds East for 27.93 feet; thence South 79 degrees 04 minutes 16 seconds West for 239.72 feet; thence North 10 degrees 55 minutes 44 seconds West for 145.10 feet to a point on the North line of aforesaid Lot 9; thence South 74 degrees 19 minutes 51 seconds East along the North line of said Lot 9 for 56.98 feet; thence North 79 degrees 10 minutes 01 seconds East along the North line of said Lot 9 for 70.09 feet; thence North 10 degrees 50 minutes 10 seconds West along the North line of said Lot 9 for 6.00 feet; thence North 46 degrees 30 minutes 09 seconds East along the North line of said Lot 9 for 6.90 feet; thence South 68 degrees 10 minutes 10 seconds East along the North line of said Lot 9 for 6.90 feet; thence South 10 degrees 50 minutes 10 seconds East along the North line of said Lot 9 for
6.00 feet; thence North 79 degrees 10 minutes 01 seconds East for 158.24 feet to the point of beginning. Said parcel lying and being in Lot 9 of the Scott Paper Company Subdivision and containing 34507.69 square feet, more or less.



                            WEST WATER TANK FARM AREA

Beginning at a point on the East right of way of Main Street as shown on the record plat of the Scott Paper Company Subdivision as recorded in Map Book 64, Page 39 in the Office of the Judge of Probate of Mobile County, Alabama, said point being 25.72 feet, South 10 degrees 52 minutes 25 seconds East of the intersection of the North right of way of West Energy Drive with the East right of way of Main Street, as shown on the recorded plat of said Scott Paper Company Subdivision and being at Alabama State Plane Coordinate, North 268901.518, East 327151.667; thence North 79 degrees 07 minutes 35 seconds East, leaving the East right of way of said Main Street, for 98.10 feet; thence South 10 degrees 52 minutes 00 seconds East for 195.30 feet to a point on the Southwest line of Lot 9 of aforesaid Scott Paper Company Subdivision; thence South 79 degrees 07 minutes 56 seconds West along the Southwest line of said Lot 9 for 45.85 feet; thence South 11 degrees 08 minutes 40 seconds East along the Southwest line of said Lot 9 for

                                   Exhibit A-4

1.70 feet; thence Northeasterly along the Southwest line of said Lot 9 and around a curve to the right having a radius of 16.29 feet and a central angle of 314 degrees 59 minutes 51 seconds for an arc distance of 89.55 feet; thence North 79 degrees 07 minutes 56 seconds East along the Southwest line of said Lot 9 for 34.74 feet; thence North 10 degrees 52 minutes 06 seconds West along said Southwest line for 38.77 feet; thence South 79 degrees 07 minutes 59 seconds West along the Southwest line of said Lot 9 for 12.76 feet; thence North 71 degrees 22 minutes 15 seconds West along the Southwest line of said Lot 9 for
85.22 feet to a point on the East right of way of aforesaid Main Street; thence North 10 degrees 52 minutes 25 seconds West along the East right of way of said Main Street for 103.79 feet to the point of beginning. Said parcel lying and being in Lot 9 of the Scott Paper Company Subdivision and containing 14492.34 square feet, more or less.



                                   Exhibit A-5

                                    EXHIBIT A

                           Description of Leased Land

         Those certain premises located in the County of Mobile, State of Alabama bounded and described as follows:


                               RECOVERY AREA NO. 7

Beginning at a Point at Alabama State Plane Coordinate N 268944.583, E327580.044, said point being 2458.36 ft. North and 1588.85 ft. East of the Site of the Great Magnolia; Thence S-17(degree)-10'-07"-E for 26.11 ft.; Thence S-26(degree)-37'-14"-E for 164.93 ft.; Thence S-29(degree)-44'-52"-E for 142.73
ft.; Thence S-44(degree)-22'-46"-E for 28.07 ft.; Thence S-25(degree)-30'-05"-W for 50.78 ft.; Thence S-79(degree)-06'-46"-W for 410.18 ft.; Thence N-10(degree)-49'-45"-W for 384.40 ft.; Thence N-79(degree)-10'-15"-E for 282.10
ft.; Thence N-10(degree)-49'-30"-W for 18.51 ft.; Thence N-79(degree)-10'-38"-E for 29.76 ft.; Thence S-10(degree)-49'-34"-E for 18.51 ft.; Thence N-79(degree)-10'-08"-E for 18.85 ft.
to the Point of Beginning.


                                 SLUDGE BUILDING


ALSO:
Beginning at a Point at Alabama State Plane Coordinate N 268777.532, E 327712.983, said point being 2291.31 ft. North and 1721.79 ft. East of the Site of the Great Magnolia; Thence N-30(degree)-36'-15"-W for 22.16 ft.; Thence N-59(degree)-23'-39"-E for 27.51 ft.; Thence S-30(degree)-36'-18"-E for 22.16
ft.; Thence S-59(degree)-23'-49"-W for 27.51 ft. to the Point of Beginning.


                                  SLUDGE TOWER

Beginning at a Point at Alabama State Plane Coordinate N 268984.742, E 327588.763, said point being 2498.52 ft. North and 1597.57 ft. East of the Site of the Great Magnolia; Thence N-78(degree)-58'-04"-E for 15.66 ft.; Thence N-11(degree)-01'-56"-W for 12.11 ft.; Thence N-78(degree)-58'-04"-E for 17.76
ft.; Thence S-11(degree)-01'-56"-E for 32.08 ft.; Thence S-78(degree)-58'-04"-W for 33.41 ft.; Thence N-11(degree)-01'-58"-W for 19.97 ft. to the Point of Beginning.


                                  BIOMASS TOWER

ALSO:
Beginning at a Point at Alabama State Plane Coordinate N 268989.042, E 327343.762, said point being 2502.82 ft. North and 1352.57 ft. East of the Site of the Great Magnolia; Thence S-78(degree)-55'-12"-W for 24.05 ft.; Thence N-11(degree)-04'-48"-W for 31.70

                                   Exhibit A-6
ft.; Thence N-78(degree)-55'-12"-E for 24.05 ft.; Thence S-11(degree)-04'-48"-E for 31.70 ft. to the Point of Beginning.


                                   COAL TOWER


ALSO:
Beginning at a Point at Alabama State Plane Coordinate N 268846.988, E 326816.353, said point being 2360.76 ft. North and 825.167 ft. East of the Site of the Great Magnolia; Thence S-75(degree)-10'-05"-W for 33.09 ft.; Thence N-14(degree)-49'-56"-W for 26.97 ft.; Thence N-75(degree)-10'-05"-E for 33.09
ft.; Thence S-14(degree)-49'-56"-E for 26.97 ft. to the Point of Beginning.


                             COAL UNLOADING BUILDING


ALSO:
Beginning at a Point at Alabama State Plane Coordinate N 268573.700, E 326422.793, said point being 2087.48 ft. North and 431.60 ft. East of the Site of the Great Magnolia; Thence N-32(degree)-45'-47"-W for 50.48 ft.; Thence N-57(degree)-14'-13"-E for 20.34 ft.; Thence S-32(degree)-45'-47"-E for 50.48
ft.; Thence S-57(degree)-14'-13"-W for 20.34 ft. to the Point of Beginning.


                                 AREA CONVEYORS


ALSO:
4 strips of land being 10 feet in width and lying 5 feet each side of the following described centerlines.

TO-WIT:
Beginning at a Point at Alabama State Plane Coordinate N 268792.160, E 327704.257, said point being 2305.94 ft. North and 1713.07 ft. East of the Site of the Great Magnolia; Thence S-63(degree)-24'-43"-W for 4.45 ft.; Thence N-26(degree)-36'-02"-W for 200.15 ft. to the Point of ending of the Centerline herein described.

Beginning at a Point at Alabama State Plane Coordinate N 268990.737, E 327615.688, said point being 2504.51 ft. North and 1624.50 ft. East of the Site of the Great Magnolia; Thence N-88(degree)-52'-24"-W for 273.56 ft. to the Point of Ending of the Centerline herein described.

Beginning at a Point at Alabama State Plane Coordinate N 268995.750, E 327317.964, said point being 2509.53 ft. North and 1326.77 ft. East of the Site of the Great Magnolia; Thence S-75(degree)-08'-47"-W for 522.98 ft. to the Point of Ending of the Centerline herein described.


                                   Exhibit A-7

Beginning at a Point at Alabama State Plane Coordinate N 268842.848, E 326783.217, said point being 2356.62 ft. North and 792.03 ft. East of the Site of the Great Magnolia; Thence S-57(degree)-47'-29"-W for 428.42 ft. to the Point of Ending of the Centerline herein described.

Being a portion of the premises conveyed by Augustine Meaher, Jr., et al., to Scott Paper Company by deed dated July 25, 1994 record in the office of the Judge of Probate of Mobile County Alabama in Real Property Book 4183, Page 1204.



                                   Exhibit A-8

                          CHIP STORAGE AND BIOMASS AREA

ALSO:
Beginning at a Point at Alabama State Plane Coordinate N 269052.227, E 327505.839, said point being 2566.00 ft. North and 1514.65 ft. East of the Site of the Great Magnolia; Thence S-79(degree)-10'-00"-W for 195.25 ft.; Thence S-11(degree)-04'-48"-E for 31.70 ft.; Thence S-74(degree)-56'-08"-W for 104.22
ft.; Thence S-60(degree)-54'-39"-W for 52.00 ft.; Thence S-79(degree)-03'-27"-W for 27.77 ft.; Thence N-28(degree)-25'-54"-W for 112.22 ft.; Thence N-61(degree)-34'-28"-E for 7.77 ft.; Thence N-28(degree)-25'-53"-W for 513.29
ft.; Thence S-61(degree)-17'-22"-W for 11.08 ft.; Thence N-28(degree)-42'-36"-W for 20.23 ft.; Thence N-60(degree)-59'-48"-E for 230.48 ft.; Thence N-47(degree)-00'-32"-E for 66.51 ft.; Thence S-30(degree)-11'-18"-E for 16.35
ft.; Thence N-60(degree)-36'-59"-E for 26.14 ft.; Thence S-29(degree)-04'-06"-E for 266.19 ft.; Thence N-60(degree)-55'-58"-E for 31.18 ft.; Thence S-29(degree)-04'-14"-E for 90.07 ft.; Thence S-60(degree)-55'-56"-W for 31.19
ft.; Thence S-29(degree)-04'-06"-E for 235.44 ft.; Thence N-61(degree)-12'-24"-E for 50.07 ft.; Thence S-28(degree)-47'-34"-E for 118.07 ft. to the Point of Beginning.




                                   Exhibit A-9

                                                                 Exhibit A-2

                                 IDB PROPERTIES
               THE FOLLOWING ESTATES OR INTEREST IN REAL PROPERTY:

1. The leasehold estate granted pursuant to that certain Utilities Land Sublease by and between Scott Paper Company and the Industrial Development Board of the City of Mobile, dated December 1, 1983, and recorded in Real Property Book 2557, Page 176, Office of the Judge of Probate, Mobile County, Alabama Records, amended December 1, 1983, and subsequently amended by amendment No. 2 to Utilities Land Sublease, dated November 8, 1994, and recorded in Real Property Book 4221, Page 41, aforesaid records, subject to the rights granted to the Scott Paper Company and its successors and assigns pursuant to the certain Lease and Agreement by and between the Industrial Development Board of the City of Mobile and Scott Paper Company dated December 1, 1984 and recorded in Real Property Book 2702, page 434, aforesaid records and amended by Amendment No. 1, dated November 8, 1984 and recorded in Real Property Book 4221, Page 31 aforesaid records.

2. Assets owned by the Industrial Development Board of the City of Mobile, described in and subject to that certain Lease and Agreement by and between the Industrial Development Board of the City of Mobile and Scott Paper Company, dated December 1, 1984, and recorded in Real Property Book 2702, Page 434 and amended by Amendment No. 1, dated November 8, 1984, and recorded in Real Property Book 4221, page 31 aforesaid records.

3. Assets owned by the Industrial Development Board of the City of Mobile, subject to and described in Paragraph 2 of Exhibit A of that certain Facilities Lease and Agreement by and between the Industrial Development Board of the City of Mobile and Scott Paper Company dated December 1, 1984, and recorded in Real Property Book 2753, Page 124, as amended by First Supplemental Facilities Lease Agreement dated June 1, 1985 and recorded in Real Property Book 2770, Page 290, and further amended by Second Supplemental Facilities Lease and Agreement, dated November 8, 1994, and recorded in Real Property Book 4221, Page 17, aforesaid records.

4. Assets owned by the Industrial Development Board of the City of Mobile, subject to that certain Construction, Financing and Installment Sale Agreement by and between the Industrial Development Board of the City of Mobile and Scott Paper Company, dated November 1, 1976 and recorded in Real Property Book 1644, Page 153, aforesaid records, and amended by Supplemental Amendment dated June 1, 1977 and recorded in Real Property Book 1719, Page 38, aforesaid records.

5. Assets owned by the Industrial Development Board of the City of Mobile, subject to that certain Construction, Financing and

         Installment Sale Agreement by and between the Industrial Development Board of the City of Mobile and Scott Paper Company, dated April 1, 1973, as amended by First Supplemental Construction, Financing and Installment Sale Agreement, dated as of September 1, 1976, recorded in Real Property Book 1625, Page 496, aforesaid records, and a Second Supplemental Financing and Installment Sale Agreement, dated as of October 1, 1980, recorded in Real Property Book 2159, Page 199, aforesaid records.

6. Assets owned by the Industrial Development Board of the City of Mobile, described in and subject to that certain Recovery Boiler Facilities Lease and Agreement by and between the Industrial Development Board of the City of Mobile and Scott Paper Company, dated December 1, 1994, and recorded in Real Property Book 4221, Page 968, aforesaid records.

7. The leasehold interest pursuant to that certain Land Lease by and between Scott Paper Company and the Industrial Development Board of the City of Mobile, dated December 1, 1994, and recorded in Real Property Book 4221, Page 955, aforesaid records, subject to the rights of Scott Paper Company and its successors and assigns under that certain Recovery Boiler Facilities Lease and Agreement by and between the Industrial Development Board of the City of Mobile and Scott Paper Company dated December 1, 1994, and recorded in Real Property Book 4221, page 968, aforesaid records.

8. The leasehold interest pursuant to that certain Woodyard Land Sublease No. 2, dated December 1, 1984, and recorded in Real Property Book 2753, Page 157, aforesaid records, subject to the rights of Scott Paper Company and its successors and assigns under that certain Facilities Lease and Agreement by and between the Industrial Development Board of the City of Mobile and Scott Paper Company dated December 1, 1984, and recorded in Real Property Book 2753, Page 124, as amended by First Supplemental Facilities Lease Agreement dated June 1, 1985 and recorded in Real Property Book 2770, Page 290, and further amended by Second Supplemental Facilities Lease and Agreement, dated November 8, 1994, and recorded in Real Property Book 4221, page 17, aforesaid records.

         PROVIDED, HOWEVER, this Mortgage and the conveyance herein of the rights of the IDB are expressly made subject to all matters affecting the same of record in the Office of the Judge of Probate, Mobile County, Alabama, including, without limitations the following (a) all rights of the various leases, subleases and assignments owned by the Company and described in this Mortgage, and (b) the following Trust
         Indentures:

                           (i)  TRUST INDENTURE dated April 1, 1973
                  between
                  THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY

                  OF MOBILE, ALABAMA and THE FIRST NATIONAL BANK
                  OF MOBILE, as Trustee.

                           (ii) TRUST INDENTURE dated November 1, 1976 between
                  THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MOBILE, ALABAMA and THE FIRST NATIONAL BANK OF MOBILE, as Trustee, recorded in Book 1644, page 0194 in the office of the Probate Judge of Mobile County, Alabama.

                           (iii) TRUST INDENTURE dated December 1, 1983 between
                  THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MOBILE, ALABAMA and BANKAMERICA TRUST COMPANY OF NEW YORK, as Trustee, recorded in Book 2557, page 079, aforesaid Records.

                         (iv) TRUST INDENTURE dated December 1, 1984 between THE
                  INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MOBILE, ALABAMA and CHEMICAL BANK, as Trustee, recorded in Book 2702, page 469, aforesaid Records.

                           (v) TRUST INDENTURE dated December 1, 1984 between
                  THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MOBILE, ALABAMA and THE FIRST NATIONAL BANK OF MOBILE, as Trustee, recorded in Book 2753, page 172, aforesaid Records.

                           (vi) TRUST INDENTURE dated June 1, 1985 between THE
                  INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MOBILE , ALABAMA and THE FIRST NATIONAL BANK OF MOBILE, as Trustee, recorded in Book 2770, page 297, aforesaid Records.

                           (vii) TRUST INDENTURE dated December 1, 1994 between
                  THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MOBILE, ALABAMA and AMSOUTH BANK OF ALABAMA, as Trustee, recorded in Book 4221, page 1002, aforesaid Records.

                                                                     Exhibit B

                                CONVEYANCE LEASES



ALL OF THE FOLLOWING DOCUMENTS HAVE BEEN CONVEYED BY MOBILE ENERGY SERVICES HOLDINGS, INC. (FORMERLY KNOWN AS MOBILE ENERGY SERVICES COMPANY, INC.) TO MOBILE ENERGY SERVICES COMPANY, L.L.C. BY VIRTUE OF THAT CERTAIN OMNIBUS DEED, BILL OF SALE, GENERAL ASSIGNMENT AND CONVEYANCE AGREEMENT DATED AS OF JULY 14, 1995:

(a) That certain Construction, Financing and Installment Sale Agreement between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MOBILE, ALABAMA and SCOTT PAPER COMPANY, dated as of April 1, 1973, as amended by a First Supplemental Construction, Financing and Installment Sale Agreement, dated as of September 1, 1976, recorded in the Office of the Judge of Probate, Mobile County, Alabama in Real Property Book 1625, Page 496, and a Second Supplemental Financing and Installment Sale Agreement, dated as of October 1, 1980, recorded in the Office of the Judge of Probate, Mobile County, Alabama in Real Property Book 2159, Page 199, as partially assigned to MOBILE ENERGY SERVICES COMPANY, INC. by that certain Lease and Assignment Agreement, dated as of December 12, 1994.

(b) That certain Construction, Financing and Installment Sale Agreement between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MOBILE, ALABAMA and SCOTT PAPER COMPANY, dated as of September 1, 1976, recorded in the Office of the Judge of Probate, Mobile County, Alabama in Real Property Book 1625 at Page 541, as partially assigned to MOBILE ENERGY SERVICES COMPANY, INC. by that certain Lease and Assignment Agreement, dated as of December 12, 1994.

(c) That certain Facilities Lease and Agreement between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MOBILE, ALABAMA and SCOTT PAPER COMPANY, dated as of December 1, 1984, as amended by that certain First Supplemental Facilities Lease and Agreement, dated as of June 1, 1985, recorded in the Office of the Judge of Probate, Mobile County, Alabama in Real Property Book 2770, Page 2770, at Page 240, and that certain Second Supplemental Facilities Lease and Agreement, dated as of November 8, 1994, as assigned by that certain Sublease and Assignment Agreement, dated as of December 12, 1994.

(d) That certain Lease and Agreement between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MOBILE, ALABAMA and SCOTT PAPER COMPANY, dated as of December 1, 1984, recorded in the Office of the Judge of Probate, Mobile County, Alabama in Real Property Book 2702 at Page 436, as amended by that certain Amendment No. 1 to Lease and Agreement, dated as of November 8, 1994, recorded in Real Property Book 2702, Page 31, aforesaid records, and by Amendment No. 2 to Lease and

         Agreement, dated as of December 9, 1994, recorded in Real Property Book 4221, Page 41, aforesaid records, as assigned by that certain Lease Assignment and Assumption Agreement between SCOTT PAPER COMPANY and MOBILE ENERGY SERVICES COMPANY, INC., dated as of December 12, 1994 (concurrently herewith, this lease is being amended and restated in connection with the refunding of the IDB's Variable Rate Demand Solid Waste Revenue Refunding Bonds (Scott Paper Company Project) Series 1984 A, B, C, D & E).

(e) That certain Recovery Boiler Facilities Lease and Agreement between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MOBILE, ALABAMA and SCOTT PAPER COMPANY, dated as of December 1, 1994, recorded in the Office of the Judge of Probate, Mobile County, Alabama in Real Property Book 4221 at Page 968 (which was entered into as a part of a transaction to issue Industrial Development Revenue Bonds pursuant to an Inducement Resolution dated December 19, 1991), as assigned to MOBILE ENERGY SERVICES COMPANY, INC. by that certain Lease Assignment and Assumption Agreement, dated as of December 12, 1994.

(f) That certain Lease Agreement between SCOTT PAPER COMPANY and MOBILE ENERGY SERVICES COMPANY, INC., dated as of December 12, 1994, a Memorandum of Lease of which has been recorded in the Office of the Judge of Probate, Mobile County, Alabama in Real Property Book 4222 at Page 1240.

(g) That certain Supplementary Lease Agreement between SCOTT PAPER COMPANY and MOBILE ENERGY SERVICES COMPANY, INC., dated as of December 12, 1994, a Memorandum of Lease of which has been recorded in the Office of the Judge of Probate, Mobile County, Alabama in Real Property Book 4222 at Page 1248, as amended by that certain letter agreement, dated as of December 15, 1994.

                                                                     Exhibit C


                                EASEMENT PREMISES


         Scott Paper Company Subdivision (the "Subdivision") as depicted on that certain recorded plat of such subdivision recorded in Map Book 64, page 39, Office of the Judge of Probate of Mobile County, Alabama.

         LESS AND EXCEPT Lots 7 and 9 of the Subdivision and those portions of Lot 11 of the subdivision leased from Scott Paper Company to Mobile Energy Services Holdings, Inc. (formerly known as "Mobile Energy Services Company, Inc.") pursuant to that certain Supplementary Lease Agreement, dated as of December 12, 1994, a memorandum of which has been recorded in Real Property Book 4222, Page 1248, Office of the Judge of Probate, Mobile County, Alabama, as assigned to Mobile Energy Services Company, L.L.C. pursuant to that certain Omnibus Deed, Bill of Sale, General Assignment and Conveyance, dated as of July 14, 1994.

         Together With:

         Any and all rights of the Company to any land described in the following easements:

         a) That certain Crossing Easement from Alabama State Docks Department to Scott Paper Company, dated October 20, 1994 and recorded in Real Property Book 4215, Page 232; and

         b) that certain Grade Crossing Easement from Alabama State Docks Department to Scott Paper Company, dated October 20, 1994 and recorded in Real Property Book 4215, Page 237; and

         c) that certain Agreement Easement and Rights of Ways granted Hollingsworth & Whitney Company by the State Docks Commission, dated April 14, 1938 and recorded in Deed Book 279, Page 109; all of the Office of the Judge of Probate of Mobile County, Alabama.

                                                                    Exhibit D

                                    EASEMENTS




1. That certain Easement Deed between S.D. WARREN COMPANY and MOBILE ENERGY SERVICES COMPANY, INC., dated as of December 12, 1994, recorded in the Office of the Judge of Probate, Mobile County, Alabama in Real Property Book 4222 at Page 1525, as now or hereafter amended, as assigned to Mortgagee by that certain Omnibus Deed, Bill of Sale, General Assignment and Conveyance, dated as of July 14, 1995, and to be recorded in the Office of the Judge of Probate, Mobile County, Alabama.

2. That certain Easement Deed between SCOTT PAPER COMPANY and MOBILE ENERGY SERVICES COMPANY, INC., dated as of December 12, 1994, recorded in the Office of the Judge of Probate, Mobile County, Alabama in Real Property Book 4222 at Page 1334, as now or hereafter amended, as assigned to Mortgagee by that certain Omnibus Deed, Bill of Sale, General Assignment and Conveyance, dated as of July 14, 1995, and to be recorded in the Office of the Judge of Probate, Mobile County, Alabama.

3. That certain Easement Deed between SCOTT PAPER COMPANY and MOBILE ENERGY SERVICES COMPANY, INC., dated as of December 12, 1994, recorded in the Office of the Judge of Probate, Mobile County, Alabama in Real Property Book 4222 at Page 1616, as now or hereafter amended, as assigned to Mortgagee by that certain Omnibus Deed, Bill of Sale, General Assignment and Conveyance, dated as of July 14, 1995, and to be recorded in the Office of the Judge of Probate, Mobile County, Alabama.

4. That certain Easement Deed between SCOTT PAPER COMPANY and MOBILE ENERGY SERVICES COMPANY, L.L.C. dated August __, 1995, to be recorded in the Office of the Judge of Probate, Mobile County, Alabama records.

5. That certain Crossing Easement from Alabama State Docks Department to Scott Paper Company, dated October 20, 1994 and recorded in Real Property Book 4215, Page 232, Office of the Judge of Probate, Mobile County, Alabama.

6. That certain Grade Crossing Easement from Alabama State Docks Department to Scott Paper Company, dated October 20, 1994 and recorded in Real Property Book 4215, Page 237, Office of the Judge of Probate, Mobile County, Alabama.

7. That certain Agreement Easement and Rights of Ways granted Hollingsworth & Whitney Company by the State Docks Commission, dated April 14, 1938 and recorded in Deed Book 279, Page 109, Office of the Judge of Probate, Mobile County, Alabama.

                                   Page 1 of 1